UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

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Rockwell Automation, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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December 16, 2011

Dear Shareowner:

You are cordially invited to attend our 2012 Annual Meeting of Shareowners.

We will hold the annual meeting in Bradley Hall at the Rockwell Automation Global Headquarters, 1201 South Second Street, Milwaukee, Wisconsin, USA on Tuesday, February 7, 2012, at 5:30 p.m. (Central Standard Time). At the meeting I will report on the Corporation’s activities and performance during the past fiscal year, and we will discuss and act on the matters described in the accompanying Proxy Statement. You will then have an opportunity to comment on or inquire about the Corporation’s affairs.

At this year’s meeting, you will have an opportunity to vote on whether to:

•	elect three directors named in the Proxy Statement;

•	approve the selection of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2012;

•	approve the Rockwell Automation, Inc. 2012 Long-Term Incentives Plan; and

•	approve on an advisory basis the compensation of our named executive officers.

Your vote is important to us. Whether or not you plan to attend the meeting, please return your proxy card or vote via the Internet or by telephone so that your shares will be voted and represented at the meeting.

If you plan to attend the meeting, please request an admittance card in one of the ways described on the last page of the Proxy Statement.

We sincerely hope that as many shareowners as can conveniently attend will do so.

We have enclosed the Proxy Statement for our 2012 Annual Meeting of Shareowners and our 2011 Annual Report. We hope you find them interesting and useful in understanding your company.

Sincerely yours,

Keith D. Nosbusch

Chairman and Chief Executive Officer

Rockwell Automation, Inc.

1201 South Second Street, Milwaukee, Wisconsin 53204, USA

Notice of 2012 Annual Meeting of Shareowners

To the Shareowners of

ROCKWELL AUTOMATION, INC.:

The 2012 Annual Meeting of Shareowners of Rockwell Automation, Inc. will be held in Bradley Hall at the Rockwell Automation Global Headquarters, 1201 South Second Street, Milwaukee, Wisconsin, USA on Tuesday, February 7, 2012, at 5:30 p.m. (Central Standard Time) for the following purposes:

(a)	to vote on whether to elect as directors the three nominees named in the accompanying proxy statement;

(b)	to vote on a proposal to approve the selection by the Audit Committee of our Board of Directors of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2012;

(c)	to vote on a proposal to approve the Rockwell Automation, Inc. 2012 Long-Term Incentives Plan;

(d)	to vote on a proposal to approve on an advisory basis the compensation of our named executive officers; and

(e)	to transact such other business as may properly come before the meeting.

Only shareowners of record at the close of business on December 12, 2011 will be entitled to notice of, and to vote at, the meeting.

By order of the Board of Directors.

Douglas M. Hagerman

Secretary

December 16, 2011

Note: The Board of Directors solicits votes by the execution and prompt return of the accompanying proxy in the enclosed return envelope or by use of the

Corporation’s telephone or Internet voting procedures.

Rockwell Automation, Inc.

Proxy Statement for 2012 Annual Meeting

Rockwell Automation, Inc.

Proxy Statement

2012 ANNUAL MEETING

The 2012 Annual Meeting of Shareowners of Rockwell Automation, Inc. will be held at 5:30 p.m. (Central Standard Time) on February 7, 2012, for the purposes set forth in the accompanying Notice of 2012 Annual Meeting of Shareowners. This proxy statement and the accompanying proxy are furnished in connection with the solicitation by our Board of Directors of proxies to be used at the meeting and at any adjournment of the meeting. We will refer to your company in this proxy statement as “we,” “us,” “our,” the “Corporation,” the “Company” or “Rockwell Automation.”

GENERAL INFORMATION ABOUT

THIS PROXY STATEMENT AND

THE ANNUAL MEETING

Distribution and Electronic Availability of Proxy Materials

Again this year we are taking advantage of Securities and Exchange Commission (SEC) rules that allow companies to furnish proxy materials to shareowners via the Internet. If you received a Notice of Internet Availability of Proxy Materials (Notice) by mail, you will not receive a printed copy of the proxy materials, unless you specifically request one. The Notice instructs you on how to access and review this proxy statement and our 2011 Annual Report as well as how to vote by Internet. If you received the Notice and would still like to receive a printed copy of our proxy materials, you should follow the instructions for requesting these materials included in the Notice.

We will mail the Notice to certain shareowners by December 29, 2011. We will continue to mail a printed copy of this proxy statement and form of proxy to certain shareowners and we expect that mailing to begin on December 22, 2011.

Shareowners Sharing the Same Address

SEC rules permit us to deliver only one copy of our annual report and this proxy statement or the Notice to multiple shareowners who share the same address and have the same last name, unless we received contrary instructions from a shareowner. This delivery method, called “householding,” reduces our printing and mailing costs. Shareowners who participate in householding will continue to receive separate proxy cards.

We will deliver promptly upon written or oral request a separate copy of our annual report and proxy statement or Notice to any shareowner who received these materials at a shared address. To receive a separate copy, please write or call Rockwell Automation Shareowner Relations, 1201 South Second Street, Milwaukee, Wisconsin 53204, USA, telephone: +1-414-382-8410.

If you are a holder of record and would like to revoke your householding consent and receive a separate copy of our annual report and proxy statement or Notice in the future, please contact Broadridge Financial Solutions, Inc. (Broadridge), either by calling +1-800-542-1061 (toll free in the United States and Canada only) or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717, USA. You will be removed from the householding program within 30 days.

Any shareowners of record who share the same address and wish to receive only one copy of future Notices, proxy statements and annual reports for your household should contact Rockwell Automation Shareowner Relations at the address or telephone number listed above.

If you hold your shares in street name with a broker or other nominee, please contact them for information about householding.

Location and Date of Annual Meeting

We are holding the Annual Meeting at our Global Headquarters, 1201 South Second Street, Milwaukee, Wisconsin, USA on Tuesday, February 7, 2012 at 5:30 p.m. (Central Standard Time). You will find directions and instructions for parking and entering the building on your admittance card.

What am I voting on?

You will be voting on whether to:

•	elect as directors the three nominees named in this proxy statement;

•	approve the selection by the Audit Committee of Deloitte & Touche LLP (D&T) as our independent registered public accounting firm for fiscal year 2012 (the D&T appointment);

•	approve our 2012 Long-Term Incentives Plan; and

•	approve on an advisory basis the compensation of our named executive officers.

Who is entitled to vote at the Annual Meeting?

Only holders of record of our common stock at the close of business on December 12, 2011, the record date for the meeting, may vote at the Annual Meeting. Each shareowner of record is entitled to one vote for each share of our common stock held on the record date. On December 12, 2011, 142,362,616 shares of our common stock were outstanding.

Who may attend the Annual Meeting?

Shareowners as of the record date, or individuals holding their duly appointed proxies, may attend the Annual Meeting. Please note that if you hold your shares in street name through a broker or other nominee, you will need to provide a copy of a brokerage statement reflecting your stock ownership as of the record date to be admitted to the Annual Meeting.

How do I vote my shares?

We encourage shareowners to vote their shares in advance of the Annual Meeting even if they plan to attend. Shareowners may vote in person at the Annual Meeting. If you are a record holder and wish to vote in person at the meeting, you may vote by obtaining a ballot at the meeting. If you hold your shares in street name and wish to vote in person at the meeting, you should contact your broker or other nominee to obtain a broker’s proxy card and bring it, together with proper identification and your brokerage statement reflecting your stock ownership as of the record date, with you to the meeting.

In addition you may vote by proxy:

•	if you received a Notice, by submitting the proxy over the Internet by following the instructions on the Notice; and

•	if you received a paper copy of the proxy materials:

–

for shareowners of record and participants in our savings plans and BNY Mellon Shareowner Services Program (dividend reinvestment and stock purchase plan), by completing, signing and returning the enclosed proxy card or direction card, or via the Internet or by telephone; or

–

for shares held in street name, by using the method directed by your broker or other nominee. You may vote over the Internet or by telephone if your broker or nominee makes those methods available, in which case they will provide instructions with your proxy materials.

How will my proxy be voted?

If you properly complete, sign and return a proxy or use our telephone or Internet voting procedures to authorize the named proxies to vote your shares, your shares will be voted as specified. If your proxy card is signed but does not contain specific instructions, your shares will be voted as recommended by our Board of Directors, subject to applicable New York Stock Exchange (NYSE) regulations.

For shareowners participating in our savings plans or in the BNY Mellon Shareowner Services Program (dividend reinvestment and stock purchase plan), the trustee or administering bank will vote the shares that it holds for a participant’s account only in accordance with instructions given in a signed, completed and returned proxy card or direction card, or in accordance with instructions given pursuant to our Internet or telephone voting procedures. If they do not receive instructions, the shares will not be voted. To allow sufficient time for voting by the trustees of the savings plans, your voting instructions for shares held in the plans must be received by February 2, 2012.

May I revoke or change my proxy?

For shareowners of record, you may revoke or change your proxy at any time before it is voted by:

•	delivering a written notice of revocation to the Secretary of the Corporation;

•	submitting a properly signed proxy card with a later date;

•	casting a later vote using the telephone or Internet voting procedures; or

•	voting in person at the Annual Meeting (except for shares held in the savings plans).

If you hold your shares in street name, you must contact your broker or other nominee to revoke or change your proxy. Your proxy is not revoked simply because you attend the Annual Meeting.

Will my vote be confidential?

It is our policy to keep confidential all proxy cards, ballots and voting tabulations that identify individual shareowners, except (i) as may be necessary to meet any applicable legal requirements, (ii) in the case of any contested proxy solicitation, as may be necessary to permit proper parties to verify the propriety of proxies presented by any person and the results of the voting, and (iii) if a shareowner writes comments on the proxy card directed to our Board of Directors or management. Representatives of Broadridge will tabulate votes and act as the independent inspector of election at this year’s meeting. The independent inspector of election and any employees involved in processing proxy cards or ballots and tabulating the vote are required to comply with this policy of confidentiality.

What is required for there to be a quorum at the Annual Meeting?

Holders of at least a majority of the shares of our common stock issued and outstanding on the record date for the Annual Meeting must be present, in person or by proxy, for there to be a quorum in order to conduct business at the meeting.

How many votes are needed to approve each of the proposals?

Election of Directors.  Directors are elected by a plurality of votes cast. This means that the three nominees for election as directors who receive the greatest number of votes cast by the holders of our common stock entitled to vote at the meeting will become directors. The election of directors, however, is subject to our majority vote policy.

Our Guidelines on Corporate Governance set forth our policy if a director is elected by a plurality of votes cast but receives a greater number of votes “withheld” from his or her election than votes “for” such election. In an uncontested election, any nominee for director who receives more votes “withheld” than votes “for” his or her election must promptly tender his or her resignation to the Board. The Board Composition and Governance Committee will consider the resignation offer and make a recommendation to the Board of Directors. The Board will act on the tendered resignation within 90 days following certification of the election results. The Board Composition and Governance Committee, in making its recommendation, and the Board of Directors, in making its decision, may consider any factors or other information that it considers appropriate and relevant, including any stated reasons why the shareowners withheld votes from the director, the director’s tenure, the director’s qualifications, the director’s past and expected contributions to the Board, and the overall composition of the Board. We will promptly disclose the Board’s decision regarding whether to accept or reject the director’s resignation offer in a Form 8-K furnished to the SEC. If the Board rejects the tendered resignation or pursues any additional action, the disclosure will include the rationale behind the decision. Any director who tenders his or her resignation may not participate in the Board Composition and Governance Committee deliberations and recommendation or in the Board’s decision whether to accept or reject the resignation offer.

D&T Appointment.  An affirmative vote of the holders of a majority of the voting power of our common stock present in person or represented by proxy and entitled to vote on the matter is necessary to approve the D&T appointment.

Compensation of Named Executive Officers.  An affirmative vote of the holders of a majority of the voting power of our common stock present in person or represented by proxy and entitled to vote on the matter is necessary to approve on an advisory basis the compensation of our named executive officers, although such vote will not be binding on us.

2012 Long-Term Incentives Plan.  An affirmative vote of the holders of a majority of the voting power of our common stock present in person or represented by proxy and entitled to vote on the matter is necessary to approve our 2012 Long-Term Incentives Plan. In addition, under NYSE rules, the total votes cast on the proposal must represent a majority of the shares of our common stock issued and outstanding on the record date.

How are votes counted?

Under Delaware law and our Restated Certificate of Incorporation and By-Laws, all votes entitled to be cast by shareowners present in person or represented by proxy at the meeting and entitled to vote on the subject matter, whether those shareowners vote “for,” “against” or abstain from voting, will be counted for purposes of determining the minimum number of affirmative votes required to approve the D&T appointment and our 2012 Long-Term Incentives Plan and approve on an advisory basis the compensation of our named executive officers.

What is the effect of an abstention?

The shares of a shareowner who abstains from voting on a matter will be counted for purposes of determining whether a quorum is present at the meeting so long as the shareowner is present in person or represented by proxy. An abstention from voting on a matter by a shareowner present in person or represented by proxy at the meeting has no effect in the election of directors, but has the same legal effect as a vote “against” the proposals to approve the D&T appointment, our 2012 Long-Term Incentives Plan and the compensation of our named executive officers.

How will votes be counted on shares held through brokers?

Brokers are not entitled to vote on the election of directors, the proposal to approve our 2012 Long-Term Incentives Plan or the advisory proposal to approve the compensation of our named executive officers unless they receive voting instructions from the beneficial owner. If a broker does not receive voting instructions, the broker may return a proxy card with no vote on the election of directors, the proposal to approve our 2012 Long-Term Incentives Plan or the advisory proposal to approve the compensation of our named executive officers, which is usually referred to as a broker non-vote. The shares of a shareowner whose shares are not voted because of a broker non-vote on a particular matter will be counted for purposes of determining whether a quorum is present at the meeting so long as the shareowner is represented by proxy. A broker non-vote on a matter has no effect in the election of directors or the proposals to approve the D&T appointment, our 2012 Long-Term Incentives Plan and the compensation of our named executive officers. However, since broker non-votes are not counted as votes cast for purposes of the requirement of the NYSE that the total votes cast on the proposal to approve our 2012 Long-Term Incentives Plan represent a majority of the shares of our common stock issued and outstanding on the record date, broker non-votes could impair our ability to satisfy this requirement.

Can I receive electronic access to shareowner materials?

As noted above, under SEC rules we are permitted to furnish proxy materials to shareowners via the Internet. However, we may choose to continue to provide printed copies to certain shareowners. If we send you printed copies, you can save us printing and mailing costs by electing to access proxy statements, annual reports and related materials electronically instead of receiving these documents in print. You must have an e-mail account and access to the Internet and expect to have such access in the future to be eligible for electronic access to these materials. To enroll for these services, please go to https://enroll1.icsdelivery.com/rok_/Default.aspx or visit our website at www.rockwellautomation.com, click on the heading: “About Us,” then the heading: “Investor Relations,” then the heading “Shareowner Information,” then the heading “Transfer Agent & Dividends.” If you own your shares through a broker or other nominee, you may contact them directly to request electronic access.

Your consent to electronic access will be effective until you revoke it. You may cancel your consent at no cost to you at any time by going to https://enroll1.icsdelivery.com/
rok_/Default.aspx and following the instructions or by contacting your broker or other nominee.

ROCKWELL AUTOMATION

We are a leading global provider of industrial automation power, control, and information solutions that help manufacturers achieve a competitive advantage for their businesses. We were incorporated in 1996 in connection with a tax-free reorganization completed on December 6, 1996, pursuant to which we divested our former aerospace and defense business (the A&D Business) to The Boeing Company. In the reorganization, the former Rockwell International Corporation (RIC) contributed all of its businesses, other than the A&D Business, to us and distributed all of our capital stock to RIC’s shareowners. Boeing then acquired RIC. RIC was incorporated in 1928. Our principal executive office is located at 1201 South Second Street, Milwaukee, Wisconsin 53204, USA. Our telephone number is +1-414-382-2000 and our website is located at www.rockwellautomation.com. Our common stock trades on the NYSE under the symbol ROK.

STOCK OWNERSHIP BY CERTAIN BENEFICIAL OWNERS

Based on filings made under Sections 13(d) and 13(g) of the Securities Exchange Act of 1934, as amended (Exchange Act), on or before December 12, 2011, the following table lists persons who we believe beneficially owned more than 5% of our common stock as of such date.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class (1)
BlackRock, Inc.	7,559,846(2)	5.33%
40 East 52nd Street, New York, NY 10022

The Vanguard Group, Inc.	7,686,546(3)	5.42%
100 Vanguard Boulevard, Malvern, PA 19355

(1)	The percent of class owned has been computed in accordance with Rule 13d-3(d)(1) under the Exchange Act.

(2)	Based on a Schedule 13G filed by BlackRock, Inc. with the SEC on February 8, 2011. BlackRock and its named subsidiaries reported sole power to vote and dispose of all the shares.

(3)

Based on a Schedule 13G filed by The Vanguard Group, Inc. (Vanguard) with the SEC on February 10, 2011. Vanguard beneficially owns the shares as an investment adviser and through a wholly-owned subsidiary as a result of its serving as investment manager of collective trust accounts. Vanguard reported sole power to vote and dispose of 179,642 shares and shared power to dispose of 7,506,904 shares.

CORPORATE GOVERNANCE

Guidelines on Corporate Governance.  The Board of Directors has adopted Guidelines on Corporate Governance, which contain general principles regarding the responsibilities and function of our Board and Board Committees. The Guidelines set forth the Board’s governance practices with respect to leadership structure, Board meetings and access to senior management, Board compensation, director qualifications, Board performance, management development and succession planning, director stock ownership, and enterprise risk management. The Guidelines are available on our website at

www.rockwellautomation.com/investors/get/bodguidelines.pdf.

Related Person Transactions.  The Board of Directors adopted a written policy regarding how it will review and approve of related person transactions (as defined below). The Board Composition and Governance Committee is responsible for administering this policy. The policy is available on our website at www.rockwellautomation.com/investors/get/
relatedpersontransactionspolicy.pdf.

The policy defines a related person transaction as any transaction in which we are or will be a participant, in which the amount involved exceeds $120,000, and in which any director, director nominee, executive officer or more than 5% shareowner or any of their immediate family members has or will have a direct or indirect material interest. The policy sets forth certain transactions, arrangements and relationships not reportable under SEC rules that do not constitute related person transactions.

Under this policy, each director, director nominee and executive officer must report each proposed or existing transaction between us and that individual or any of that individual’s immediate family members to our general counsel. Our general counsel will assess and determine whether any transaction reported to him or of which he learns constitutes a related person transaction. If our general counsel determines that a transaction constitutes a related person transaction, he will refer it to the Board Composition and Governance Committee. The Committee will approve or ratify a related person transaction only if it determines that the transaction is in, or is not inconsistent with, the best interests of the Corporation and its shareowners. In determining whether to approve or ratify a related person transaction, the Committee will consider factors it deems appropriate, including:

•	the fairness to the Corporation;

•	whether the terms of the transaction would be on the same basis if a related person was not involved;

•	the business reasons for the Corporation to participate in the transaction;

•	whether the transaction may involve a conflict of interest;

•	the nature and extent of the related person’s and our interest in the transaction; and

•	the amount involved in the transaction.

There are no related person transactions to report in this proxy statement.

Potential Director Candidates.  The Board Composition and Governance Committee is responsible for screening potential director candidates and recommending qualified candidates to the full Board.

The Committee will consider candidates for director recommended by shareowners. Shareowners can recommend director candidates by writing to the Corporate Secretary at Rockwell Automation, 1201 South Second Street, Milwaukee, Wisconsin 53204, USA. The recommendation must include the candidate’s name, biographical data and qualifications and any other information required by the SEC to be included in a proxy statement with respect to a director nominee. Any shareowner recommendation must be accompanied by a written statement from the candidate indicating his or her willingness to serve if nominated and elected. The recommending shareowner also must provide evidence of being a shareowner of record of our common stock at that time.

The Committee, the Chairman and Chief Executive Officer or other members of the Board may identify a need to add new members to the Board or fill a vacancy on the Board. In that case, the Committee will initiate a search for qualified director candidates, seeking input from senior management and Board members, and to the extent it deems it appropriate, outside search firms. During fiscal 2011, the Committee retained a search firm to assist in identifying and evaluating potential candidates to fill the vacancies created by the retirement of two directors. The Committee will evaluate qualified candidates and then make its recommendation to the Board.

In making its recommendations to the Board with respect to director candidates, the Committee considers various criteria set forth in our Board Membership Criteria (see Exhibit A to the Committee’s Charter), including experience, professional background, specialized expertise, diversity and concern for the best interests of shareowners as a whole. In addition, directors must be of the highest character and integrity, be free of conflicts of interest with the Corporation, and have sufficient time available to devote to the affairs of the Corporation. The Committee from time to time reviews with the Board our Board Membership Criteria.

The Committee will evaluate properly submitted shareowner recommendations under substantially the same criteria and in substantially the same manner as other potential candidates.

In addition to recommending director candidates to the Committee, shareowners may also nominate candidates for election to the Board at annual shareowner meetings by following the procedures set forth in our By-Laws. See “Shareowner Proposals for 2013 Annual Meeting” set forth later in this proxy statement.

Diversity.  The Board does not have a formal policy with respect to diversity, but recognizes the value of a diverse Board and thus has included diversity as a factor that is taken into consideration in its Board Membership Criteria.

When it considers the composition of the Board, especially when adding new directors, the Board Composition and Governance Committee assesses the skills and experience of Board members and compares them to the skills that might benefit the Corporation, in light of the current Board membership. The Committee seeks people with a variety of occupational and personal backgrounds to ensure that the Board benefits from a range of perspectives and to enhance the diversity of the Board in such areas as experience, geography, race, gender and ethnicity. When selecting director candidates, the Committee may establish specific skills, experiences or backgrounds that it believes the Board should seek in order to achieve balance and effectiveness.

The Board believes that it is important that its members reflect diverse viewpoints so that, as a group, the Board includes a sufficient mix of perspectives to allow the Board best to fulfill its responsibilities to shareowners.

Communications to the Board and Ombudsman. Shareowners and other interested parties may send communications to the Board, an individual director, the non-management directors as a group, or a Board Committee at the following address:

Rockwell Automation, Inc.

c/o Corporate Secretary

1201 South Second Street

Milwaukee, Wisconsin 53204, USA

Attn: Board of Directors

The Secretary will receive and process all communications before forwarding them to the addressee. The Secretary will forward all communications unless the Secretary determines that a communication is a business solicitation or advertisement, or requests general information about us.

In accordance with procedures approved by the Audit Committee of our Board of Directors, concerns about accounting, internal controls or auditing matters should be reported to the Ombudsman as outlined in our Code of Conduct, which is available on our website at www.rockwellautomation.com/about_us/ethics.html. These standards are also available in print to any shareowner upon request. The Ombudsman is required to report promptly to the Audit Committee all reports of questionable accounting or auditing matters that the Ombudsman receives. You may contact the Ombudsman by addressing a letter to:

Ombudsman

Rockwell Automation, Inc.

1201 South Second Street

Milwaukee, Wisconsin 53204, USA

You may also contact the Ombudsman by telephone at 1-800-552-3589 (US only) or +1-414-382-8484, e-mail at ombudsman@rockwell.com, fax at +1-414-382-8485, or, if you wish to remain anonymous, by going to:

https://rockwellautomationombudsman.alertline.com.

Board Leadership Structure.  Our Board of Directors adheres to a flexible approach to the question of whether to separate or combine the roles of Chairman and CEO. The Board believes that these are matters that should be discussed and determined by the Board from time to time and that they depend upon the current performance of the Corporation and the experience, knowledge and temperament of the CEO. Currently the Board has combined the roles of Chairman and CEO in Mr. Nosbusch. It has done so because the Board believes that at this time it strengthens the leadership of the Corporation and does not impair its independence, its ability to control its agenda and its oversight of management.

The Board further has concluded that this structure improves the efficiency of decision-making by the Board, in light of Mr. Nosbusch’s long experience and extensive knowledge of the Corporation’s operations, its customers and the major business issues that it faces. For similar reasons, we have not appointed a lead director at this time. However, in order to ensure the effectiveness of the independent directors, the Board has established a practice of holding independent director sessions at each Board meeting, with a presiding director and a clear process for communicating with Mr. Nosbusch about the matters discussed in these sessions.

Board’s Role in Risk Oversight.  The responsibility for managing risk rests with executive management. The Board has primary responsibility for oversight of management’s program of enterprise risk management for the Corporation. The standing committees of the Board address the risks related to their respective areas of oversight, and the Audit Committee is responsible for reviewing the overall guidelines and policies that govern our process for risk assessment and management.

Management periodically reports to the Board regarding the system that management has implemented to assess, manage and monitor risks. Management also reports to the Board on which risks it has assessed as the most significant, together with management’s plans to mitigate those risks.

Our risk management system seeks to ensure that the Board is informed of major risks facing the Corporation. The Audit Committee provides oversight regarding financial risks. The Audit Committee receives regular reports on management policies and practices relating to the Corporation’s financial statements, and the effectiveness of internal controls over financial reporting. The Audit Committee also receives regular reports from the Corporation’s independent auditors and general auditor as well as the general counsel regarding legal and compliance risks. The Compensation and Management Development Committee considers the risk implications of the incentives created by our compensation programs as well as risk issues related to talent management and succession planning. The Technology and Corporate Responsibility Committee provides oversight regarding risks related to technology, safety, and environmental protection, among other corporate responsibility matters. The

Board Composition and Governance Committee provides oversight regarding governance-related risks including conflicts of interest, director independence, and board and committee structure and performance.

Our risk oversight is aligned with the Board’s oversight of the Corporation’s strategies and plans. Thus, the Board ordinarily receives reports on the risks implicated by the Corporation’s strategic decisions concurrent with the deliberations leading to those decisions. From time to time, the Board will receive reports from management on enterprise risks that are not specifically assigned to the standing committees.

We believe we have an effective risk management system that fosters an appropriate culture of risk-taking. We have strong internal processes and a strong control environment to identify and manage risks. We also believe that our leadership structure, with Mr. Nosbusch serving as both Chairman and CEO, enhances the Board’s effectiveness in overseeing risk. Mr. Nosbusch’s extensive knowledge of the Corporation’s business and operations helps the Board to identify and address key risks facing the Corporation. Executive officers are assigned responsibility for managing the risks deemed most significant. These officers periodically report to the full Board or the applicable Committee on efforts to address the risks for which they are responsible.

Our Annual Report on Form 10-K for the year ended September 30, 2011 contains an extensive description of the most significant enterprise risks that we face.

Independent Director Sessions.  The independent directors meet in executive session without any officer or member of management present in conjunction with regular meetings of the Board. The independent directors designate the chair of one of the Board Committees as chair of the executive session, in part depending upon whether the principal items to be considered at the session are within the scope of the applicable Committee. The Board has adopted an annual schedule designating the presumptive chair for executive sessions from among the chairs of the Board Committees, which the Board may override as appropriate by designating the chair of another Board Committee.

Corporate Governance Documents.  You may find current copies of the following corporate governance documents on our website at http://www.rockwellautomation.com/
investors/corpgov.html:

•	Board of Directors Guidelines on Corporate Governance
•	Audit Committee Charter
•	Compensation and Management Development Committee Charter
•	Board Composition and Governance Committee Charter
•	Technology and Corporate Responsibility Charter
•	Code of Conduct
•	Social Responsibility Principles
•	Related Person Transactions Policy
•	Shareowner Communications to the Board and Ombudsman
•	Certificate of Incorporation
•	By-laws

We will provide any of this information in print to any shareowner upon written request to Rockwell Automation Shareowner Relations, 1201 South Second Street, Milwaukee, WI 53204, USA.

ELECTION OF DIRECTORS

Our Restated Certificate of Incorporation provides that the Board of Directors will consist of three classes of directors serving staggered three-year terms that are as nearly equal in number as possible. One class of directors is elected each year with terms extending to the third succeeding Annual Meeting after election.

The terms of three directors expire at the 2012 Annual Meeting. The Board has nominated these current directors, upon the recommendation of the Board Composition and Governance Committee, for election as directors with terms expiring at the 2015 Annual Meeting.

Proxies properly submitted will be voted at the meeting, unless authority to do so is withheld, for the election of the three nominees specified in Nominees for Election as Directors below, subject to applicable NYSE regulations. If for any reason any of these nominees is not a candidate when the election occurs (which is not expected), proxies and shares properly authorized to be voted will be voted at the meeting for the election of a substitute nominee. Alternatively, the Board of Directors may reduce the number of directors.

INFORMATION ABOUT DIRECTOR NOMINEES AND CONTINUING DIRECTORS

For each director nominee and continuing director, we have stated the person’s name, age (as of December 16, 2011) and principal occupation; the position, if any, with the Corporation; the period of service as a director of the Corporation (or a predecessor corporation); and other directorships held.

NOMINEES FOR ELECTION AS DIRECTORS WITH TERMS EXPIRING IN 2015

Betty C. Alewine	Director Since 2000	Age 63

Retired President and Chief Executive Officer, COMSAT Corporation (now part of Lockheed Martin Corporation) (global satellite services and digital networking services and technology). Ms. Alewine joined COMSAT in 1986 as Vice President of Sales and Marketing, and then served as the Vice President and General Manager and in 1994 as President of COMSAT International, the company’s largest operating unit. Ms. Alewine was named Chief Executive Officer of COMSAT in July 1996 and served in that position until the merger of COMSAT and Lockheed Martin Corporation in August 2000. Ms. Alewine is a director of New York Life Insurance Company and The Brink’s Company. She also serves as a director or member of a number of civic and charitable organizations.

Verne G. Istock	Director Since 2003	Age 71

Retired Chairman and President, Bank One Corporation (now part of JPMorgan Chase & Co.) (financial holding company). Mr. Istock served as Chairman of the Board of Bank One Corporation from October 1998, following completion of the merger of First Chicago NBD Corporation and Banc One Corporation, until October 1999, and as President of Bank One Corporation from October 1999 until September 2000. He served as Acting Chief Executive Officer of Bank One Corporation from December 1999 until March 2000. He served as Chairman of First Chicago NBD from 1996 to 1998 and as President and Chief Executive Officer of First Chicago NBD from 1995 to 1998. Mr. Istock is presiding director of Masco Corporation and a former director of Kelly Services, Inc. He also serves as a director or member of a number of civic and community organizations.

David B. Speer	Director Since 2003	Age 60

Chairman and Chief Executive Officer, Illinois Tool Works Inc. (engineered components and industrial systems and consumables). Mr. Speer joined Illinois Tool Works in 1978. In October 1995, he was elected Executive Vice President of worldwide construction products businesses and in 2003 assumed similar responsibilities for the company’s Wilsonart businesses. He was elected President of Illinois Tool Works in August 2004, Chief Executive Officer in August 2005 and Chairman in May 2006. Mr. Speer is a director of Deere & Company. He is also a member of the Chicago Economic Club and a director or member of a number of other business and community organizations.

CONTINUING DIRECTORS WITH TERMS EXPIRING IN 2013

Barry C. Johnson, Ph.D.	Director Since 2005	Age 68

Retired Dean, College of Engineering, Villanova University. Dr. Johnson served as Dean, College of Engineering, Villanova University from August 2002 until March 2006. He served as Chief Technology Officer of Honeywell International Inc. (diversified technology and manufacturing company) from July 2000 to April 2002. Before that, he served as Corporate Vice President of Motorola, Inc. (global communications company) and Chief Technology Officer for that company’s Semiconductor Product Sector. Dr. Johnson also serves as a director of Cytec Industries Inc. and IDEXX Laboratories, Inc.

William T. McCormick, Jr.	Director Since 1989	Age 67

Retired Chairman of the Board and Chief Executive Officer, CMS Energy Corporation (diversified energy). Mr. McCormick served as Chairman of the Board and Chief Executive Officer of CMS Energy Corporation from November 1985 until May 2002. Before joining CMS, he had been Chairman and Chief Executive Officer of American Natural Resources Company (natural gas company) and Executive Vice President and a director of its parent corporation, The Coastal Corporation (energy holding company).

Keith D. Nosbusch	Director Since 2004	Age 60

Chairman of the Board, President and Chief Executive Officer. Mr. Nosbusch has been our Chairman of the Board since February 2005 and our President and Chief Executive Officer since February 2004. He served as Senior Vice President and President, Rockwell Automation Control Systems from November 1998 until February 2004. Mr. Nosbusch is a director of The Manitowoc Company, Inc. and serves as a director or member of a number of business, civic and community organizations.

CONTINUING DIRECTORS WITH TERMS EXPIRING IN 2014

Donald R. Parfet	Director Since 2008	Age 59

Managing Director, Apjohn Group, LLC (business development); General Partner, Apjohn Ventures Fund (venture capital fund). Mr. Parfet has served as Managing Director of Apjohn Group since 2001. Before that, he served as Senior Vice President of Pharmacia Corporation (pharmaceuticals). Mr. Parfet is a director of Kelly Services, Inc. and serves as a director or trustee of a number of business, civic and charitable organizations.

Steven R. Kalmanson	Director Since 2011	Age 59

Retired Executive Vice President, Kimberly-Clark Corporation (consumer package goods). Mr. Kalmanson joined Kimberly-Clark Corporation in 1977. He held various marketing and business management positions within the consumer products businesses. He was appointed President, Adult Care in 1990, President, Child Care in 1992, President, Family Care in 1994, Group President of the Consumer Tissue segment in 1996, Group President-North Atlantic Personal Care in 2004 and Group President-North Atlantic Consumer Products in 2005. Mr. Kalmanson was president and sole owner of Maxair, Inc., an aviation services company, from 1988 until October 2011 when he sold the company.

James P. Keane	Director Since 2011	Age 52

President, Steelcase Group (part of Steelcase Inc.) (office furniture). Mr. Keane joined Steelcase Inc. in 1997. He served as Senior Vice President and Chief Financial Officer of Steelcase Inc. from 2001 through 2006. He was named President of the Steelcase Group in October 2006, where he oversees sales, marketing and product development activities of certain brands primarily in North America. In January 2011, he assumed leadership of the Steelcase brand across the Americas and Europe, the Middle East and Africa. Previously, he has led corporate strategy, IT, Steelcase Design Partnership, and research and development since 1997. He serves as a director or trustee of a number of civic and charitable organizations.

The Board of Directors recommends that you vote “FOR” the election as directors of the three nominees described above, which is presented as item (a).

BOARD OF DIRECTORS AND COMMITTEES

Our business is managed under the direction of the Board of Directors. The Board has established four standing committees: the Audit Committee, the Board Composition and Governance Committee, the Compensation and Management Development Committee and the Technology and Corporate Responsibility Committee, whose principal functions are briefly described below. Each committee has a written charter that sets forth the duties and responsibilities of the committee. Current copies of the committee charters are available on our website at www.rockwellautomation.com/investors/
corpgov.html. The committee charters are also available in print to any shareowner upon request. The committees review and assess the adequacy of their charters each year and recommend any proposed changes to the Board for approval. During fiscal 2011, each committee reviewed its charter, and the Compensation and Management Development Committee and the Board Composition and Governance Committee revised their charters to move responsibility for director compensation and stock ownership guidelines from the Compensation and Management Development Committee to the Board Composition and Governance Committee. The Audit Committee and Technology and Corporate Responsibility Committee did not make any changes to their charters in fiscal 2011.

In fiscal 2011, the Board held seven meetings. Attendance by incumbent directors at Board and Committee meetings was 100%. Directors are expected to attend the Annual Meeting of Shareowners. However, none of the directors (except Mr. Nosbusch) attended the 2011 Annual Meeting due to inclement weather that forced the other directors to cancel their plans to travel to the Annual Meeting.

Director Independence.  Our Guidelines on Corporate Governance require that a substantial majority of the members of the Board be independent directors. For a director to be independent, the Board must affirmatively determine that the director has no direct or indirect material relationship with the Corporation. The Board has established guidelines, which are contained in our Guidelines on Corporate Governance, to assist it in determining director independence in conformity with the NYSE listing requirements. These guidelines are available on our website at www.rockwellautomation.com/investors/
corpgov.html.

After considering these guidelines and the independence criteria of the NYSE, the Board has determined that none of the current directors, director nominees, or retired directors who served during part of fiscal 2011, other than Mr. Nosbusch (who is a current employee of the Corporation), has a material relationship with the Corporation and each of these directors (other than Mr. Nosbusch) meets the independence requirements of the NYSE and our Guidelines on Corporate Governance. There were no transactions, relationships or arrangements that required review by the Board for purposes of determining director independence.

Director Qualifications.  We believe that our directors should possess the highest character and integrity and be committed to working constructively with others to oversee the management of the business and affairs of the Corporation. Our Board Membership Criteria provide that our directors should (i) have a variety of experience and backgrounds, (ii) have high level managerial experience or be accustomed to dealing with complex problems, and (iii) represent the balanced best interests of all shareowners, considering the overall composition and needs of the Board factors such as diversity, age, international background, experience and specialized expertise. The Criteria attach importance to directors’ experience, ability to collaborate, integrity, ability to provide constructive and direct feedback, lack of bias, and independence. Our Board seeks to maintain members with strong collective abilities that allow it to fulfill its responsibilities.

The Board has determined that each director and nominee is financially literate and possesses the skills, judgment, experience, reputation and commitment to make a constructive contribution to the Board.

We have provided certain information about the skills and experience of our continuing directors in their biographies set forth above. In addition, the Board considered other qualifications in concluding that each current director and director nominee is qualified to serve as a director of the Corporation, including the following experience, qualifications, attributes and skills.

Betty Alewine.  Ms. Alewine has significant leadership experience having served as the CEO of COMSAT Corporation and executive-level experience with international business operations, strategic business development, technology and sales and marketing. She brings valuable experience and knowledge through her service on the boards of other public companies in finance, risk oversight, audit and corporate governance matters. She serves as chair of the Audit Committee of New York Life Insurance Company and chair of the Finance and Strategy Committee of The Brink’s Company. She also has global industrial knowledge having served as the United States representative to the Board of Governors of the International Telecommunications Satellite Organization (INTELSAT) and Chairman and Vice Chairman of the INTELSAT Board, as well as on the President’s National Security Telecommunications Advisory Council.

Verne Istock.  Mr. Istock has extensive executive-level finance experience having served as CEO of a bank and bank holding company for five years, with responsibility for overseeing risk management, including financial risks. His comprehensive understanding of finance and banking assists the Board in evaluating and understanding the impact of business decisions on our financial statements and capital structure. He has experience relevant to our industry having served as a commercial bank lender to many businesses including manufacturing companies with both domestic and international operations. He also has extensive knowledge of board procedures and practices and audit, finance and corporate governance matters through his service on the boards of other public companies. He serves as Presiding Director of Masco Corp., where he also chairs the Governance and Nominating Committee and serves on the Audit and Compensation Committees. He was a director of Kelly Services Co., where he served as chair of the Audit Committee, Lead Director, and also as interim non-executive Chairman. He is a former director of the Federal Reserve Bank of Chicago. Mr. Istock holds an M.B.A. from the University of Michigan.

Barry Johnson.  Dr. Johnson brings specialized experience in science and technology to the Board. During his 17 years at Motorola and Honeywell, he utilized risk management methods as an integral part of research and product development programs. He employed such processes as project management, six sigma and roadmapping to manage technology development risks at Motorola, and expanded their use to risk management in Honeywell’s business and technology strategies and programs. From 1991 to 2000 at Motorola, he was involved in the global development and manufacturing of analog and digital devices, integrated circuits and modules for use in the automation and related industries. From 2000 to 2002 at Honeywell, he participated in the development of business and technology strategies and products for the automation components, systems, software and solutions markets. Dr. Johnson has been inducted into the National Academy of Engineering (USA) and the Fraunhofer Society (Germany) in recognition of his experience in global technology development. He also serves on the boards of other public companies, which gives him experience in technology, finance, audit, risk oversight and corporate governance matters. He earned a Ph.D. in metallurgical engineering and materials science from Carnegie-Mellon University.

Steven Kalmanson.  Mr. Kalmanson brings extensive business and executive management experience to the Board having served in various officer management positions for Kimberly-Clark Corporation, a global publicly traded company. Throughout his career, he successfully initiated and managed change to assist in the transformation of Kimberly-Clark Corporation from a pulp and paper company to a globally recognized consumer package goods conglomerate marketing some of the most recognized brands in the world. His business vision, strategic insight and specific knowledge and experience add value and a diverse perspective to the Corporation. In addition to his US experience, he has international management experience through his responsibilities for Kimberly-Clark’s European and Canadian businesses and sales organizations, global procurement and supply chain organizations and marketing research and services organizations. He successfully innovated, restaged and grew Kimberly-Clark’s global consumer brands and businesses. He has experience leading mergers and acquisitions, organizational restructurings and facility closures and divestitures. In addition, he owned and operated his own aviation services business from 1988 until October 2011, which gives him insights into economic, operational, regulatory and other challenges beneficial to the Corporation. Mr. Kalmanson holds an M.B.A. from the University of Witwatersrand, Johannesburg, South Africa.

James Keane.  As a current executive of a global company, Mr. Keane brings current business experience and knowledge to the Board. Through his executive roles at Steelcase Inc., he has extensive leadership experience and a comprehensive understanding of business operations, processes and strategy as well as sales, marketing and product development. In addition, he has a high level of financial literacy and accounting experience having served as CFO of Steelcase. His understanding of financial statements, accounting principles, internal controls and audit committee functions provide the Board with expertise in addressing the complex issues that can be raised by the Corporation’s financial reporting and matters related to the Corporation’s financial position. Mr. Keane holds a masters degree in management from the Kellogg School of Management, Northwestern University.

William McCormick.  Mr. McCormick brings significant leadership and executive experience to the Board having served as Chairman and CEO of CMS Energy Corporation, a publicly-traded Fortune 500 company, for 17 years. CMS was involved in large energy technology development projects in oil and gas, pipeline, power generation, and electric and gas distribution. As Chairman and CEO, he was regularly exposed to issues facing leadership of a large global company, including risk management, strategic planning, corporate governance, human resources and executive compensation. He previously chaired the Nominating and Governance Committee and the Compensation Committee at Schlumberger Ltd. He also chaired the Risk Management Committee of the Board of First Chicago NBD Bank for two years. He holds a Ph.D. in nuclear engineering from the Massachusetts Institute of Technology.

Keith Nosbusch.  As our Chairman and CEO, Mr. Nosbusch has significant experience with and knowledge of the Corporation. He rose through management having served in various positions including president of our control systems business. His long experience and extensive knowledge of the Corporation’s operations, its customers, and the major business issues that it faces enhances overall board effectiveness and interaction with management. He also serves on the board of another public company, where he has gained experience with corporate governance, audit and risk oversight and overall board procedures and functioning. Mr. Nosbusch earned an M.B.A. from the University of Wisconsin — Milwaukee.

Donald Parfet.  Mr. Parfet brings extensive finance and industry experience to the Board. He has served as General Partner of Apjohn Ventures Fund, a venture capital fund, since 2003. During his years at The Upjohn Company and its successor Pharmacia & Upjohn he had extensive financial and corporate staff management responsibilities and ultimately senior operational responsibilities for multiple global business units. He is experienced in leading strategic planning, risk assessment, human resource planning and financial planning and control as well as the manufacturing of pharmaceuticals, chemicals and research instruments. He is currently the Lead Director on the Board of Directors of Kelly Services, Inc. and previously chaired its Audit Committee. In his current role at Apjohn, he is an active investor in early stage pharmaceutical companies and as such actively evaluates financial and development risk associated with emerging medicines. Mr. Parfet holds an M.B.A. from the University of Michigan.

David Speer.  As current Chairman and CEO of Illinois Tool Works Inc. (ITW), a Fortune 500 company, Mr. Speer brings extensive leadership and board experience to our Board. He is knowledgeable of the multitude of issues facing boards and management of global public companies. His current leadership and operational experience give him a comprehensive understanding of organizations, processes, strategy, risk management and how to drive change and growth. As Chairman and CEO of ITW, which serves a number of end markets such as automotive, energy and pharmaceuticals that overlap with the Corporation’s markets, he has detailed insights into the major trends and issues in these industries. He also has finance experience having served on the audit committee of another public company for two years and currently serves on the Board of another Fortune 500 company. Mr. Speer holds an M.B.A. from the Kellogg School of Management, Northwestern University.

Committees of the Board

	Audit Committee	Board Composition and Governance Committee	Compensation and Management Development Committee	Technology and Corporate Responsibility Committee
Members	Verne G. Istock*	David B. Speer*	William T. McCormick, Jr.*	Betty C. Alewine*
	Steven R. Kalmanson	Verne G. Istock	Betty C. Alewine	Barry C. Johnson
	James P. Keane	Barry C. Johnson	Donald R. Parfet	Steven R. Kalmanson
	Donald R. Parfet	William T. McCormick, Jr.	David B. Speer	James P. Keane
Number of meetings in fiscal 2011	7	7	6	3

*	Chair

Audit Committee.  The Audit Committee assists the Board in overseeing and monitoring the integrity of our financial reporting processes, our internal control and disclosure control systems, the integrity and audits of our financial statements, our compliance with legal and regulatory requirements, the qualifications and independence of our independent registered public accounting firm and the performance of our internal audit function and independent registered public accounting firm. The main duties of the Committee are to appoint our independent registered public accounting firm, subject to shareowner approval; approve all audit and audit-related fees and services and permitted non-audit fees and services of our independent registered public accounting firm; review with our independent registered public accounting firm and management our annual audited and quarterly financial statements; discuss periodically with management our quarterly earnings releases; review with our independent registered public accounting firm and management the quality and adequacy of our internal controls and discuss with management our risk assessment and risk management policies. All members of the Audit Committee meet the independence and financial literacy standards and requirements of the NYSE and the SEC. The Board has determined that Messrs. Istock, Parfet and Keane qualify as “audit committee financial experts” as defined by the SEC.

Board Composition and Governance Committee.  The principal functions of the Board Composition and Governance Committee are to consider and recommend to the Board qualified candidates for election as directors of the Corporation, to consider matters of corporate governance, and administer the Corporation’s related person transactions policy. The Committee annually assesses and reports to the Board on the performance of the Board of Directors as a whole and of the individual directors. The Committee also recommends to the Board the members of the committees of the Board and the terms of our Guidelines on Corporate Governance and conducts an annual review of director compensation and recommends to the Board any changes. See “Director Compensation” below. All members of the Committee are independent directors as defined by the NYSE.

Compensation and Management Development Committee.  The principal functions of the Compensation and Management Development Committee are to evaluate the performance of our senior executives, review management succession and development plans for the CEO and other senior executives, review the design and competitiveness of our compensation plans, review and approve salaries, incentive compensation, equity awards and other compensation of officers and review the salary plan for other executives who are direct reports to the CEO, review and approve corporate goals and objectives and administer our incentive, deferred compensation and long-term incentives plans. All members of the Committee are independent directors as defined by the NYSE and are not eligible to participate in any of our plans or programs administered by the Committee, except our 2003 Directors Stock Plan and Directors Deferred Compensation Plan.

•

Role of Executive Officers. The Chief Executive Officer and certain other executives assist the Committee with its review of compensation of our officers. See “Executive Compensation — Compensation Discussion and Analysis — Compensation Review Process” below.

•

Role of Compensation Consultants. The Compensation Committee has engaged Towers Watson, an executive consulting firm that is directly accountable to the Compensation Committee, to provide advice on compensation trends and market information to assist the Compensation Committee in fulfilling its duties.

Towers Watson has served as the Committee’s advisor for eight years, was directly engaged by and is accountable to the Committee, and has not been engaged by management for any significant other services, except as described below. During fiscal 2011, Towers Watson was paid $142,000 for executive compensation advice, other services to the Committee, and other services to the Board Composition and Governance Committee. Responsibility for the annual review of director compensation moved from the Committee to the Board Composition and Governance Committee during fiscal 2011. During fiscal 2011, Towers Watson was also paid $2,671,000 of which $2,308,000 or 86% was for core actuarial services and $363,000 or 14% was for other human resource services to the Corporation and its benefit plans. The engagements for these other services were recommended by management and approved by the Compensation Committee.

Based on the following facts, the Compensation Committee has concluded that it is receiving objective, unbiased and independent advice from Towers Watson:

•

In January 2010, Towers Perrin merged with Watson Wyatt — the Corporation’s long-time actuary — to create Towers Watson. The Committee’s relationship with the compensation consultants at Towers Watson pre-dates the merger by over six years.

•

The Towers Watson consultants to the Committee have worked with the Committee since Towers Perrin was engaged by the Committee in November 2003; their performance and counsel over this period have indicated objectivity and independence.

•

The Committee’s oversight of the relationship between the Corporation and Towers Watson mitigates the possibility that management could misuse the actuarial engagement to influence Towers Watson’s compensation work for the Committee.

•	Towers Watson has adopted internal safeguards to ensure that its executive compensation advice is independent.

•	The Committee retains ultimate decision-making authority for all executive pay matters, and understands Towers Watson’s role is simply that of advisor.

The Committee intends to continue to oversee all relationships between the Corporation and Towers Watson to ensure that the Committee continues to receive unbiased compensation advice from Towers Watson. In addition, the Committee will review and approve the type and scope of all services provided by Towers Watson and the amounts paid by the Corporation for such services.

Technology and Corporate Responsibility Committee.  The Technology and Corporate Responsibility Committee reviews and assesses our technological activities as well as our policies and practices in the following areas: employee relations, with emphasis on diversity and inclusion; the protection and enhancement of the environment and energy resources; product integrity and safety; employee health and safety; and community and civic relations, including programs for and contributions to educational, cultural and other social institutions. All members of the Committee are independent directors as defined by the NYSE.

DIRECTOR COMPENSATION

Our director compensation program is designed to attract and retain qualified directors, fairly compensate directors for the time they must spend in fulfilling their duties and align their compensation directly with the interests of shareowners. In February 2011, responsibility for director compensation was transferred to the Board Composition and Governance Committee. The

Committee determines the form and amount of director compensation, with discussion and approval by the full Board. The Board believes that a meaningful portion of director compensation should be in our common stock to further align the economic interests of directors and shareowners. Employees who serve as directors do not receive any compensation for their director service.

There are three elements of our director compensation program: an annual retainer, equity awards and committee fees. The following table describes each element of director compensation for fiscal 2011.

	Annual Retainer		Equity Awards	Committee Fees
	Cash	Common Stock	Common Stock	Cash
Amount or Number of Shares	$70,000	$70,000	500	Varies by Committee
Timing of Payment/Award	Paid in equal installments on 1st business day of each quarter	Granted on 1st business day of fiscal year (or pro-rata amount upon initial election to the Board)	Granted on date of Annual Shareowners Meeting (or pro-rata amount upon initial election to the Board)	Paid in equal installments on 1st business day of each quarter
Deferral Election Available	Yes	Yes	Yes	Yes
Dividend/Dividend Equivalent Eligible	Not Applicable	Yes	Yes	Not Applicable

Annual Retainer.  Directors receive an annual retainer that consists of cash and shares of common stock. The total annual retainer, excluding committee fees, is $140,000, of which $70,000 is paid in cash and $70,000 in shares of common stock under the 2003 Directors Stock Plan. The $70,000 equated to 1,132 shares granted on October 1, 2010 based on the closing price of our common stock on the NYSE of $61.87.

Equity Awards.  Directors receive an annual grant of 500 shares of common stock under the

2003 Directors Stock Plan immediately after our Annual Meeting of Shareowners (and for directors elected after the Annual Meeting, a pro-rated number of shares are awarded upon election).

Committee Fees.  Directors receive additional annual compensation for serving on committees of the Board. The fees for the Chair and for serving on certain committees are higher than others due to the greater work-load and responsibilities.

During fiscal 2011, annual committee fees were as follows:

	Audit Committee	Compensation and Management Development Committee	Board Composition and Governance Committee	Technology and Corporate Responsibility Committee

Chair	$25,000	$16,000	$12,000	$12,000
Member	$12,500	$8,000	$6,000	$5,000

Deferral Election.  Under the terms of our Directors Deferred Compensation Plan, directors may elect to defer all or part of the cash payment of Board retainer or committee fees until such time as the director specifies, with interest on deferred amounts accruing quarterly at 120% of the federal long-term rate set each month by the Secretary of the Treasury. In addition, under the 2003 Directors Stock Plan, each director has the opportunity each year to defer all or any portion of the annual grant of common stock, cash retainer, common stock retainer and committee fees by electing to instead receive restricted stock units valued, in the case of cash deferrals, at the closing price of our common stock on the NYSE on the date each payment would otherwise be made in cash.

Other Benefits.  We reimburse directors for transportation, lodging and other expenses actually incurred in attending Board and committee meetings. We also reimburse directors for similar travel, lodging and other expenses for their spouses to accompany them to a limited number of Board meetings held as retreats to which we invite spouses for business purposes. Spouses were invited to one Board meeting in fiscal 2011. The directors’ spouses are generally expected to attend Board meetings held as retreats. From time to time and when available, directors and their spouses are permitted to use our corporate aircraft for travel to Board meetings.

Directors are eligible to participate in a matching gift program under which we match donations made to eligible educational, arts or cultural institutions. Gifts are matched up to an annual calendar year maximum of $10,000. This same program is available to all of our U.S. salaried employees.

Stock Ownership Requirement.  Non-management directors are subject to stock ownership guidelines. To further align directors’ and shareowners’ economic interests, our Guidelines on Corporate Governance provide that non-management directors are required to own, within five years after joining the Board, shares of our common stock (including restricted stock units) equal in value to five times the portion of the annual retainer that is payable in cash. All directors, except Messrs. Kalmanson and Keane, who have been directors since February 2011, meet the guidelines as of September 30, 2011.

Changes to Directors Compensation for Fiscal 2012.  Effective October 1, 2011, we changed the method for determining a portion of our director compensation. In fiscal 2011, Directors received an annual grant of 500 common shares on the date of the Annual Meeting pursuant to the 2003 Directors Stock Plan, which permits the grant of up to 1,000 shares as determined by the Board. In February 2012, directors will instead receive the equivalent of $40,000 in shares of common stock, not to exceed 1,000 shares.

The following table shows the total compensation earned by each of our directors during fiscal 2011.

DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid In Cash (1) ($)	Stock Awards (2) (3) ($)	Option Awards (3) ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (4) ($)	All Other Compensation (5) ($)	TOTAL ($)

Betty C. Alewine	90,000	110,735	0	0	0	5,000	205,735

Verne G. Istock	101,000	110,735	0	0	0	0	211,735

Barry C. Johnson	84,250	111,130	0	0	0	4,658	200,038

Steven R. Kalmanson (6)	58,333	87,402	0	0	0	0	145,735

James P. Keane (6)	58,333	87,402	0	0	0	0	145,735

William T. McCormick, Jr.	92,000	110,735	0	0	0	8,000	210,735

Donald R. Parfet	89,500	110,735	0	0	0	12,432	212,667

Bruce M. Rockwell (7)	27,897	70,000	0	0	0	0	97,897

David B. Speer	92,250	110,735	0	0	0	0	202,985

Joseph F. Toot, Jr. (7)	28,233	70,000	0	0	0	16,000	114,233

(1)

This column represents the amount of cash compensation earned in fiscal 2011 for Board and committee service (whether or not deferred and whether or not the directors elected to receive restricted stock units in lieu of cash fees).

(2)

Values in this column represent the grant date fair value of stock awards computed in accordance with accounting principles generally accepted in the United States (U.S. GAAP). On February 1, 2011 (the date of our annual meeting) each director received 500 shares of common stock under the 2003 Directors Stock Plan with a grant date fair value of $82.26 per share (equal to the closing price of our stock on the grant date) for directors who elected to receive restricted stock units and $81.47 per share (calculated based on the average high and low prices of our stock on the grant date) for directors who elected to receive shares. On October 1, 2010 each director received 1,132 shares with an aggregate grant date fair value of $70,000 in payment of the share portion of the annual retainer. On February 1, 2011 Messrs. Kalmanson and Keane each received 568 shares of common stock with an aggregate grant date fair value of $46,667 in payment of a pro-rated portion of the share portion of the annual retainer. The amounts shown do not correspond to the actual value that may be realized by the directors. Directors can elect to defer the annual retainer by electing instead to receive restricted stock units. Three directors have made such an election with respect to some of their compensation. The aggregate number of restricted stock units outstanding as of September 30, 2011 was 4,140, and 2,162 for Messrs. Johnson and Parfet, respectively. Mr. Rockwell had 4,140 restricted stock units at the time of his retirement on February 1, 2011. He received one share of common stock for each restricted stock unit with an aggregate value of $340,556 based on the closing price of our common stock on the NYSE on February 1, 2011.

(3)	Before fiscal 2009, director compensation included stock options. The following table shows the aggregate number of option awards outstanding as of September 30, 2011 for the non-employee directors:

Director	Option Awards (#)
Betty C. Alewine	3,000
Barry C. Johnson	4,500
William T. McCormick, Jr.	6,000
Donald R. Parfet	8,125
David B. Speer	7,500
Joseph F. Toot, Jr.	8,500

(4)

Aggregate earnings in fiscal 2011 on the directors’ deferred cash compensation balances were $24,512 for Ms. Alewine. We do not pay “above market” interest on non-qualified deferred compensation; therefore, this column does not include these amounts.

(5)

This column consists of cash dividend equivalents paid on restricted stock units and, for Ms. Alewine and Messrs. McCormick, Parfet, and Toot the Corporation’s matching donations of $5,000, $8,000, $10,000, and $16,000 ($6,000 for fiscal 2010 and $10,000 for fiscal 2011), respectively, under our matching gift program. This column does not include the perquisites and personal benefits provided to each non-employee director because the aggregate amount provided to each director was less than $10,000. During fiscal 2011, one Board meeting was held as a retreat at which we provided leisure activities for the directors and their spouses. The directors’ spouses generally are expected to attend Board retreats.

(6)	Messrs. Kalmanson and Keane became directors on February 1, 2011.

(7)	Messrs. Rockwell and Toot retired as directors immediately before the 2011 Annual Meeting held on February 1, 2011.

AUDIT COMMITTEE REPORT

The Audit Committee assists the Board in overseeing and monitoring the integrity of the Corporation’s financial reporting processes, its internal control and disclosure control systems, the integrity and audits of its financial statements, the Corporation’s compliance with legal and regulatory requirements, the qualifications and independence of its independent registered public accounting firm and the performance of its internal audit function and independent registered public accounting firm.

Our Committee’s roles and responsibilities are set forth in   a   written Charter adopted by the Board, which is available    on the Corporation’s website at www.rockwellautomation.com/investors/charters.html. We review and reassess the Charter annually, and more frequently as necessary to address any changes in NYSE corporate governance and SEC rules regarding audit committees, and recommend any changes to the Board for approval.

Management is responsible for the Corporation’s financial statements and the reporting processes, including the system of internal control. Deloitte & Touche LLP (D&T), the Corporation’s independent registered public accounting firm, is responsible for expressing an opinion on the conformity of those audited financial statements with U.S. generally accepted accounting principles, and on the Corporation’s internal control over financial reporting.

Our Committee is responsible for overseeing the Corporation’s overall financial reporting processes. In fulfilling our responsibilities for the financial statements for fiscal year 2011, we:

•	Reviewed and discussed the audited financial statements for the fiscal year ended September 30, 2011 and quarterly financial statements with management and D&T;

•	Reviewed management’s assessment of the Corporation’s internal control over financial reporting and D&T’s report pursuant to Section 404 of the Sarbanes-Oxley Act;

•

Discussed with D&T the matters required to be discussed by Public Company Accounting Oversight Board (United States) (PCAOB) Audit Standard AU Section 380 “Communication with Audit Committees” and Rule 2-07 of SEC Regulation S-X relating to the conduct of the audit; and

•	Received written disclosures and the letter from D&T regarding its independence as required by PCAOB Ethics and Independence Rule 3526. We also discussed with D&T its independence.

We reviewed and approved all audit and audit-related fees and services. For information on fees paid to D&T for each of the last two years, see “Proposal to Approve the Selection of Independent Registered Public Accounting Firm” on page 52 of this proxy statement.

We considered the non-audit services provided by D&T in fiscal year 2011 and determined that engaging D&T to provide those services is compatible with and does not impair D&T’s independence.

In fulfilling our responsibilities, we met with the Corporation’s General Auditor and D&T, with and without management present, to discuss the results of their examinations, the evaluations of the Corporation’s internal control over financial reporting and the overall quality of the Corporation’s financial reporting. We considered the status of pending litigation, taxation matters and other areas of oversight relating to the financial reporting and audit processes that we determined appropriate. We discussed with management the Corporation’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Corporation’s risk assessment and risk management policies. We also met separately with the Corporation’s Chief Executive Officer, Chief Financial Officer, Controller, General Counsel and Ombudsman.

Based on our review of the audited financial statements and the discussions and reports referred to above, we recommended to the Board that the audited financial statements be included in the Corporation’s Annual Report on Form 10-K for the fiscal year ended September 30, 2011 for filing with the SEC.

The Audit Committee has selected D&T as the independent registered public accounting firm of the Corporation for the fiscal year ending September 30, 2012, subject to the approval of shareowners.

Audit Committee

Verne G. Istock, Chair

Steven R. Kalmanson

James P. Keane

Donald R. Parfet

OWNERSHIP OF EQUITY SECURITIES BY DIRECTORS AND EXECUTIVE OFFICERS

The following table shows the beneficial ownership, reported to us as of October 31, 2011, of our common stock, including shares as to which a right to acquire ownership within 60 days exists, of each director, and each executive officer listed in the table on page 38 (named executive officers) and of these persons and other executive officers as a group. On October 31, 2011 we had outstanding 141,916,926 shares of our common stock.

	Beneficial Ownership on October 31, 2011
Name	Shares of Common Stock (1)		Derivative Securities (2)	Total Shares (1)	Percent of Class (3)
Betty C. Alewine	19,182		3,000	22,182	—
Verne G. Istock	18,703		—	18,703	—
Barry C. Johnson	4,834	(4)	4,500	9,334	—
Steven R. Kalmanson	2,352		—	2,352	—
James P. Keane	2,352		—	2,352	—
William T. McCormick, Jr.	17,184		6,000	23,184	—
Keith D. Nosbusch	375,852	(5,6)	1,157,165	1,533,017	1.07
Donald R. Parfet	9,231	(4)	8,125	17,356	—
David B. Speer	16,935	(4)	7,500	24,435	—
Theodore D. Crandall	64,972	(5,6)	309,632	374,604	—
Steven A. Eisenbrown	30,257	(5,6)	179,083	209,340	—
Douglas M. Hagerman	31,219	(5,6)	245,421	276,640	—
Robert A. Ruff	42,697	(5,6)	168,232	210,929	—
All of the above and other executive officers as a group (25 persons)	846,259	(4,5,6)	3,007,742	3,854,001	2.66

(1)	Each person has sole voting and investment power with respect to the shares listed (either individually or with spouse).

(2)	Represents shares that may be acquired upon the exercise of outstanding stock options and, for executive officers, settlement of performance shares, within 60 days.

(3)

The shares owned by each person, and by the group, and the shares included in the number of shares outstanding have been adjusted, and the percentage of shares owned (where such percentage exceeds 1%) has been computed, in accordance with Rule 13d-3(d)(1) under the Exchange Act.

(4)

Does not include 5,424 and 2,162 restricted stock units granted under the 2003 Directors Stock Plan as compensation for services as directors for Messrs. Johnson and Parfet, respectively. Includes 3,900 shares and 4,500 stock options held by a family limited partnership for Mr. Speer.

(5)

Includes shares held under our savings plan. Does not include 2,643; 1,687; 2,540; 2,505; 2,318; and 14,060 share equivalents for Messrs. Nosbusch, Crandall, Eisenbrown, Hagerman, Ruff and the group, respectively, held under our supplemental savings plan.

(6)

Includes 32,570; 9,360; 9,440; 7,340; and 9,540 shares granted as restricted stock under our 2000 and 2008 Long-Term Incentives Plans for Messrs. Nosbusch, Crandall, Eisenbrown, Hagerman and Ruff, respectively, and 121,051 shares granted as restricted stock for the group.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

Rockwell Automation has a long-standing strong orientation toward pay for performance in its executive compensation programs. This orientation has held constant throughout the business cycles that our organization has encountered over time. Our executive compensation programs balance rewards with appropriate risk and the creation of shareowner value. The Compensation and Management Development Committee (the Compensation Committee) makes compensation decisions for officers based on a number of factors, including the market compensation rates for each position, the Company’s performance against pre-established goals and the relative share performance of the Company compared to the broader stock market, as well as the experience and contribution of each individual. Our executive remuneration programs include base salary, annual incentive compensation, long-term incentives, defined benefit and defined contribution pension plans and a very limited perquisite package.

The Company had a record year in fiscal 2011, as our strong performance continued. The compensation decisions made for fiscal 2011 reflect our Company’s strong business performance relative to the goals set out for the year. We believe the decisions described in this proxy statement reflect our orientation toward pay for performance and demonstrate our ongoing commitment to our shareowners, employees and other stakeholders.

Fiscal 2011 Performance

Early in the year, the Board of Directors approved an annual operating plan that reflected our expectations for our performance during fiscal 2011. Despite the continued economic uncertainty around the globe, the annual operating plan called for a significant improvement in our financial results from fiscal 2010 (which saw strong financial and operational results). The Compensation Committee used the annual operating plan as the basis for setting goals for sales, diluted earnings per share from continuing operations (EPS), free cash flow, return on invested capital (ROIC), and segment operating earnings under our incentive compensation plans (ICP). In establishing these goals, the Compensation Committee considered the uncertainty related to the timing and pace of an economic recovery. The Compensation Committee determined that meeting these goals would require significant effort and achievement on the part of the management team and all Company employees in the continued execution of our growth and performance strategy.

We are pleased to report that fiscal 2011 was an outstanding year for our Company. We set record levels for sales, EPS and ROIC. Our sales increased 24% year over year (20% excluding the effect of currency and acquisitions), and our EPS increased 57% from the prior year. ROIC was 31.6%, up from 22.8% in fiscal 2010, and we exceeded fiscal 2011 free cash flow goals. These financial results were materially better than the goals established at the start of the year.

Fiscal 2011 Pay Decisions

Executive base salaries were reviewed and approved by the Compensation Committee early in fiscal 2011 and increases were provided to the named executive officers (NEOs) ranging from 2.7% to 3.9% of current salaries. These percentage increases were in line with those provided to all employees and were intended to align salaries with market pay levels as well as individual experience and contribution. As discussed in the prior section, the ICP was based primarily on company and segment financial results, consistent with prior years. In light of the very strong results for fiscal 2011, the calculated ICP awards for our NEOs averaged 187% of target payout. Though the Compensation Committee retains the discretion to modify the awards calculated by the formula based on its assessment of Company performance, no adjustments to the calculated payouts were made.

The Company maintained its strategy of providing a combination of stock options, performance shares and restricted stock as a means to align the long-term interests of our management team with those of our shareowners. Grants of each of these forms of incentive awards were made in early fiscal 2011. The size of these grants was based on market pay practices and the performance of the Company during fiscal 2010. Market practices reflected higher values of long-term incentives granted at other companies during 2010 and the Company had very strong performance during fiscal 2010. Taking these factors into consideration, the Compensation Committee provided equity grants in fiscal 2011 to the NEOs that had a grant date fair value that was approximately 6% higher than the grant date fair value of the fiscal 2010 grants, positioning the awards between the 50th and 75th percentiles of market practice.

As a result of these decisions by the Compensation Committee, Total Direct Compensation (base salary, ICP, grant date fair value of long term incentive (LTI) grants) for the NEOs was 6.7% higher than in fiscal 2010. We believe this level of increase is justified given the very positive results achieved by the Company during fiscal 2011 as well as prevailing market compensation practice.

The Compensation Committee also determined the number of performance shares earned for the fiscal 2009 through 2011 performance period. The number of shares earned is based on the Company’s total shareowner return (TSR) as compared to the S&P 500 Index. The Company needed to perform at the 60th percentile of the Index companies in order for the target number of shares to be earned, with a lesser or greater number of shares earned for performance below or above the 60th percentile. The performance share program has been in place since fiscal 2006. Awards earned for the first three grant cycles ranged from 0% to 42% of target, reflecting TSR performance that fell short of target for each of the three cycles.

Over the performance period from October 1, 2008 to September 30, 2011, our cumulative TSR was 55.8%, which was at the 85th percentile of the companies in the S&P 500 Index. The median TSR for S&P 500 Index companies was 5.9%. Since our TSR performance exceeded the 75th percentile of the companies in the S&P 500 Index, the Compensation Committee approved awards equal to 200% of the target number of performance shares, consistent with the formula established at the time of grant. This payout for performance shares reflects the Company’s strong performance during the performance cycle. Coupled with the payout history of the plan since inception, it also illustrates our consistent approach to paying for performance.

The Compensation Committee and the Board believe that the skill and motivation of our employees, and especially our executive leaders, are essential to the Corporation’s performance and creation of shareowner value. We believe our compensation programs motivate performance that differentiates us from our competitors, encourages appropriate risk taking, and is consistent with our pay-for-performance philosophy. We will continue to provide a compensation program that we believe is effective, serves shareowner interests and is worthy of shareowner support.

Compensation Philosophy

Our long-term business strategy seeks sustained organic growth through, among other things, expanding our served markets and enhancing our market access. We have developed a strong productivity culture that has allowed us to reinvest in organic growth. We believe that our employees’ knowledge of our customers and their applications, and our technology is a key factor that makes this strategy work. We also believe that it is important to align the compensation of our leadership with this strategy and therefore we choose the factors in our short and long-term incentive plans, among other things, to focus the management team’s efforts in the areas that are critical to the success of this strategy.

The quality of our leadership has a direct impact on our performance, and with the oversight of the Compensation Committee, we offer compensation plans, programs and policies intended to attract and retain executive talent and “pay for performance,” including the creation of shareowner value. Our compensation programs include base salary, annual incentive compensation, long-term incentives, defined benefit and defined contribution pension plans and a very limited perquisite package.

The following table highlights the principal purposes of the main elements of our compensation programs:

Pay for Performance
	Attraction & Retention	Current Year Financial & Operational Performance	Long-Term Financial Performance	Creation of Shareowner Value
Base Salary	X	X
Annual Incentive Compensation	X	X		X
Long-Term Incentives	X		X	X
Pension Plans	X

We believe that a significant portion of an executive’s compensation should be directly linked to our performance and the creation of shareowner value. In fiscal 2011, for our named executive officers, the Compensation Committee planned a targeted mix of Total Direct Compensation in which 74% to 86% was based on pay for performance. The Compensation Committee targeted 53% to 69% of Total Direct Compensation of our named executive officers in the form of long-term incentives directly linked to the creation of shareowner value. These target percentages have been similar throughout fiscal years 2009, 2010, and 2011. Total Direct Compensation consists of base salary, annual ICP awards and LTI grants (calculated at the grant date fair value outlined in the Grants of Plan-Based Awards Table). As shown in the following graphs:

•

Our actual mix in fiscal 2011 differed from the targeted mix as a result of ICP payments. We significantly exceeded our pre-established goals and the Committee approved the calculated ICP payments for our named executive officers of 187% of target on average.

•	We have a strong pay-for-performance orientation where our executives’ pay is linked to how well we perform compared to the goals set for the fiscal year.

•

Actual Total Direct Compensation has varied from year to year based on our performance. For example, as shown in the graphs below, Mr. Nosbusch’s Total Direct Compensation has varied each year based on our performance.

The following table illustrates the changes in Mr. Nosbusch’s actual Total Direct Compensation compared to the changes in EPS. As the table shows, Mr. Nosbusch’s compensation has been aligned with the performance of the Company over this period of time.

Change in CEO Total Direct Compensation Compared to Change in EPS
	Earnings Per Share Percent Change from Prior Year	CEO Total Direct Compensation Percent Change from Prior Year
Fiscal 2009	-60.7%	-28.7%
Fiscal 2010	99.3%	68.6%
Fiscal 2011	57.0%	10.5%

Compensation Review Process

We evaluate and take into account market data in setting each element of our officers’ compensation. We define market practice by using the results of executive compensation surveys of major companies (the Major Companies) provided by Towers Watson and Aon Hewitt (collectively, the Survey Providers). The Towers Watson database includes over 300 companies and the Aon Hewitt database includes over 275 companies. In setting compensation levels for each element of pay, we analyze data relating to the Major Companies using regression analyses developed by the Survey Providers based on our sales. The market data analysis is typically the starting point for, and a significant factor in, our compensation determinations, but is not the only factor as we also consider the scope of the individual officer’s responsibilities and more subjective factors, such as the Compensation Committee’s (and the CEO’s in the case of other officers) assessment of the officer’s individual performance and expected future contributions and leadership.

The Compensation Committee has engaged Towers Watson, who is directly accountable to the Compensation Committee, to provide advice on compensation trends and market information to assist the Compensation Committee in fulfilling its duties. See page 16 for a description of the services provided by Towers Watson to the Corporation and the Compensation Committee’s assessment of Towers Watson’s independence.

We consider the total compensation (earned or potentially available) of each of the named executive officers and the other officers in establishing each element of compensation. As part of our compensation review process, we conduct a total compensation or “Tally Sheet” review with the Compensation Committee for each of our officers. This review encompasses all elements of compensation, including base salary, annual incentives, LTI grants, perquisites, health benefits and retirement and termination benefits. This review includes a consideration of amounts to be paid and other benefits accruing to our officers upon their retirement or other termination of employment. We consider the potential outcomes of annual incentives and LTI grants under a variety of performance scenarios. We also review the officers’ current balances in various compensation and benefit plans. Based upon the results of this analysis the Compensation Committee concluded that our compensation programs are in line with our compensation philosophy and provide an appropriate range of outcomes.

We do not believe our compensation programs encourage our executives to take excessive risk. Our ICP provides a balance among revenue, earnings, cash flow and asset performance, limiting the effect of over-performance in one area at the expense of others. Additionally, payouts under our ICP are capped at twice the individual’s ICP target, limiting excessive rewards for short-term results. The Compensation Committee can reduce or withhold the incentive if it determines that the executive has caused the Corporation to incur excessive risk. Moreover, the majority of the Total Direct Compensation for our executives is in the form of long-term incentives. We believe our mix of equity vehicles appropriately motivates long-term performance. In addition, the majority of equity vests over a period of several years with performance shares and restricted stock vesting at three years. We also have stock ownership guidelines for our named executive officers, which encourage a long-term view. In September 2009, the Corporation entered into letter agreements with Mr. Nosbusch as CEO and Mr. Crandall as CFO with respect to the reimbursement (or claw-back) of certain compensation. If we are required to restate any financial statements for periods from and after fiscal 2009 due to a material non-compliance with any financial reporting requirement under the securities laws, Messrs. Nosbusch and Crandall have agreed to reimburse the Corporation for any incentive- or equity-based compensation received during the 12 months following the public filing of such financial statements with the SEC. Incentive compensation subject to the claw-back includes: ICP, equity-based compensation received, profits realized from the sale of securities of the Corporation, and other incentive-based compensation. The Committee also engaged Towers Watson to conduct a review of all of our compensation programs relative to the potential for incentives to motivate excessive risk-

taking in a way that could materially affect the Corporation. Towers Watson reviewed the measures used in each program, the target setting process, and our overall governance of our compensation plans. The review concluded that we have strong governance procedures and that our plans do not present a material risk to the Corporation or encourage excessive risk taking by participants.

We review the value of prior equity grants held by our officers, but do not take these values into account in determining future long-term incentive grants for the following reasons:

•	we want to encourage long-term holding of equity grants, rather than encourage early sales in order to receive future grants;

•	the value of prior equity grants varies from year to year;

•

we have stock ownership guidelines for our officers that require officers to hold an amount of equity we believe sufficient to align the financial interests of our officers with those of our shareowners;

•	our officers are not allowed to sell shares if their equity holdings are not above our ownership guidelines, subject to limited exceptions for tax purposes; and

•	we want to continue to provide additional incentives for increasing shareowner value.

In making recommendations and determinations regarding each of our officers’ compensation, the Compensation Committee and the CEO also consider internal comparisons to the compensation we pay to our other executives.

Role of Management.  The Compensation Committee assesses the performance of the CEO and sets the CEO’s compensation in executive session without the CEO present. The CEO reviews the performance of our other officers, including the named executive officers, with the Compensation Committee and makes recommendations regarding each element of their compensation for the Compensation Committee’s review and approval. The Compensation Committee and the CEO are assisted in their review by Towers Watson, the Senior Vice President, Human Resources and the Vice President, Compensation & Benefits. The other named executive officers do not play a role in their own compensation determination other than discussing their performance with the CEO.

Elements of Compensation

Base Salary

We develop base salary guidelines for our officers generally at the median of the Major Companies, employing regression analyses developed by the Survey Providers based on our sales. However, the Compensation Committee’s salary decisions reflect the market data as well as the individual’s responsibilities and more subjective factors, such as the Compensation Committee’s (and the CEO’s in the case of other officers) assessment of the officer’s individual performance, skills and experience and expected future contributions and leadership. The Compensation Committee reviews base salaries for our officers every year.

Annual Incentive Compensation

Our annual incentive compensation plans (ICP) are designed to reward our executives for achieving Corporate and business segment or region results and for individual performance. Under our ICP, we establish for each executive at the start of each fiscal year an incentive compensation target equal to a percentage of the individual’s base salary. The target for annual incentive compensation is generally set at the median of the Major Companies as defined using regression formulas developed by the Survey Providers based on our sales. Actual incentive compensation payments under our ICP may be higher or lower than the incentive compensation target based on financial, operating and individual performance as described below. In line with our pay-for-performance orientation and as demonstrated in the graphs in the Compensation Philosophy section above, actual ICP payouts vary significantly from year to year based on performance compared to goals.

In the early part of each fiscal year, the CEO reviews with the Compensation Committee recommended financial goals for the fiscal year for purposes of our ICP. These goals include:

•	measurable financial goals with respect to our overall performance; and

•	for certain officers engaged in our business segments, measurable financial goals with respect to the performance of those business segments.

The Compensation Committee approves a set of financial goals, taking into account the CEO’s recommendations, and allocates a weighting of the target incentive compensation among the various goals that it establishes. For fiscal 2011, the Compensation Committee determined in the early part of the year that no payments were to be made under our ICP if EPS were less than the previous year’s results.

After the end of the fiscal year, the Compensation Committee and the CEO evaluate our performance and the performance of our business segments and consider the results compared to the pre-established goals. As a starting point, target amounts under our ICP are generally earned if we achieve our financial goals for the year. Awards to each officer under our ICP may be adjusted based on the Compensation Committee’s assessment (and except in the case of the CEO, based on the CEO’s recommendation) as to the individual’s achievement of individual goals and objectives and certain more subjective assessments of leadership acumen and the individual’s expected future contributions. Accordingly, while achieving our financial goals is extremely important in determining our annual incentive compensation, the Compensation Committee maintains discretion to adjust annual incentive compensation upward or downward, notwithstanding achievement of these goals.

Under our Annual Incentive Compensation Plan for Senior Executive Officers (Senior ICP), which applies to the CEO and the other NEOs, annual incentive compensation payments to those officers in total may not exceed 1% of our applicable net earnings (as defined in that plan) with the CEO’s maximum payment not to exceed 35% of the available funds, and each of the other four NEOs’ maximum payouts, respectively, not to exceed 15% of the available funds. The process for determining ICP awards for these individuals is the same as that used for the other ICP participants with the exception being that these individuals are subject to the noted limit on payments.

The annual incentive compensation for Messrs. Nosbusch, Crandall and Hagerman is based upon corporate performance. The annual incentive compensation for Mr. Eisenbrown is based upon a combination of corporate performance and the performance of the segment he led until April 1, 2011 and upon corporate performance after April 1, 2011. The annual incentive compensation for Mr. Ruff is based upon a combination of corporate performance and the performance of the segment he led until April 1, 2011 and upon a combination of corporate performance and regional sales after April 1, 2011.

The following table shows the 2011 corporate and segment financial goals used for determining awards under our ICP for fiscal 2011 and our performance compared to those goals:

ICP FACTORS

	Sales (1)		EPS (2)		Return on Invested Capital (3)		Segment Operating Earnings (4)		Free Cash Flow (5)
	Goal	Performance	Goal	Performance	Goal	Performance	Goal	Performance	Goal	Performance
Corporation	$5,267 million	$5,767 million	$4.00	$4.79	27.2%	31.6%			$572 million	$672 million
Architecture & Software	$2,285 million	$2,491 million					$569 million	$647 million
Control Products & Solutions	$2,982 million	$3,276 million					$324 million	$350 million

(1)

Sales for the Corporation are from continuing operations only and exclude the favorable effect of changes in currency exchange rates ($223 million) and the net favorable impact of acquisitions and divestitures during the year ($10 million). Sales for Architecture & Software exclude the favorable effect of changes in currency exchange rates ($103 million). Sales for Control Products & Solutions exclude the favorable effect of changes in currency exchange rates ($120 million) and the net favorable impact of acquisitions and divestitures during the year ($10 million). We use sales excluding the effect of changes in currency exchange rates as one measure to monitor and evaluate our performance. We determine the effect of changes in currency exchange rates, for this internal performance measure, by translating the respective period’s sales using currency exchange rates that were incorporated into our 2011 annual operating plan.

(2)	Earnings per share are diluted earnings per share from continuing operations.

(3)	For a complete definition and explanation of our calculation of return on invested capital, see Supplemental Financial Information on page 64.

(4)

Architecture & Software segment operating earnings exclude the favorable effect of changes in currency exchange rates ($12 million). Control Products & Solutions segment operating earnings exclude the favorable effect of changes in currency exchange rates ($20 million) and the net unfavorable impact of acquisitions during the year ($1 million). Information regarding how we define segment operating earnings is set forth in note 18, Business Segment Information, to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2011.

(5)

We calculated the $672 million in free cash flow performance, an internal performance measure, as cash provided by continuing operating activities ($644 million), plus excess income tax benefit from share-based compensation ($38 million), plus discretionary after-tax U.S. pension contribution ($110 million), minus capital expenditures ($120 million). We account for share-based compensation under U.S. GAAP, which requires that we report excess tax benefits related to share-based compensation as a financing cash flow rather than as an operating cash flow. We have added this benefit back to our calculation of free cash flow in order to generally classify cash flows arising from income taxes as operating cash flows. We have added the discretionary after-tax U.S. pension contribution because it was not considered in the goal. Our definition of free cash flow for this internal performance measure also takes into consideration the capital investment required to maintain the operations of our businesses and execute our strategy. Cash provided by continuing operating activities adds back non-cash depreciation expense to earnings and thus does not reflect a charge for necessary capital expenditures. We use free cash flow as one measure to monitor and evaluate performance. Our definition of free cash flow may differ from definitions used by other companies.

Long-Term Incentives

The principal purpose of our long-term incentives is to reward management for creating shareowner value and to align the financial interests of management with shareowners. The creation of shareowner value is important not only on absolute terms, but also relative to the value created as compared to other investment alternatives available to our shareowners. Our practice is to make annual grants of LTI awards to executives using a combination of stock options, performance shares and restricted stock.

As a critical element of our executive compensation programs, long-term incentives make up the largest component of total pay for our named executive officers. We establish baseline long-term incentive values at the median (50th percentile) of the Major Companies, the same process we use to establish base salary guidelines and ICP target opportunities. The companies used in determining these values are included in the Towers Watson executive compensation database described above.

The Committee then considers a variety of factors in determining whether actual grant date values for long-term incentive awards should deviate from the baseline values. These factors include:

•	the Company’s recent financial performance;
•	changes in market long-term incentive grant practices;
•	share availability and usage patterns at the Company;
•	individual performance;
•	scope of an individual’s role; and
•	internal equity.

These factors are not weighted and there is no formula for how the factors are applied in determining actual grant date values. Instead, the Committee uses its judgment in considering these factors to ensure there is a strong correlation between pay and performance, a theme prevalent throughout the executive pay programs. Actual grant date values are expected to approximate the median baseline level in years when these factors do not warrant increased grant values. Actual grant date values are positioned between the 50th and 75th percentile of the relevant market in years when performance and the factors noted above warrant higher than median grant date values. Actual realized values from these grants will reflect changes in Company stock price over time and how the Company’s stock price performs relative to the S&P 500 Index. For fiscal 2011, we calculated the number of options, performance shares and shares of restricted stock based on the grant date values and the fair market value of Company stock on December 7, 2010, the date of grant.

We generally make long-term incentive grants near the beginning of each fiscal year at the same time the Compensation Committee performs its annual management performance evaluation and takes other compensation actions. Annual equity grants for officers occur on the same date as our annual equity grants for our other professional and managerial employees, which in fiscal 2011 was the date of the Compensation Committee’s December meeting. As the grant date for our annual long-term incentive awards generally occurs on the day the Compensation Committee meeting is held in the first quarter of our fiscal year, the grant date is effectively set approximately one year in advance when all Compensation Committee meetings for the next year are scheduled. We do not grant equity awards in anticipation of the release of material non-public information. Similarly, we do not time the release of information based on equity award grant dates.

The CEO recommends to the Compensation Committee the equity grants for other executives, and the Compensation Committee approves all equity grants for executives. We also at times award equity grants to new executives as they are hired or promoted during the year. These grants are approved by the Compensation Committee, and the grant date is the date the Compensation Committee approves the grant or, if later, the start date for a new executive.

In fiscal 2011, our equity grants to vice presidents and above continued to have three components. We targeted stock options at approximately 62.5% of the anticipated total value of the long-term incentive grant, performance shares at approximately 25% of the anticipated total value of the grant and restricted stock at approximately 12.5% of the anticipated total value of the grant. We determined this allocation of equity vehicles taking into account a review of market practice. This review was conducted by Towers Watson. Compared to this review, we grant a greater percentage of our long-term incentives as stock options and performance shares than market practice because we believe that a greater proportion of long-term incentives should reward future performance determined by an increase in shareowner value.

Options:  We believe that stock options are an appropriate vehicle to reward management for increases in shareowner value, as they provide no value if share price does not increase. Our stock option grants vest in 1/3 increments at one, two and three years from the grant date and have a 10 year life. The exercise price of all stock option grants is the fair market value of our stock at the close of trading on the date of the grant. Our long-term incentives plan does not allow us to reprice stock options. Stock options granted to executives and other employees during fiscal 2011 represented approximately 1.2% of outstanding common shares at the end of fiscal 2011. Total options outstanding at the end of fiscal 2011 were approximately 5.5% of outstanding shares at the end of fiscal 2011. The Compensation Committee takes these figures into account when determining the annual stock option grant.

Performance Shares:  Performance shares are designed to reward management for our relative performance compared to the companies in the S&P 500 Index over a three-year period. The payout in respect of performance shares granted in December 2009, December 2010, and December 2011 will be made in shares of our common stock or cash, and will range from zero to 200% of the target number of shares awarded based on our total shareowner return compared to the performance of companies in the S&P 500 Index over a three-year period. The payouts will be at zero, the target amount and the maximum amount if our total shareowner return is equal to or less than the 30th percentile, equal to the 60th percentile and equal to or greater than the 75th percentile of the total shareowner return of companies in the S&P 500 Index, respectively, over the applicable three-year period. The number of shares earned will be interpolated for results between those percentiles. If performance shares are earned but total shareowner return is negative, the amount of shares earned will be reduced by 50%.

For the performance period from October 1, 2008 to September 30, 2011, our total shareowner return

(TSR) was at the 85th percentile of the companies in the S&P 500 Index, resulting in 200% of the target number of performance shares being earned for that performance period. The starting price for this performance period of $39.75 was based on the 20-day average trading price prior to October 1, 2008 and the ending price of $56.97 was based on the 20-day average trading price prior to October 1, 2011. The Committee determined that the performance shares would be paid to participants in shares of Rockwell Automation common stock.

Restricted Stock:  We grant restricted shares primarily in order to retain high quality executives throughout a business cycle. Accordingly, restricted shares do not vest until three years after the grant date.

Perquisites

During fiscal 2011, our officers received a very limited perquisite package that included personal liability insurance, annual physicals, spouse travel and recreational activities at Board retreats, and expatriate assignment. Upon retirement, officers may elect to continue the personal liability insurance coverage at their own expense. During fiscal 2011, Mr. Ruff transitioned to President of Asia Pacific Region with an international assignment based in Hong Kong. Mr. Ruff’s expense reimbursement related to his standard expatriate package, including housing, travel and standard allowances, is considered a perquisite.

Other

With regard to other benefits, our officers receive the same benefits as other eligible U.S. salaried employees. They participate on the same basis as other eligible U.S. salaried employees in:

•	our health and welfare plans, pension plan and 401(k) savings plan;

•

our non-qualified pension and savings plans (these plans use the same formulas as our qualified plans and provide benefits that may not be paid under our qualified plans due to Internal Revenue Code limitations); and

•	our deferred compensation plan (this plan offers investment measurement options similar to those in our 401(k) savings plan and does not have any guaranteed rates of return).

Compensation Deductibility

Internal Revenue Code Section 162(m) provides that we may not deduct in any taxable year compensation in excess of $1 million paid in that year to our chief executive officer and our other three most highly compensated executive officers, other than the chief financial officer, unless the compensation is “performance based.” Grants of stock options, performance shares and awards under our Senior ICP are considered “performance based” compensation for this purpose. Base salaries and restricted stock awards do not qualify as “performance based” compensation for this purpose. With the exception of the restricted stock granted to Mr. Nosbusch and the portion of his base salary in excess of $1 million, we do not anticipate that any portion of our fiscal 2011 compensation to the named executive officers covered by Section 162(m) will exceed the deductibility limitations of Section 162(m).

Change of Control and Severance Agreements

We do not have employment contracts with any officers. However, on September 27, 2010, we entered into change of control agreements with Mr. Nosbusch, each of the other named executive officers, and certain other officers. These agreements become effective if there is a change of control of the Corporation after September 30, 2010 and before October 1, 2013. The terms and conditions are substantially the same as those in the agreements that expired on September 30, 2010, except that:

•	the agreements do not include a provision that entitles the executives to receive tax gross-ups related to any excise tax imposed on change of control agreements; and

•	in the year of termination following a change of control, the executive will receive a pro-rated ICP payment based upon the average of the previous three years ICP instead of the highest ICP payment in the previous three years.

There are two main purposes of these agreements.

•

First, they provide protection for the executive officers who would negotiate any potential acquisitions of the Corporation, thus encouraging them to negotiate a good outcome for shareowners, without concern that their negotiating stance will put at risk their financial situation immediately after an acquisition.

•

Second, the agreements seek to ensure continuity of business operations during times of potential uncertainty, by removing the incentive to seek other employment in anticipation of a possible change of control.

In short, they seek to ensure that we may rely on key executives to continue to manage our business consistent with the Corporation’s best interests despite concerns for personal risks. We do not believe these agreements encourage our executives to favor or oppose a change of control. We believe these agreements strike a balance that the amounts are neither so low to cause an executive to oppose a change of control nor so high as to cause an executive to favor a change of control.

For a description of the value of the change of control agreements, see “Potential Payments Upon Termination or Change of Control.”

In the case of terminations other than those to which our change of control agreements apply, we have no severance agreements in place. However, in the past we have at times entered into severance agreements with executives upon termination of their employment with the terms and conditions depending upon the individual circumstances of the termination, the transition role we expect from the executive and our best interests.

Executive Stock Ownership

We believe our focus on pay for performance is sharpened by aligning closely the financial interests of our officers with those of shareowners. Accordingly, we have set the following minimum ownership guidelines for our named executive officers. These guidelines must be met within five years after becoming an officer.

Common Stock Market Value (Multiple of Base Salary)
Chief Executive Officer	5
Other NEOs and Senior Vice Presidents	3

Shares owned directly (including restricted shares) or through our savings plans (including share equivalents under our non-qualified savings plans) and the after-tax value of vested unexercised stock options are considered in determining whether an officer meets the guidelines, except that no more than 50% of the guidelines can be met by the after-tax value of vested unexercised stock options. If a named executive officer subject to the guidelines does not make appropriate progress to meet the guidelines, the named executive officer’s future long-term incentive grants may be adversely affected.

At September 30, 2011, the five named executive officers owned an aggregate of 556,606 shares (including share equivalents under our non-qualified savings plans) of our common stock, with an aggregate market value of $31.2 million. As of September 30, 2011, all of the named executive officers met the guidelines.

Compensation of the Chairman of the Board and Chief Executive Officer

Mr. Nosbusch’s base salary was increased to $1,100,000 from $1,040,000 effective January 2011. Mr. Nosbusch’s base salary was positioned slightly above the median for CEOs of the Major Companies using regression analyses developed by the Survey Providers based on our revenues. His total annual compensation continues to depend significantly on incentive compensation tied to the Compensation Committee’s assessment of the Company’s and his performance.

In December 2011, Mr. Nosbusch was awarded an ICP payment of $2,112,000. Mr. Nosbusch’s ICP payment was 192% of his target annual incentive compensation. In determining Mr. Nosbusch’s annual incentive compensation for fiscal 2011, the Compensation Committee concluded that under his leadership the

Corporation significantly outperformed our financial goals and the underlying economic environment. The Committee also considered:

•	Our performance, under Mr. Nosbusch’s leadership, compared to our operating goals and objectives;

•	Mr. Nosbusch’s personal performance;

•

information on Mr. Nosbusch’s annual cash compensation compared to annual cash compensation of CEOs of the Major Companies in the Survey Providers database, using regression analyses developed by the Survey Providers based on our sales; and

•	ICP awards to other named executive officers.

For fiscal 2011 Mr. Nosbusch was granted stock options for 135,300 shares, 8,270 restricted shares and 15,030 performance shares. Consistent with our executive compensation philosophy, the anticipated value of this grant was first set at the median of LTI grants to CEOs of the Major Companies using the regression analysis developed by Towers Watson based on our sales. Then the grants were adjusted by the Compensation Committee based on the following considerations:

•

information on Mr. Nosbusch’s total compensation compared to the total compensation of CEOs of the Major Companies in the Survey Providers compensation databases, using regression analyses developed by the Survey Providers based on our sales. For long-term incentives the results of the Towers Watson database were used for conducting the comparison. The data showed that Mr. Nosbusch’s total compensation and long-term incentives compensation are consistent with our compensation philosophy and are largely based on performance;

•

internal comparisons with the other named executive officers. Mr. Nosbusch’s pay relative to the other named executive officers is in line with the survey data of CEOs to other named executive officers of the Major Companies in the Survey Providers database using the regression analyses developed by the Survey Providers based on our sales. Mr. Nosbusch’s pay is higher than the other named executive officers due to his greater level of responsibility and accountability;

•

historical information regarding Mr. Nosbusch’s long-term compensation opportunities. This information indicated that Mr. Nosbusch’s long-term compensation opportunities have yielded significant realized and unrealized value for Mr. Nosbusch, particularly with respect to equity awards. The value is a product of Mr. Nosbusch’s long service to the Corporation, the fact that he has held his equity awards rather than cashing them in, and most importantly, the value of his equity awards has varied along with the returns to our shareowners. We believe this is in line with the creation of shareowner value objective of our pay-for-performance philosophy; and

•

Mr. Nosbusch’s past and expected future contributions to our long-term performance. The Compensation Committee concluded that Mr. Nosbusch and the management team skillfully guided the Corporation through the 2009 economic crisis, and that the Corporation was positioned to perform well in an economic recovery. The Committee believes that he has contributed significantly to our growth and profitability over time, and is expected to continue to contribute to our success for the benefit of shareowners, customers and other stakeholders. Based on his contribution, expected future performance and position relative to annual cash compensation, the Committee determined that it was appropriate to increase the weighting of long-term incentives in Mr. Nosbusch’s Total Direct Compensation.

The grant date fair value of these awards to Mr. Nosbusch in fiscal 2011 was $4,762,138, which was up 10.7% from the grant date fair value of equity awards granted to Mr. Nosbusch in fiscal 2010. These amounts were determined using the valuation method described in the Grants of Plan-Based Awards Table.

The following line graph compares the cumulative total shareowner return on our common stock against the cumulative total return of the S&P 500 Index for the period of five years from October 1, 2006 to September 30, 2011, assuming in each case a fixed investment of $100 at the respective closing prices on September 30, 2006 and reinvestment of all dividends. Our cumulative 5-year performance outpaced the S&P 500.

Comparison of Five-Year Cumulative Total Return

Rockwell Automation and S&P 500 Index

The cumulative total returns on Rockwell Automation common stock and the S&P 500 Index as of each September 30, 2006-2011 plotted in the above graph are as follows:

	10/1 2006	9/30 2007	9/30 2008	9/30 2009	9/30 2010	9/30 2011
Rockwell Automation*	$100.00	$121.75	$66.78	$79.28	$117.54	$108.87
S&P 500 Index	100.00	116.44	90.85	84.58	93.17	94.24
Cash dividends per common share	0.90	1.16	1.16	1.16	1.22	1.475

*	Includes the reinvestment of all dividends in our common stock

We believe the returns to shareowners shown in this graph indicate that our pay-for-performance philosophy and our emphasis on long-term incentives are well in line with the interests of shareowners, and that Mr. Nosbusch’s compensation is appropriate given both the fiscal 2011 and long-term performance of our company.

Compensation of Other Named Executive Officers

In determining the compensation for Messrs. Crandall, Eisenbrown, Hagerman and Ruff we considered:

•	the market data for their positions;
•	internal equity between each named executive officer and our other officers;

•	salary increase plans for other employees; and

•	our performance and the performance of their business segments and regions (where applicable) as well as their performance compared to their operating and leadership objectives.

In determining the fiscal 2011 ICP payouts for Messrs. Crandall, Eisenbrown, Hagerman and Ruff, we considered:

•	our performance compared to pre-established financial goals;

•	each officer’s achievement of individual goals and objectives; and

•	certain more subjective assessments of leadership acumen and the individual’s expected future contributions.

As discussed earlier in this document, the financial results for fiscal 2011 significantly exceeded the target level of performance, which itself was an increase over prior year results. As a result, in December 2011, Messrs. Crandall, Eisenbrown, Hagerman and Ruff were awarded ICP payments of $687,000, $682,900, $624,600 and $612,000, respectively, which represent awards that were 192%, 191%, 192% and 173% of target, respectively.

At the beginning of fiscal 2011, Messrs. Eisenbrown and Ruff were each granted options for 38,300 shares, 2,340 restricted shares and 4,250 performance shares; Mr. Crandall was granted options for 35,300 shares, 2,160 restricted shares and 3,930 performance shares; and Mr. Hagerman was granted options for 26,800 shares, 1,640 restricted shares and 2,980 performance shares. Consistent with our executive compensation philosophy, in determining these grants, we considered:

•

information on the officers’ total compensation compared to the compensation of similar positions at the Major Companies in the Towers Watson executive compensation database, using a regression analysis developed by Towers Watson based on our sales;

•	internal comparisons with other officers;

•	historical information regarding their long-term compensation opportunities; and

•	past and expected future contributions to our long-term performance.

Changes in Compensation Programs for Fiscal 2012

At our 2011 Annual Meeting of Shareowners 93% of the shares voted at the meeting voted to approve the advisory vote on our executive compensation programs. Based on this strong endorsement, the Compensation Committee did not implement any changes in our executive compensation program as a result of such vote. The Compensation Committee did approve, however, certain small adjustments to our executive compensation program for fiscal 2012, which are discussed in the following sections.

Base Salary

The salaries for Messrs. Nosbusch, Crandall, Eisenbrown, Hagerman and Ruff were increased effective January 2012 to $1,130,000, $588,000, $586,800, $534,600 and $578,600, respectively. These changes average 2.6%.

Annual Incentive Compensation

For fiscal 2012, the ICP financial measures will remain the same (sales, EPS, free cash flow and ROIC or segment operating earnings); however the weightings were adjusted to increase emphasis on EPS. No awards will be earned unless EPS at least equals fiscal 2011 EPS performance. Target amounts will generally be earned under our ICP if we achieve our financial goals for the year, and maximum payouts will be earned if we significantly exceed the goals. In determining the payout curves, the Compensation Committee considered:

•	actual fiscal 2011 performance,

•	the rate of growth required to achieve our goals, and

•	the impact of global macroeconomic factors on the Corporation’s business prospects.

The Compensation Committee retains the discretion to modify the formula award based on their assessment of our performance.

Long-Term Incentives

For the fiscal 2012 grants, the overall structure of our long-term incentive program remains unchanged from fiscal 2009 through fiscal 2011 (stock options, performance shares and restricted stock). However, the Committee adjusted the proportion of options, performance shares and restricted stock from 62.5%, 25% and 12.5% to 50%, 37.5% and 12.5% respectively, going forward. We believe that this adjusted mix maintains our strong emphasis on shareowner value creation while increasing the percentage of pay tied to whether the Company outperforms alternative investment choices.

We calculated the number of options, performance shares and shares of restricted stock using the closing price of our common stock on December 1, 2011, which was the date of grant. The exercise price of options continues to be the closing price on the date of the grant. As discussed under the earlier section describing Mr. Nosbusch’s 2011 compensation, the Committee started with market median grants and then adjusted the grants based on the factors described above, including Company and individual performance to determine the actual grant date value of long-term incentive awards.

The Compensation Committee approved at the December 2011 meeting the following grants of equity awards to the NEOs for fiscal 2012:

Name	Options	Performance Shares	Shares of Restricted Stock
Keith D. Nosbusch	101,800	17,680	8,030
Theodore D. Crandall	25,700	4,460	2,030
Steven A. Eisenbrown	21,400	3,720	1,690
Douglas M. Hagerman	19,500	3,380	1,540
Robert A. Ruff	21,400	3,720	1,690

The performance shares and restricted stock grants have terms and conditions that are substantially the same as the grants made in fiscal year 2011. See footnotes 2 and 4 to the Grants of Plan-Based Awards Table.

SUMMARY COMPENSATION TABLE

The following table sets forth the total compensation of each of the named executive officers for the fiscal years ended September 30, 2011, 2010 and 2009.

Name and Principal Position	Year	Salary ($)	Bonus (1) ($)	Stock Awards (2) ($)	Option Awards (3) ($)	Non-Equity Incentive Plan Compensation (4) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (5) ($)	All Other Compensation (6) ($)	TOTAL ($)
Keith D. Nosbusch	2011	1,092,414	0	1,882,954	2,879,184	2,112,000	2,908,545	81,054	10,956,151
President &	2010	993,962	0	1,847,428	2,455,713	1,911,021	1,478,058	75,490	8,761,672
Chief Executive Officer	2009	941,977	0	1,483,024	1,849,925	0	2,447,238	63,170	6,785,334
Theodore D. Crandall	2011	568,707	0	492,181	751,184	687,000	735,215	30,979	3,265,266
Senior Vice President &	2010	532,544	7,300	549,555	722,988	655,100	350,260	30,633	2,848,380
Chief Financial Officer	2009	517,315	0	435,190	539,400	0	415,591	26,154	1,933,650
Steven A. Eisenbrown	2011	567,538	0	532,544	815,024	682,900	1,068,025	26,473	3,692,504
Senior Vice President	2010	526,673	7,250	523,015	686,295	656,000	492,524	28,971	2,920,728
	2009	511,598	0	435,190	539,400	0	620,962	26,033	2,133,183
Douglas M. Hagerman	2011	517,036	0	373,355	570,304	624,600	212,288	26,457	2,324,040
Senior Vice President,	2010	484,093	6,650	439,644	578,934	595,500	86,022	26,523	2,217,366
General Counsel & Secretary	2009	470,243	0	345,117	428,575	0	117,462	22,799	1,384,196
Robert A. Ruff	2011	561,207	0	532,544	815,024	612,000	1,370,444	220,628	4,111,847
Senior Vice President (7)	2010	499,425	25,000	549,555	722,988	587,200	363,150	29,844	2,777,162
	2009	454,215	0	435,190	539,400	0	500,536	25,397	1,954,738

(1)

This column represents a one-time lump sum payment, in an amount equal to 50% of the salary increase instituted July 5, 2010, in respect of the period from January 1, 2010 to July 4, 2010. All employees except Mr. Nosbusch received this award.

(2)

Amounts in this column represent the grant date fair value of restricted stock and performance share awards granted calculated in accordance with U.S. GAAP. The grant date fair value of restricted stock was $69.57, $46.16 and $29.37 per share for 2011, 2010 and 2009, respectively. Performance share awards are valued at target shares with a grant date fair value of $87.00, $54.81 and $31.82 for 2011, 2010 and 2009, respectively. The assumptions applicable to these valuations are set forth in note 11, Share-Based Compensation, to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2011. The amounts shown may not correspond to the actual value that may be realized by the named executive officers. For additional information on awards made in fiscal 2011, see the Grants of Plan-Based Awards Table and Outstanding Equity Awards Table.

(3)

Amounts in this column represent the grant date fair value of option awards granted computed in accordance with U.S. GAAP. The grant date fair value was $21.28, $13.59 and $7.75 per share for 2011, 2010 and 2009, respectively. The assumptions applicable to these valuations are set forth in note 11, Share-Based Compensation, to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2011. The amounts shown may not correspond to the actual value that may be realized by the named executive officers. For additional information on awards made in fiscal 2011, see the Grants of Plan-Based Awards Table and Outstanding Equity Awards Table.

(4)

This column represents amounts paid under our ICP for performance in the fiscal year. For more information about our ICP, see the “Compensation Discussion and Analysis” and Grants of Plan-Based Awards Table.

(5)

We do not pay “above market” interest on non-qualified deferred compensation; therefore, this column reflects changes in pension values only. The changes in pension value amounts for each year represent the difference from September 30 of the prior year to September 30 of each year in the actuarial present value of the named executive officers’ accrued pension benefit at their unreduced retirement age under our qualified and non-qualified pension plans. For additional information, including the assumptions used to calculate these amounts, see the Pension Benefits Table.

(6)

This column represents the Corporation matching contributions for the named executive officers under our savings plans and, for Mr. Eisenbrown, under our deferred compensation plan and cash dividends paid on restricted stock held. The aggregate amount of personal benefits and perquisites (such as personal liability insurance, annual physicals, and spouse travel and recreational activities at Board retreats and customer events) provided to each named executive officer during fiscal 2011, 2010 and 2009 are less than $10,000 and, therefore, are not included in All Other Compensation with the exception of Mr. Ruff. The amount for Mr. Ruff includes expenses related to his standard expatriate package for his international assignment in Hong Kong based on the incremental cost to the Company for these benefits as well as other personal benefits as set forth below in the All Other Compensation Table.

(7)	During fiscal 2011, Mr. Ruff transitioned to President of the Asia Pacific region with an international assignment based in Hong Kong.

ALL OTHER COMPENSATION TABLE

The following table describes each element of the All Other Compensation column in the Summary Compensation Table for fiscal 2011.

Name	Value of Company Contributions to Savings Plans (1) $	Dividends on Restricted Stock (2) $	Perquisites (3) $	TOTAL $
Keith D. Nosbusch	$32,758	$48,296	—	$81,054
Theodore D. Crandall	17,054	13,925	—	30,979
Steven A. Eisenbrown	12,493	13,980	—	26,473
Douglas M. Hagerman	15,504	10,953	—	26,457
Robert A. Ruff	17,090	13,953	189,585	220,628

(1)

This column includes the Corporation matching contributions to the named executive officers’ 401(k) savings plan and non-qualified savings plan accounts and, for Mr. Eisenbrown, to his deferred compensation plan account. This is consistent with the practice we use for all eligible employees.

(2)	This column represents cash dividends paid on restricted shares held by the named executive officers.

(3)

The aggregate amount of personal benefits and perquisites provided to each named executive officer during fiscal 2011, 2010 and 2009 are less than $10,000 and, therefore, are not included in All Other Compensation with the exception of Mr. Ruff. Mr. Ruff’s expenses related to his standard expatriate package for his international assignment in Hong Kong, personal liability insurance, and spouse travel and recreational activities at a Board retreat and customer event are included based on the incremental cost to the Company for the benefits. Mr. Ruff’s international assignment to Hong Kong effective April 2011 includes housing, travel and standard allowances related to relocation and other assignment expenses under our standard expatriate package for all employees of $187,359.

GRANTS OF PLAN-BASED AWARDS TABLE

The following table provides information about equity and non-equity awards made to the named executive officers in fiscal 2011.

Name	Grant Type	Grant Date		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards (4): Number of Shares of Stock or Units (#)	All Other Option Awards (5): Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards (6) ($ / Sh)	Grant Date Fair Value of Stock and Option Awards (7) ($)
			Compensation Committee Approval Date (3)	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Keith D. Nosbusch	Incentive Compensation	12/7/2010	12/7/2010	0	1,100,000	2,200,000
	Performance Shares	12/7/2010	12/7/2010				0	15,030	30,060				1,307,610
	Restricted Shares	12/7/2010	12/7/2010							8,270			575,344
	Stock Options	12/7/2010	12/7/2010								135,300	69.57	2,879,184
Theodore D. Crandall	Incentive Compensation	12/7/2010	12/7/2010	0	357,813	715,626
	Performance Shares	12/7/2010	12/7/2010				0	3,930	7,860				341,910
	Restricted Shares	12/7/2010	12/7/2010							2,160			150,271
	Stock Options	12/7/2010	12/7/2010								35,300	69.57	751,184
Steven A. Eisenbrown	Incentive Compensation	12/7/2010	12/7/2010	0	358,125	716,250
	Performance Shares	12/7/2010	12/7/2010				0	4,250	8,500				369,750
	Restricted Shares	12/7/2010	12/7/2010							2,340			162,794
	Stock Options	12/7/2010	12/7/2010								38,300	69.57	815,024
Douglas M. Hagerman	Incentive Compensation	12/7/2010	12/7/2010	0	325,313	650,626
	Performance Shares	12/7/2010	12/7/2010				0	2,980	5,960				259,260
	Restricted Shares	12/7/2010	12/7/2010							1,640			114,095
	Stock Options	12/7/2010	12/7/2010								26,800	69.57	570,304
Robert A. Ruff	Incentive Compensation	12/7/2010	12/7/2010	0	353,125	706,250
	Performance Shares	12/7/2010	12/7/2010				0	4,250	8,500				369,750
	Restricted Shares	12/7/2010	12/7/2010							2,340			162,794
	Stock Options	12/7/2010	12/7/2010								38,300	69.57	815,024

(1)

These columns show the potential value of the cash payout for each named executive officer under the ICP for fiscal 2011 if the target and maximum goals are met. For each named executive officer, an incentive compensation target equal to a percentage of the individual’s base salary is set at the beginning of the year. Amounts shown are based on base salary at September 30, 2011. Actual incentive compensation payments under the plan may be higher or lower than the target based on financial, operating and individual performance. The Compensation Committee has discretion to change the amount of any award irrespective of whether the measures are met. For fiscal year 2012, ICP targets as a percentage of base salary remain unchanged from fiscal year 2011 and are 100% for Mr. Nosbusch and 62.5% for each of the other named executive officers. Incentive compensation payments under the Senior ICP may not exceed 1% of our applicable net earnings (as defined in the plan).

(2)

These columns show the threshold, target and maximum payouts under performance shares awarded during fiscal year 2011. The payout in respect of these performance shares will be made in shares of our common stock and/or cash in an amount determined based on the total shareowner return of our common stock, assuming reinvestment of all dividends, compared to the performance of companies in the S&P 500 Index for the period from October 1, 2010 to September 30, 2013, if the individual continues as an employee until the third anniversary of the grant date (subject to provisions relating to the grantee’s death, disability or retirement or a change of control of the Corporation). The payouts will be at zero, the target amount and the maximum amount if our shareowner return is equal to or less than the 30th percentile, equal to the 60th percentile and equal to or greater than the 75th percentile of the total shareowner return of companies in the S&P 500 Index, respectively, over the applicable three-year period, with the payout interpolated for results between those percentiles. We use the 20-trading day average ending September 30 to determine the starting price and the final TSR. The potential value of a payout will fluctuate with the market value of our common stock.

(3)	In fiscal 2011 annual equity grants were made at the Compensation Committee meeting on December 7, 2010.

(4)

This column shows the number of shares of restricted stock granted in fiscal 2011 to the named executive officers. The restricted stock vests on December 7, 2013 (three years from the grant date), provided the individual is still employed by the Corporation on that date. Restricted stock owners are entitled to any cash dividends paid, but are not entitled to any dividends paid in shares until the restricted shares vest. Cash dividends are paid at the Corporation’s regular dividend rate. The grant date fair value of these awards was $69.57 per share computed in accordance with U.S. GAAP and the assumptions set forth in note 11, Share-Based Compensation, to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2011.

(5)

This column shows the number of stock options granted in fiscal 2011 to the named executive officers under our 2008 Long-Term Incentives Plan. The options vest and become exercisable in three substantially equal installments beginning on December 7, 2011, one year after the grant date. The grant date fair value of these awards computed in accordance with U.S. GAAP was $21.28 per share. This amount was calculated using the Black-Scholes pricing model and the assumptions set forth in note 11, Share-Based Compensation, to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2011.

(6)	This column shows the exercise price for stock options granted, which was the closing price of our common stock on December 7, 2010, the grant date of the options.

(7)

This column shows the aggregate grant date fair value of the performance share awards at target, which was based on $87.00 per share computed in accordance with U.S. GAAP and the assumptions set forth in note 11, Share-Based Compensation, to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2011. The aggregate grant date fair value of the performance share awards at two times the target number of shares was $2,615,220, $683,820, $739,500, $518,520, and $739,500 for Messrs. Nosbusch, Crandall, Eisenbrown, Hagerman, and Ruff, respectively.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

The following table provides information about equity awards made to the named executive officers that are outstanding as of September 30, 2011.

		Option Awards (1)					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options EXERCISABLE (#)	Number of Securities Underlying Unexercised Options UNEXERCISABLE (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (2) (#)	Market Value of Shares or Units of Stock That Have Not Vested (3) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (4) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (3) ($)
Keith D. Nosbusch	12/7/2010		135,300		69.5700	12/7/2020	8,270	463,120	15,030	841,680
	12/9/2009	60,233	120,467		46.1600	12/9/2019	10,100	565,600	25,200	1,411,200
	12/3/2008	159,132	79,568		29.3700	12/3/2018	14,200	795,200	33,500	1,876,000
	12/5/2007	130,500			68.0400	12/5/2017
	12/6/2006	113,850			63.5900	12/6/2016
	11/7/2005	143,750			56.3600	11/7/2015
	11/8/2004	297,800			43.9000	11/8/2014
Theodore D. Crandall	12/7/2010		35,300		69.5700	12/7/2020	2,160	120,960	3,930	220,080
	12/9/2009	17,733	35,467		46.1600	12/9/2019	3,000	168,000	7,500	420,000
	12/3/2008	46,399	23,201		29.3700	12/3/2018	4,200	235,200	9,800	548,800
	12/5/2007	35,500			68.0400	12/5/2017
	12/6/2006	31,400			63.5900	12/6/2016
	11/7/2005	36,300			56.3600	11/7/2015
	11/8/2004	70,000			43.9000	11/8/2014
Steven A. Eisenbrown	12/7/2010		38,300		69.5700	12/7/2020	2,340	131,040	4,250	238,000
	12/9/2009	700	33,667		46.1600	12/9/2019	2,900	162,400	7,100	397,600
	12/3/2008	1,133	23,201		29.3700	12/3/2018	4,200	235,200	9,800	548,800
	12/5/2007	35,500			68.0400	12/5/2017
	12/6/2006	31,400			63.5900	12/6/2016
	11/7/2005	37,950			56.3600	11/7/2015
Douglas M. Hagerman	12/7/2010		26,800		69.5700	12/7/2020	1,640	91,840	2,980	166,880
	12/9/2009	14,200	28,400		46.1600	12/9/2019	2,400	134,400	6,000	336,000
	12/3/2008	16,455	18,434		29.3700	12/3/2018	3,300	184,800	7,800	436,800
	12/5/2007	28,400			68.0400	12/5/2017
	12/6/2006	25,100			63.5900	12/6/2016
	11/7/2005	36,300			56.3600	11/7/2015
	11/8/2004	67,800			43.9000	11/8/2014
Robert A. Ruff	12/7/2010		38,300		69.5700	12/7/2020	2,340	131,040	4,250	238,000
	12/9/2009	17,733	35,467		46.1600	12/9/2019	3,000	168,000	7,500	420,000
	12/3/2008	46,399	23,201		29.3700	12/3/2018	4,200	235,200	9,800	548,800
	12/6/2006	12,600			63.5900	12/6/2016
	11/7/2005	18,200			56.3600	11/7/2015

(1)	All options vest 1/3 per year beginning on the first anniversary of the grant date (subject to provisions related to the grantee’s death, retirement or a change of control).

(2)	All restricted stock vests in full on the third anniversary of the grant date (subject to provisions related to the grantee’s death, retirement or a change of control).

(3)	The market value of the stock awards is based on the closing market price of our common stock as of September 30, 2011, which was $56.00.

(4)

This column shows the target number of performance shares outstanding. The payout can be from 0 to 200% of the target as described in footnote 2 to the Grants of Plan-Based Awards Table. All performance shares will vest and be paid out on the third anniversary of the grant date (subject to provisions relating to the grantee’s death, disability or retirement or a change of control). The performance shares awarded on December 3, 2008 were earned at 200% of target. The Compensation Committee approved at its November 2011 meeting the payout of such performance shares in shares of our common stock, which resulted in the following number of shares being delivered to the named executive officers:

Name	Shares of Common Stock Delivered in Respect of Performance Shares Awarded on December 3, 2008 and Vested on December 3, 2011

Keith D. Nosbusch	67,000
Theodore D. Crandall	19,600
Steven A. Eisenbrown	19,600
Douglas M. Hagerman	15,600
Robert A. Ruff	19,600

OPTION EXERCISES AND STOCK VESTED TABLE

The following table provides additional information about stock option exercises and shares acquired upon the vesting of stock awards, including the value realized, during the fiscal year ended September 30, 2011 by the named executive officers.

	OPTION AWARDS		STOCK AWARDS
Name	Number of Shares Acquired on Exercise (1) (#)	Value Realized on Exercise (2) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting (2) ($)

Keith D. Nosbusch	418,100	22,669,860	17,862	1,221,582
Theodore D. Crandall	55,000	2,744,285	4,936	337,573
Steven A. Eisenbrown	143,716	5,963,832	4,936	337,573
Douglas M. Hagerman	27,781	1,466,385	3,932	268,909
Robert A. Ruff	61,200	1,216,067	3,932	268,909

(1)	Messrs. Nosbusch, Crandall, Eisenbrown, Hagerman, and Ruff retained 251,900, 3,600, 1,750, 2,266, and 1,450 shares, respectively.

(2)	Based on the closing price of our common stock on the NYSE on the exercise date or vesting, as applicable.

PENSION BENEFITS TABLE

The following table shows the present value of accumulated benefits as of September 30, 2011 payable to the named executive officers under the Rockwell Automation Pension (Qualified) Plan and Rockwell Automation Non-Qualified Pension Plan based on the assumptions described in Footnote 1 to the Table.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)

Keith D. Nosbusch	Rockwell Automation Pension (Qualified) Plan	37	1,603,006	—
	Rockwell Automation Pension (Non-Qualified) Plan	37	15,438,123	—
Theodore D. Crandall	Rockwell Automation Pension (Qualified) Plan	25	645,650	—
	Rockwell Automation Pension (Non-Qualified) Plan	25	1,997,005	—
Steven A. Eisenbrown	Rockwell Automation Pension (Qualified) Plan	36	1,044,909	—
	Rockwell Automation Pension (Non-Qualified) Plan	36	3,082,049	—
Douglas M. Hagerman	Rockwell Automation Pension (Qualified) Plan	7	148,563	—
	Rockwell Automation Pension (Non-Qualified) Plan	7	421,181	—
Robert A. Ruff	Rockwell Automation Pension (Qualified) Plan	35	1,090,018	—
	Rockwell Automation Pension (Non-Qualified) Plan	35	2,400,858	—

(1)

These amounts have been determined using the assumptions set forth in note 12, Retirement Benefits, to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2011, and represent the accumulated benefit obligation for benefits earned to date, based on age, service and earnings through the measurement date of September 30, 2011.

The named executive officers participate in two pension plans with the same requirements/benefits as other employees: the Rockwell Automation Pension Plan (the Qualified Pension Plan), which is qualified under the Internal Revenue Code, and the Rockwell Automation Non-Qualified Pension Plan (the Non-Qualified Pension Plan), which is an unfunded, non-tax-qualified plan. The Qualified Pension Plan provides retirement benefits to nearly all U.S. employees of the Corporation hired before July 1, 2010. The Qualified Pension Plan and the Non-Qualified Pension Plan were closed to entrants hired or re-hired on or after July 1, 2010. In place of becoming a member of the Qualified Pension Plan and/or the Non-Qualified Pension plan, employees hired or re-hired on or after July 1, 2010, will be eligible for a non-elective contribution (the “NEC”) in the Qualified and/or Non-Qualified Savings Plan. The NEC is based on a combination of age and service and the percentage contribution is outlined in the Non-Qualified Savings Plan section below. The NEC formula is the same for both the Qualified Savings Plan and the Non-Qualified Savings Plan.

The Non-Qualified Pension Plan provides benefits that may not be paid from the Qualified Pension Plan due to limitations imposed by the Internal Revenue Code on qualified plan benefits. Non-Qualified Pension Plan benefits are provided to any U.S. salaried employee whose benefits are affected by these limits. Our policy with respect to funding our pension obligations is to fund at least the minimum amount required by applicable laws and governmental regulations. We maintain a rabbi trust for our non-qualified plans, including the Non-Qualified Pension Plan, which we will fund in the event there is a change of control of the Corporation.

Effective January 1, 2011, the pension plans were amended to allow participants to elect a lump sum payment instead of an annuity option offered under the plans. The present values in the above table are determined based on assumptions required by SEC rules, which are different from those used to calculate the lump sum payment under the plans. Note that due to Internal Revenue Code Section 409A regulations, if a named executive officer elected to receive his benefit from the Non-Qualified Plan in the form of a lump sum, he would not be eligible to receive the lump sum payment for at least five years.

For employees hired before July 1, 2010, benefits provided by both the Qualified Pension Plan and the Non-Qualified Pension Plan have the same requirements for vesting, which occurs at five years of service. Benefits in both plans are determined using the same formula. Named executive officers do not receive any additional service or other enhancements in determining the form, timing or amount of their benefits.

Normal retirement benefits

•	Normal retirement benefits are payable at age 65 with five years of service.

Early retirement with reduced benefits

•	Reduced early retirement benefits after 10 years of service are payable at the earlier of either:

•	age 55 or older; or

•	75 or more points (age plus credited service equals or exceeds 75).

The reduction for early retirement benefits is determined using an actuarial equivalence with an applicable interest rate and mortality table similar to those used for Social Security purposes. Currently, Messrs. Crandall, Eisenbrown and Ruff have met the eligibility requirements for early retirement with a reduced benefit.

Pension plan formula

•	Pension plan benefits are payable beginning at a named executive officer’s normal retirement date and are determined by the following formula:

•	Two-thirds (66 2/3%) of the participant’s average monthly earnings up to $1,666.67;
•	Multiplied by a fraction, not to exceed 1.00, the numerator of which is the participant’s years of credited service, including fractional years, and the denominator of which is thirty-five (35);

•

Plus 1.50% of the participant’s average monthly earnings in excess of $1,666.67 times the participant’s years of credited service, including fractional years, up to a maximum of thirty-five (35) years;

•	Plus 1.25% of the participant’s average monthly earnings in excess of $1,666.67 times the participant’s years of credited service, including fractional years, in excess of thirty-five (35) years;

•

Less 50% of primary Social Security benefit times a fraction not to exceed 1.00, the numerator of which is the participant’s years of credited service, including fractional years, and the denominator of which is thirty-five (35).

Average monthly earnings represent the monthly average of the participant’s pensionable earnings for the highest five calendar years during the last 10 calendar years while the participant was actively employed. A participant’s earnings used for calculating pension plan benefits (pensionable earnings) include base salary and annual incentive compensation awards. Awards of stock options, restricted stock, performance shares and performance-based long-term cash awards, and all other cash awards are not considered when determining pension benefits.

Mr. Ruff was employed by our former subsidiary Reliance Electric at December 31, 1997 so his pension is determined in two parts. The pension plan formula described above applies only to credited service after December 31, 1997. For credited service prior to December 31, 1997, Mr. Ruff’s pension benefit under the former Reliance Electric plan formula applies and is adjusted for subsequent growth in average monthly earnings prior to his retirement.

Messrs. Eisenbrown and Crandall are also eligible to participate in our Supplemental Retirement Plan for Certain Senior Executives, which is a closed plan. Their benefit under that plan currently is zero.

Disability pension benefits

•

Disability pension benefits are available under the Qualified Pension Plan and the Non-Qualified Pension Plan to active employees before age 65 upon total and permanent disability if the participant has at least 15 years of credited service or at least 10 years of credited service with 70 points or more (age plus credited service is equal to or greater than 70). The benefit is generally calculated in the same manner as the normal retirement benefit.

Pension benefits payable to beneficiaries upon death of a participant

•

Pension benefits under the Qualified Pension Plan and the Non-Qualified Pension Plan are payable to the participant’s beneficiaries upon the death of the participant while eligible for normal or early retirement.

•	The surviving spouse will receive a monthly lifetime benefit calculated as if the participant retired and elected the 50% surviving spouse option.

•	If the participant dies after starting to receive benefits, the benefit payments are processed in accordance with the benefit option selected.

•	If the retiree has started monthly pension benefit payments, the beneficiary is eligible for a lump-sum death benefit equal to $150 per year of credited service up to $5,250.

•

If the participant dies before he or she is eligible for early retirement, pension benefits may begin in the month following the date the participant would have attained earliest retirement date; otherwise they may begin in the month following the date of death.

•	If the participant elects the lump sum payment option and the lump sum payment is made, no further benefits are provided to the beneficiary or surviving spouse upon death of the participant.

NON-QUALIFIED DEFERRED COMPENSATION

The following table provides information on our non-qualified defined contribution and other non-qualified deferred compensation plans in which all eligible U.S. salaried employees, including the named executive officers participate, which consist of the following:

•

Rockwell Automation Non-Qualified Savings Plan (the Non-Qualified Savings Plan):  Our U.S. employees, including the named executive officers, whose earnings exceed certain applicable federal limitations on compensation that may be recognized under our Qualified Savings Plan, are entitled to defer earnings on a pre-tax basis to the Non-Qualified Savings Plan. Corporation matching contributions that cannot be made to the Qualified Savings Plan due to applicable federal tax limits are also made to the Non-Qualified Savings Plan. Under the Qualified Savings Plan, we match half up to 6% of the employee’s eligible earnings contributed to the Plan, subject to a maximum amount of earnings under applicable federal tax regulations. Earnings under the Non-Qualified Savings Plan are credited to participant accounts on a daily basis in the same manner as under the Qualified Savings Plan. Investment options are selected by the participant, may be changed daily, and include the same fund and Corporation stock investments that are offered by the Qualified Savings Plan. No preferential interest or earnings are provided under the Non-Qualified Savings Plan. Account balances under the Non-Qualified Savings Plan are distributed in a lump-sum cash payment within 60 days after the end of the month occurring six months after the employee terminates employment or retires.

In addition to the Corporation matching contributions, a non-elective contribution (NEC) is provided for employees hired or rehired on or after July 1, 2010. If employed on the last day of the year, eligible employees receive an annual NEC benefit equal to eligible pay multiplied by a percentage based on “points”, which equal the sum of age and years of service as of each December 31 and based on the following chart. The NEC is provided by the end of the first quarter of the following year.

Total Points (Age + Years of Service as of 12/31)	Percentage of Pay Contributed as NEC
<40	3.00%
40-59	4.00%
60-79	5.00%
80+	7.00%

•

Rockwell Automation Deferred Compensation Plan (the Deferred Compensation Plan):  Our U.S. salaried employees whose base salary is at least $160,000 (those in career band E after January 1, 2012), including the named executive officers, may elect annually to defer up to 50% of base salary and up to 100% of their annual incentive compensation award to the Deferred Compensation Plan.

Matching.  For participants who defer base salary to the plan, we provide a matching contribution equal to what we would have contributed to the Qualified Savings Plan or Non-Qualified Savings Plan for the deferred amounts.

Distribution elections.

•

For contributions before 2005:  Participants could opt to receive the deferred amounts on a specific date, at retirement, or in installments up to 15 years following retirement. Participants may make a one-time change of distribution election or timing (at least one year before payments would otherwise begin).

•

Contributions after January 1, 2005: Participants may elect either a lump-sum distribution at termination of employment or installment distributions for up to 15 years following retirement. Participants may make a one-time change of the distribution election or timing (at least one year before payments would otherwise begin), provided that the changed distribution cannot begin until five years after the original distribution date.

Timing of distributions.

•	For contributions before 2005: We make distributions within the first 60 days of a calendar year.

•	For contributions after January 1, 2005: We make distributions beginning in July of the year following termination or retirement. Ongoing installment payments are made in February of each year.

Earnings on deferrals.  Participants select investment measurement options, including hypothetical fund investments that correspond to those offered by the Qualified Savings Plan, excluding the Corporation’s stock. Investment measurement options may be changed daily. Earnings are credited to participant accounts on a daily basis in the same manner as under the Qualified Savings Plan. No preferential interest or earnings are provided under the Deferred Compensation Plan.

•

Rockwell Automation Deferred Compensation Plan (the Old Plan):  Of the named executive officers, only Mr. Crandall participates in the Old Plan, which is a closed plan. Participants were only permitted to defer incentive compensation to this plan. Distributions are made annually in January; however, if a participant is considered a “key employee” under the terms of the Internal Revenue Code, there may be a six-month delay in the commencement of distributions. The plan provides an interest rate that is one-twelfth of the annual interest rate for quarterly compounding that is 120% of the applicable Federal long-term monthly rate for the three-month period ending on the last day of each calendar year quarter. The interest is applied to participant accounts quarterly on the last business day of the quarter.

We maintain a rabbi trust for our non-qualified plans, including the Non-Qualified Savings Plan and deferred compensation plans, which we will fund in the event there is a change of control of the Corporation.

NON-QUALIFIED DEFERRED COMPENSATION TABLE

Name	Executive Contributions in Last Fiscal Year (1) ($)	Registrant Contributions in Last Fiscal Year (2) ($)	Aggregate Earnings in Last Fiscal Year (3) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End (4) ($)
Keith D. Nosbusch	68,008	25,503	(44,142)	0	1,019,903
Theodore D. Crandall	26,309	9,866	6,466	0	657,568
Steven A. Eisenbrown	70,485	5,317	(2,252)	0	1,242,225
Douglas M. Hagerman	48,198	8,268	(20,187)	0	1,189,472
Robert A. Ruff	38,713	9,678	(10,574)	0	201,052

(1)

These amounts include contributions made by each named executive officer to the Non-Qualified Savings Plan. It also includes amounts deferred by Mr. Eisenbrown to the Deferred Compensation Plan. These amounts are also reported in the “Salary” column in the Summary Compensation Table.

(2)

These amounts represent Corporation matching contributions for each named executive officer under the Non-Qualified Savings Plan, and for Mr. Eisenbrown under the Deferred Compensation Plan. Corporation matching contributions under the Deferred Compensation Plan are made for deferrals of base salary only. Only Mr. Eisenbrown elected to defer base salary to the Deferred Compensation Plan in 2011. These amounts are also reported in the “All Other Compensation” column in the Summary Compensation Table and as part of the “Value of Company Contributions to Savings Plans” column in the All Other Compensation Table.

(3)

These amounts include earnings (losses), dividends and interest provided on current contributions and existing balances, including the change in value of the underlying investment options in which the named executive officer is deemed to be invested. These amounts are not reported in the Summary Compensation Table as compensation.

(4)

These amounts represent each named executive officer’s aggregate balance in the Non-Qualified Savings Plan, for Messrs. Crandall, Eisenbrown and Hagerman in the Deferred Compensation Plan, and for Mr. Crandall in the “Old” Deferred Compensation Plan, in each case at September 30, 2011. The numbers also include the contributions made by each named executive officer to the Non-Qualified Savings Plan and amounts deferred by Mr. Eisenbrown to the Deferred Compensation Plan, which are also reported in the “Salary” column of the Summary Compensation Table, and the Corporation matching contributions, which are also reported in the “All Other Compensation” column in the Summary Compensation Table for each fiscal year. The amounts included in the Summary Compensation Table for fiscal 2009 for Messrs. Nosbusch, Crandall, Eisenbrown, Hagerman and Ruff are $65,636, $25,692, $82,394, $39,668 and $28,187, respectively; for fiscal 2010 for Messrs. Nosbusch, Crandall, Eisenbrown, Hagerman and Ruff are $91,355, $35,506, $88,251, $44,497 and $41,708, respectively; and for fiscal 2011 for Messrs. Nosbusch, Crandall, Eisenbrown, Hagerman and Ruff are $93,512, $36,174, $75,803, $56,466 and $ 48,391, respectively.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

The tables and narrative below describe and quantify compensation that would become payable to the named executive officers under existing plans and arrangements if the named executive officer’s employment had terminated on September 30, 2011 for the reasons set forth below. We do not have employment agreements with the named executive officers, but do have change of control agreements with Messrs. Nosbusch, Crandall, Eisenbrown, Hagerman and Ruff and certain other officers. There are two main purposes of these agreements.

1. They provide protection for the executive officers who would negotiate any potential acquisitions of the Corporation, thus encouraging them to negotiate a good outcome for shareowners, without concern that their negotiating stance will put at risk their financial situation immediately after an acquisition.

2. The agreements seek to ensure continuity of business operations during times of potential uncertainty, by removing the incentive to seek other employment in anticipation of a possible change of control.

In short, the change of control agreements seek to ensure that we may rely on key executives to continue to manage our business consistent with the Corporation’s best interests despite concerns for personal risks. We do not believe these agreements encourage our executives to favor or oppose a change of control. We believe these agreements strike a balance that the amounts are neither so low to cause an executive to oppose a change of control nor so high as to cause an executive to favor a change of control. In addition, in the past we at times have entered into severance arrangements with executive officers upon termination of their employment, with the terms and conditions depending on the individual circumstances of the termination, the transition role we expect from the officer and our best interests. The information set forth below does not include payments and benefits to the extent they are provided on a non-discriminatory basis to salaried employees upon termination of employment, including unused vacation pay, distributions of balances under savings and deferred compensation plans and accrued pension benefits. The information set forth below also does not include any payments and benefits that may be provided under severance arrangements that may be entered into with any named executive officer upon termination of their employment.

In September 2010, we re-entered into change of control agreements with Messrs. Nosbusch, Crandall, Eisenbrown, Hagerman and Ruff and certain other officers. Each agreement becomes effective if there is a “change of control” of the Corporation after September 30, 2010 and before October 1, 2013. Each agreement provides for the continuing employment of the executive for two years after the change of control on conditions no less favorable than those in effect before the change of control. If the executive’s employment is terminated by us without “cause” or if the executive terminates his employment for “good reason” within that two year period, each agreement entitles the executive to:

•	severance benefits payable as a lump sum equal to two times (three times in the case of Mr. Nosbusch) his annual compensation, including target ICP;

•	annual ICP payment prorated through the date of termination payable as a lump sum, based upon the average of the previous three years’ ICP payments; and

•	continuation of other benefits and perquisites for two years (three years in the case of Mr. Nosbusch).

The agreements do not include a provision that entitles the executives to receive tax gross-ups related to any excise tax imposed on change of control agreements. In each change of control agreement, the executive agreed to certain confidentiality provisions.

Under the change of control agreements, a change of control would include any of the following events:

•	any “person”, as defined in Section 13(d)(3) or 14(d)(2) of the Exchange Act, acquires 20 percent or more of our outstanding voting securities;

•	a majority of our directors are replaced by persons who are not endorsed by a majority of our directors;

•

we are involved in a reorganization, merger, sale of assets or other business combination that results in our shareowners owning 50% or less of our outstanding shares or the outstanding shares of the resulting entity; or

•	shareowners approve a liquidation or dissolution of the Corporation.

The following table provides details with respect to potential post-employment payments to the named executive officers under our change of control agreements in the event of separation due to a change of control of the Corporation, assuming a termination covered by the change of control agreement occurred on September 30, 2011.

Name	Cash ($) (1)	Equity ($) (2)	Pension/ NQDC ($)	Perquisites/ Benefits ($) (3)	Tax Reimbursement ($) (4)	Other ($) (5)	Total ($)
Keith D. Nosbusch	7,941,007	9,257,091	0	67,233	0	100,000	17,365,331
Theodore D. Crandall	2,307,992	2,679,878	0	31,699	0	100,000	5,119,569
Steven A. Eisenbrown	2,308,550	2,662,166	0	30,234	0	100,000	5,100,950
Douglas M. Hagerman	2,098,325	2,121,073	0	29,756	0	100,000	4,349,154
Robert A. Ruff	2,235,983	2,707,878	0	27,491	0	100,000	5,071,352

(1)

This column includes the severance value, which is base salary plus target annual ICP multiplied by three for Mr. Nosbusch, and multiplied by two for Messrs. Crandall, Eisenbrown, Hagerman, and Ruff. In the year of termination, the executive is also entitled to receive a prorated ICP payout based on the average of the previous three years’ ICP payment (fiscal years 2009, 2010 and 2011). These amounts are $1,341,007, $447,366, $446,300, $406,700 and $399,733 for Messrs. Nosbusch, Crandall, Eisenbrown, Hagerman and Ruff, respectively.

(2)

Upon a change of control of the Corporation and, in the case of awards granted after February 2, 2010, if (1) the executive’s awards are assumed or substituted with comparable awards by the surviving corporation in the change of control and such executive’s employment is terminated within two years of the change of control for certain specified reasons or (2) the executive’s awards are not assumed or substituted with comparable awards by the surviving corporation in the change of control, all outstanding stock options would become fully exercisable; the restrictions on all shares of restricted stock would lapse; and grantees of performance shares would be entitled to a performance share payout equal to 100% of the target shares.

The following represents the value of unvested equity awards had a change of control occurred on September 30, 2011, using the fiscal year end price of $56.00.

Name	Unvested Stock Options ($)	Unvested Restricted Stock ($)	Performance Shares ($)
Keith D. Nosbusch	3,304,291	1,823,920	4,128,880
Theodore D. Crandall	966,838	524,160	1,188,880
Steven A. Eisenbrown	949,126	528,640	1,184,400
Douglas M. Hagerman	770,353	411,040	939,680
Robert A. Ruff	966,838	534,240	1,206,800

(3)	Amounts do not include perquisite value for Mr. Ruff’s international assignment. See the All Other Compensation Table for additional information.

(4)	Agreements do not include a provision that entitles the executives to receive tax gross-ups related to any excise tax imposed on change of control agreements.

(5)	Estimated value of outplacement services.

The following table sets forth the treatment of equity-based awards upon termination of employment for the following reasons:

Reason	Options	Restricted Stock	Performance Shares
Voluntary — Other than retirement	Vested — can be exercised until the earlier of (i) three months after last date on payroll or (ii) the date the option expires Unvested — forfeited	Unearned shares forfeited	Unearned shares forfeited
Voluntary — Retirement

If retirement occurs 12 months or more after grant date, unvested options continue to vest; otherwise all unvested options are forfeited. Vested options can be exercised until the earlier of (i) five years after retirement or (ii) the date the option expires.

If retirement occurs 12 months or more after grant date and before the end of the restriction period, pro rata shares earned at retirement. If retirement occurs before 12 months after the grant date, all unearned shares forfeited

If retirement occurs 12 months or more after grant date and before the end of the performance period, pro rata shares earned at the end of the performance period. If retirement occurs before 12 months after the grant date, all unearned shares forfeited

Involuntary — Cause	Vested — forfeited Unvested — forfeited	Unearned shares forfeited	Unearned shares forfeited
Involuntary — Not for cause

Vested — can be exercised until the earlier of (i) three months after last date on payroll or (ii) the date the option expires

Unvested — continue to vest during salary continuation period; if vesting occurs in that period, can be exercised until the earlier of (i) three months after last date on payroll or (ii) the date the option expires; remaining unvested options forfeited

		Unearned shares forfeited	Unearned shares forfeited
Death	All options vest immediately and can be exercised until the earlier of (i) three years after death or (ii) the date the option expires	All restrictions lapse	Shares earned on a pro rata basis at the end of the performance period
Disability

Vested — can be exercised until the earlier of (i) three months after the employee’s last date on payroll or (ii) the date the option expires

Unvested — continue to vest during salary continuation period; if vesting occurs in that period, can be exercised until the earlier of (i) three months after last date on payroll or (ii) the date the option expires; remaining unvested options forfeited

		If disability continues for more than six months, all restrictions lapse	If disability continues for more than six months, pro rata shares earned at the end of the performance period

COMPENSATION COMMITTEE REPORT

The Compensation and Management Development Committee has reviewed and discussed with management the Compensation Discussion and Analysis prepared by management and contained in this proxy statement. Based on this review and discussion, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

Compensation and Management

Development Committee

William T. McCormick, Jr., Chair

Betty C. Alewine

Donald R. Parfet

David B. Speer

PROPOSAL TO APPROVE THE SELECTION

OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected the firm of Deloitte & Touche, LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2012, subject to the approval of the shareowners. D&T and its predecessors have acted as our independent registered public accounting firm since 1934.

Before the Audit Committee selected D&T, it carefully considered the independence and qualifications of that firm, including their performance in prior years and their reputation for integrity and for competence in the fields of accounting and auditing. We expect that representatives of D&T will attend the Annual Meeting to answer appropriate questions and make a statement if they desire to do so.

Audit Fees

The following table sets forth the aggregate fees for services provided by D&T for the fiscal years ended September 30, 2011 and 2010 (in millions), all of which were approved by the Audit Committee:

	Year Ended September 30,
	2011	2010
Audit Fees
Integrated Audit of Consolidated Financial Statements and Internal Control over Financial Reporting	$3.09	$3.20
Statutory Audits	2.06	1.95
Audit-Related Fees*	0.09	0.14
Tax Fees
Compliance	—	0.01
All Other Fees**	0.04	0.08

Total	$5.28	$5.38

*	Audit-related services primarily relate to non-US employee benefit plan audits as well as to other compliance services.

**	Other fees include International Financial Reporting Standards (IFRS) diagnostic assessment services and a license for an accounting research tool.

The Audit Committee considered and determined that the non-audit services provided by D&T were compatible with maintaining the firm’s independence.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee is responsible for appointing, compensating and overseeing the work performed by D&T and audit services performed by other independent public accounting firms. The Audit Committee pre-approves all audit (including audit-related) services provided by D&T and others and permitted non-audit services provided by D&T in accordance with its pre-approval policies and procedures.

The Audit Committee annually approves the scope and fee estimates for the year-end audit, statutory audits and employee benefit plan audits for the next fiscal year. With respect to other permitted services to be performed by our independent registered public accounting firm, the Audit Committee has adopted a policy pre-approving certain categories and specific types of audit and non-audit services that may be provided by our independent registered public accounting firm on a fiscal year basis, subject to individual and aggregate monetary limits. The policy requires the Corporation’s Controller or Chief Financial Officer to pre-approve the terms and conditions of any engagement under the policy. The Audit Committee must specifically approve any proposed engagement for an audit or non-audit service that does not meet the guidelines of the policy. The Audit Committee also authorized the Chair of the Committee to pre-approve any individual service not covered by the general pre-approval policy, with any such approval reported by the Chair at the next regularly scheduled meeting of the Committee. The Audit Committee annually reviews and approves the categories of pre-approved services and monetary limits under the pre-approval policy. The Corporation’s Controller reports to the Audit Committee regarding the aggregate fees charged by D&T and other public accounting firms compared to the pre-approved amounts, by category.

The Board of Directors recommends that you vote “FOR” the proposal to approve the selection of D&T as our independent registered public accounting firm, which is presented as item (b).

PROPOSAL TO APPROVE 2012 LONG-TERM INCENTIVES PLAN

A proposal will be presented at the meeting to approve our 2012 Long-Term Incentives Plan (the

2012 Plan), which was adopted by our Board of Directors on November 2, 2011, subject to approval by our shareowners. The complete text of the 2012 Plan is set forth in Appendix A to this proxy statement, and shareowners are urged to review it together with the following information about certain material features of the 2012 Plan, which is qualified by reference to Appendix A. The 2012 Plan would replace our 2008 Long-Term Incentives Plan (the 2008 Plan), which was previously approved by our shareowners.

WHY YOU SHOULD APPROVE THE

2012 PLAN

Equity compensation is an essential part of our compensation program to help us attract and retain talent to deliver the Company’s strategy and create shareowner value. We believe that a significant portion of an executive’s compensation should be directly linked to our performance and the creation of shareowner value. Consistent with this philosophy, a majority of total direct compensation for senior executives is in the form of long-term incentive awards. We currently grant equity awards under the 2008 Plan, which was initially approved by shareowners at the Company’s 2008 annual meeting. The 2008 Plan has shares remaining available for grant. However, at current stock prices, it is possible that there will not be enough shares under the 2008 Plan for the fiscal 2013 annual equity awards, which are expected to be granted December 2012. Our principal reason for adopting the 2012 Plan is to make additional shares of common stock available for issuance as long-term incentive plan awards. If the 2012 Plan is approved by our shareowners, no further awards will be made under the 2008 Plan. We believe that approval of the 2012 Plan is critical to retaining and further incentivizing our employees and to attracting future key employees. We believe it is important for our employees to have long-term performance incentives and to be aligned with shareowner interests.

No awards have been made under the 2012 Plan. As of December 12, 2011, there were outstanding options to purchase 6,186,940 shares, 261,104 shares of restricted stock and 302,600 performance shares under the 2008 Plan. Outstanding awards under the 2008 Plan will continue in accordance with the terms and conditions of those awards and the 2008 Plan. As of December 12, 2011, there were 3,898,348 shares remaining available for delivery pursuant to the 2008 Plan. If shareowners approve the 2012 Plan, no further grants will be made under the 2008 Plan.

As of December 12, 2011, there were outstanding options to purchase 2,807,034 shares and 2,968 shares of restricted stock under our 2000 Long-Term Incentives Plan, and options to purchase 37,625 shares under our 2003 Directors Stock Plan. Outstanding awards will continue in accordance with the terms and conditions of those awards and those plans. As of December 12, 2011, there were 291,597 shares remaining available for delivery pursuant to the 2003 Directors Stock Plan.

As of December 12, 2011, in the aggregate there were outstanding options to purchase 9,031,599 shares, with a per share weighted average exercise price of $55.11 and weighted average remaining term of 7.1 years, and 566,672 shares subject to full-value awards (consisting of 264,072 shares of restricted stock and 302,600 performance shares).

2012 Plan Has Provisions Designed to Protect Shareowners

The 2012 Plan authorizes the granting of equity-based compensation in the form of options, stock appreciation rights (SARs), restricted shares, restricted stock units, performance shares and performance units. The 2012 Plan has a number of features that are designed to protect shareowner interests. Some of these features are set forth below and are described more fully under the heading “Summary of the 2012 Plan.”

•	Administration. The 2012 Plan will be administered by a committee composed entirely of independent directors.

•

Revised Method for Counting Full Value Shares.  The number of shares available for delivery under the 2012 Plan is 6.8 million. Under the 2012 Plan, for any award that is not a stock option or stock appreciation right, 2.2 shares of common stock will be counted against the number of shares available under the plan for every share of common stock issued under the award. For awards of stock options and stock appreciation rights, one share of common stock will be counted against the maximum number of shares of common stock available under the plan for every share of common stock granted under the award. Since we regularly include restricted stock and performance shares in our LTIP awards, the effect of this method is likely to be that substantially less than 6.8 million actual shares will be awarded under the 2012 Plan.

•

No Liberal Recycling Provisions.  The 2012 Plan provides that only shares with respect to awards granted under the 2012 Plan, 2008 Plan and 2000 Plan that expire or are forfeited or cancelled, or shares that were covered by an award where the benefit is paid in cash instead of shares, will again be available for issuance under the 2012 Plan. Shares (i) delivered or withheld to pay the exercise price or withholding taxes or (ii) repurchased with option proceeds will not be added back to the aggregate plan limit. There will be no adjustment to the available shares upon the exercise or settlement of stock appreciation rights regardless of the number of shares actually issued or delivered in connection with the exercise or settlement.

•	Exercise Price. The exercise price of options and stock appreciation rights must be greater than or equal to 100% of the fair market value on the grant date.

•	No Repricing. Awards may not be repriced or exchanged for substituted awards.

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Minimum Vesting.  Awards of options, stock appreciation rights, restricted stock and restricted stock units cannot vest faster than one-third per year over three years, and no payout of any performance shares can be made before the first anniversary of the award date, subject, in each case, in the event of death, disability, retirement or change of control.

•	No Dividends on Performance Shares. The 2012 Plan prohibits the payment of dividends on performance shares.

•

Change of Control Definitions.  In general, a change of control will be deemed to have occurred if (i) a person or group acquires 30% or more of the Corporation’s then outstanding stock, subject to limited exceptions; (ii) the individuals who currently constitute the Board of Directors cease for any reason to constitute a majority of the Board, unless their replacements are approved as provided in the 2012 Plan; (iii) there is a consummation of a reorganization, merger, consolidation or similar corporate transaction, subject to limited exceptions; or (iv) the Corporation’s shareowners approve a complete liquidation or dissolution of the Corporation. There is a second trigger provision for awards granted to executive officers that are assumed or substituted in a change of control that would require termination of the executive officer’s employment for one of certain specified reasons within two years of the change of control to occur before their awards become vested following a change of control.

•	Shareowner Approval. Shareowner approval is required for any amendments that accelerate exercisability of awards, change the eligibility requirements, increase the number of available shares or materially increase benefits to participants.

Dilution

With approval of the 2012 Plan, the overall dilution of our equity award program would be approximately 10.5% of our fully diluted shares outstanding.

Burn Rate

With approval of the 2012 Plan, we anticipate that we will have enough shares for our annual equity grants to maintain a competitive equity program through fiscal 2015, with an annual burn rate of less than 1.2%, assuming our stock price remains at or above current levels. We calculate burn rate as the annual amount of equity granted (including any awards that are subsequently forfeited or cancelled) divided by the number of shares outstanding.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of September 30, 2011 about our common stock that may be issued upon the exercise of options, warrants and rights granted to employees, consultants or directors under all of our existing equity compensation plans, including our 2008 Plan, 2000 Long-Term Incentives Plan and 2003 Directors Stock Plan.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)	(b)	(c)
Equity compensation plans approved by shareowners	8,554,915 (1)	$51.46	5,310,691 (2)
Equity compensation plans not approved by shareowners	—	n/a	—
Total	8,554,915	$51.46	5,310,691

(1)

Represents outstanding options and shares issuable in payment of outstanding performance shares and restricted stock units under our 2000 Long-Term Incentives Plan, 2008 Plan and 2003 Directors Stock Plan.

(2)	Represents 5,008,822 and 301,869 shares available for future issuance under our 2008 Plan and our 2003 Directors Stock Plan, respectively.

SUMMARY OF 2012 PLAN

The following is a summary of certain material features of the 2012 Plan.

The principal purposes of the 2012 Plan are to promote the interests of the Corporation and its shareowners by providing incentive compensation opportunities to assist in attracting, motivating and retaining employees and prospective employees and to align the interests of employees participating in the 2012 Plan with shareowners. The 2012 Plan is designed to permit us to make different types of grants to meet competitive conditions and changing circumstances.

Available Shares. The number of shares that may be delivered under the 2012 Plan may not exceed 6.8 million. Each share of common stock issued or delivered under any award (other than an option or stock appreciation right) granted under the 2012 Plan will reduce the number of shares available for delivery pursuant to the plan by 2.2 shares of stock for each such share. Each share of stock issued or delivered under any option or stock appreciation right granted under the 2012 Plan will reduce the number of shares available for delivery under the plan by one share of stock for each such share of stock. No single participant may receive in any fiscal year, under the 2012 Plan or any other plan:

•	stock options, stock appreciation rights or any combination thereof covering more than 900,000 shares; or

•

shares of restricted stock, restricted stock units, performance shares or any combination thereof (with restricted stock units and performance shares measured by the number of shares deliverable in payment thereof) covering more than 450,000 shares. Because our performance shares can pay out a maximum of 200% of the target number of shares awarded, our performance shares could consume up to 4.4 available shares for each performance share awarded.

In addition, the maximum amount that may be paid to any one participant with respect to performance units under the 2012 Plan may not exceed $5 million for any one performance period.

Shares to be delivered under the 2012 Plan may be either authorized but unissued shares or treasury shares. On November 30, 2011, the closing price of our common stock as reported in the New York Stock Exchange Composite Transactions was $75.03.

Administration. The 2012 Plan will be administered by the Compensation and Management Development Committee (the Committee). In order to meet the requirements of Internal Revenue Code Section 162(m), no member of the Committee who is not an “outside director” as defined for purposes of that section will participate in the Committee’s action on proposed grants under the 2012 Plan. In addition, no member of the Committee who is not a “non-employee director” as defined in Rule 16b-3(b)(3)(i) under the Securities Exchange Act of 1934, as amended, will participate in the Committee’s action on proposed grants under the 2012 Plan.

Eligibility. The persons to whom grants are made under the 2012 Plan will include employees of the Company and its subsidiaries, leased employees, consultants and prospective employees selected from time to time by the Committee in its sole discretion. In selecting participants and determining the type and amount of their grants, the Committee may consider recommendations of an independent compensation consultant and our Chairman and Chief Executive Officer and will take into account such factors as the participant’s level of responsibility, performance, performance potential, level and type of compensation, market data and potential value of previous grants.

Awards. The 2012 Plan permits grants to be made from time to time as stock options, which may be incentive stock options eligible for special tax treatment or non-qualified stock options, stock appreciation rights, restricted stock, restricted stock units, performance units or performance shares. Any of these types of awards (except stock options or stock appreciation rights, which are always performance-based) may be granted as performance compensation awards intended to qualify as performance-based compensation for purposes of Section 162(m), except that no performance compensation awards may be granted to prospective employees, leased employees or consultants. Also, the 2012 Plan authorizes us to establish supplementary plans for employees and prospective employees subject to the tax laws of countries outside the United States.

Because it is within the discretion of the Committee to determine which employees will receive grants under the 2012 Plan and the type and amount thereof, these matters cannot be specified at present. Therefore, the benefits and amounts that will be received or allocated under the 2012 Plan are not otherwise determinable at this time, and we have not included a table reflecting such benefits or awards. While all of our and our subsidiaries’ approximately 21,000 employees and prospective employees who have been extended offers of employment are eligible under the terms of the 2012 Plan to receive grants under the 2012 Plan, it is presently contemplated that grants under this plan will be made primarily to senior and middle managers and other professionals, including Mr. Nosbusch and the other named executive officers as well as prospective employees who may become employed in such positions. Please see “Executive Compensation” above for information regarding long-term incentive grants or awards to named executive officers. While the awards that will be received under the 2012 Plan are not determinable at this time, the grants made in December 2011 of options to purchase shares, restricted stock and performance shares under the 2008 Plan described under “Changes in Compensation Programs for Fiscal 2012” above may be generally indicative of annual grants under the 2012 Plan.

TYPES OF AWARDS

The 2012 Plan authorizes grants to participants of stock options, which may be incentive stock options eligible for special tax treatment or non-qualified stock options, stock appreciation rights, restricted stock, restricted stock units, performance units and performance shares.

•	Stock Options. Under the provisions of the 2012 Plan authorizing the grant of stock options:

–	the exercise price of an option may not be less than the fair market value of the shares on the date of grant;

–	stock options may not be exercised after ten years from the date of grant;

–

the aggregate fair market value (determined as of the date the option is granted) of shares for which any employee may be granted incentive stock options, which are exercisable for the first time in any calendar year, may not exceed the maximum amount permitted under the Internal Revenue Code (presently $100,000);

–	no incentive stock options may be granted after November 2, 2021;

–

when a participant exercises a stock option, the option exercise price may be paid in full in cash, or at the discretion of the Committee, in shares, by withholding of shares for which the option is exercisable or in a combination of the foregoing; and

–	options are subject to minimum vesting of one-third per year over three years, except in the event of death, disability, retirement or a change of control.

Generally, we expect that options will vest in three substantially equal annual installments beginning one year from the grant date.

•	Stock Appreciation Rights. Under the provisions of the 2012 Plan authorizing the grant of stock appreciation rights:

–	the grant price of a stock appreciation right may not be less than the fair market value of the shares covered by the stock appreciation right at the date of grant;

–	stock appreciation rights may not be exercised after ten years from the date of grant; and

–	stock appreciation rights are subject to minimum vesting of one-third per year over three years, except in the case of death, disability, retirement or a change of control.

The 2012 Plan permits the grant of stock appreciation rights related to a stock option (a tandem SAR), either at the time of the option grant or thereafter during the term of the option, or the grant of stock appreciation rights separate and apart from the grant of an option (a freestanding SAR). Stock appreciation rights entitle the grantee, upon exercise of such rights (and, in the case of tandem SARs, upon surrender of the related option to the extent of an equivalent number of shares), to receive a payment equal to the excess of the fair market value (on the date of exercise) of the number of shares covered by the portion of the rights being exercised over the grant price of the rights applicable to such shares. Payments upon the exercise of stock appreciation rights may be made in cash, in shares (valued at the fair market value of the shares on the date of exercise) or partly in cash and partly in shares, as the Committee may determine.

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Restricted Stock.    The Committee may grant shares subject to specified restrictions, including continued employment for a specified time or achievement of one or more specific goals with respect to our performance or the performance of one of our business units or the participant over a specified period of time. Grants of restricted stock are subject to forfeiture if the prescribed conditions are not met. During the restricted period, shares of restricted stock have all the attributes of outstanding shares, but the Committee may provide that dividends and any other distributions on the shares not be paid or be accumulated or reinvested in additional shares during the restricted period. When shares of restricted stock are no longer subject to forfeiture, the shares will be delivered to the grantee. Restricted stock whose restrictions lapse solely over a specified period of time is subject to minimum vesting of one-third per year over three years, except in the event of death, disability, retirement or a change of control.

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Restricted Stock Units.    The Committee may grant restricted stock units entitling participants to receive at a specified future date an amount based on the fair market value of a specified number of shares on the payout date, subject to specified restrictions, including continued employment for a specified time or achievement of one or more specific goals with respect to our performance or the performance of one of our business units or the participant. Participants holding restricted stock units have no ownership interest in any shares to which the restricted stock units relate until payment is actually made in shares. The Committee may provide that restricted stock units may accumulate dividend equivalents in cash or in share equivalents held subject to terms and conditions established by the Committee. Restricted stock units that become payable may be settled in shares, in cash based on the fair market value of the shares underlying the restricted stock units when the payout occurs or partly in cash and partly in shares. Restricted stock units that are paid out based solely on the passage of a specified period of time are subject to minimum vesting of one-third per year over three years, except in the event of death, disability, retirement or a change of control.

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Performance Units.    The Committee may grant performance units denominated in cash, the amount of which is based on the achievement of one or more specific goals with respect to our performance or the performance of one of our business units or the participant. Earned payouts of performance units will be paid in cash, in shares valued at the fair market value of the shares when the payout occurs or partly in cash and partly in shares. Earned payouts may not exceed $5 million for any one performance period for any one participant.

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Performance Shares.    The Committee may grant performance shares entitling participants to receive at a specified future date an amount based on the fair market value of a specified number of shares on the payout date, subject to specified restrictions, including continued employment for a specified time or achievement of one or more specific goals with respect to our performance or the performance of one of our business units or the participant. Participants holding performance shares have no ownership interest in any shares to which the performance shares relate until payment is actually made in shares. The 2012 Plan prohibits the payment of dividends on performance shares. Performance shares that become payable may be settled in shares, in cash based on the fair market value of the shares underlying the performance shares when the payout occurs or partly in cash and partly in shares. Performance shares that provide for payout based solely on the achievement of one or more specific performance goals are subject to minimum vesting of one year before any payout, except in the event of death, disability, retirement or change of control.

The Committee may designate any award (other than a grant of stock options or stock appreciation rights,

which are always performance-based) at the time of its grant as a performance compensation award to qualify payment of the award under Section 162(m) of the Internal Revenue Code, except that no performance compensation awards may be granted to prospective employees, leased employees or consultants. If the Committee does so, it must establish a performance period, performance measures, performance goals and performance formulas for the award within 90 days after the beginning of the performance period. The Committee may not adjust the performance period, performance measures, performance goals or performance formulas unless after any such adjustment the award would continue to qualify as performance-based compensation under Section 162(m). Under the 2012 Plan, performance measure is defined as one or more of the following selected by the Committee to measure performance: basic or diluted earnings per share; revenue; sales; operating income; earnings before or after interest, taxes, depreciation or amortization; return on capital; return on invested capital; return on equity; return on assets; return on net assets; return on sales; cash flow; operating cash flow; free cash flow; working capital; stock price; or total shareowner return.

The 2012 Plan permits the Committee to prescribe in the award agreement for each grant any other terms and conditions of that grant, including the timing of exercisability or vesting of awards and the treatment of awards upon termination of a participant’s employment. Under the 2012 Plan, awards may not be granted after the tenth anniversary of approval of the 2012 Plan by our shareowners.

TAX MATTERS

The following is a general summary of certain United States federal income tax consequences of awards made under the 2012 Plan, based upon the laws presently in effect, and is intended for the information of our shareowners considering how to vote with respect to the proposal. It is not intended as tax guidance to participants in the 2012 Plan. The discussion does not take into account a number of considerations that may apply in light of the circumstances of a particular participant. The income tax consequences under foreign, state and local tax laws may differ.

•	Incentive Stock Options. The grant of an incentive stock option will not result in any immediate tax consequences to us or the optionee. An optionee will not recognize taxable income, and we will not be entitled to any deduction, upon the timely exercise of an incentive stock option, but the excess of the fair market value of the shares acquired over the option exercise price will be an item of tax preference for purposes of the alternative minimum tax. If the optionee holds the shares acquired for at least one year (and two years after the option was granted), gain or loss recognized on the subsequent disposition of the shares will be treated as long-term capital gain or loss. Capital losses of individuals are deductible only against capital gains and a limited amount of ordinary income. In the event of an earlier disposition, the optionee will recognize ordinary taxable income in an amount equal to the lesser of (i) the excess of the fair market value of the shares on the date of exercise over the option exercise price; or (ii) if the disposition is a taxable sale or exchange, the amount of any gain recognized. Upon such a disqualifying disposition, we will be entitled to a deduction in the same amount and at the same time as the optionee recognizes ordinary taxable income.

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Non-qualified Stock Options.    The grant of a non-qualified stock option will not result in any immediate tax consequences to us or the optionee. Upon the exercise of a non-qualified stock option, the optionee will recognize ordinary taxable income, and we will be entitled to a deduction, equal to the difference between the option exercise price and the fair market value of the shares acquired at the time of exercise.

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Stock Appreciation Rights.    The grant of either a tandem SAR or a freestanding SAR will not result in any immediate tax consequences to us or the grantee. Upon the exercise of either a tandem SAR or a freestanding SAR, any cash received and the fair market value on the exercise date of any shares received will constitute ordinary taxable income to the grantee. We will be entitled to a deduction in the same amount and at the same time.

•	Restricted Stock. An employee normally will not recognize taxable income upon an award of restricted stock, and we will not be entitled to a deduction, until the restrictions terminate. When the restrictions terminate, the employee will recognize ordinary taxable income equal to the fair market value of the shares at that time, plus the amount of any dividends and interest thereon to which the employee then becomes entitled. However, an employee may elect to recognize ordinary taxable income in the year the restricted stock is awarded equal to its fair market value at that time, determined without regard to the restrictions. We will be entitled to a deduction in the same amount and at the same time as the employee recognizes income, subject to the limitations of Section 162(m).

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Restricted Stock Units.    The grant of a restricted stock unit will not result in any immediate tax consequences to us or the grantee. Upon payment of a restricted stock unit, the grantee will recognize ordinary taxable income in an amount equal to the fair market value of the shares or cash received at that time. We will be entitled to a deduction in the same amount and at the same time, subject to the limitations of Section 162(m).

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Performance Units.    Any cash and the fair market value of any shares received in connection with the grant of a performance unit under the 2012 Plan will constitute ordinary taxable income to the employee in the year in which paid, and we will be entitled to a deduction in the same amount and at the same time, subject to the limitations of Section 162(m).

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Performance Shares.    The grant of a performance share will not result in any immediate tax consequences to us or the grantee. Upon payment of a performance share, the grantee will recognize ordinary taxable income in an amount equal to the fair market value of the shares or cash received. We will be entitled to a deduction in the same amount and at the same time, subject to the limitations of Section 162(m).

•	Payouts of Performance Compensation Awards. The designation of an award of restricted stock or the grant of a restricted stock unit, performance unit or performance share as a performance compensation award will not change the tax treatment described above to an employee who receives such an award or grant. Such a designation will, however, enable an award or grant to qualify as performance-based compensation not subject to the $1 million limitation on deductible compensation under Section 162(m).

We withhold applicable taxes from amounts paid in satisfaction of an award. The amount of the withholding will generally be determined with reference to the closing price of the shares as reported by the New York Stock Exchange on the date of determination. Under the 2012 Plan, the amount of withholding in respect of options exercised through the cashless method in which shares are immediately sold may be determined by reference to the price at which the shares are sold.

OTHER

In the event of any change in or affecting our outstanding shares as a result of a stock dividend, stock split, merger, consolidation, recapitalization, reorganization, combination or exchange of shares or other similar corporate changes or an extraordinary dividend in cash, securities or other property, our Board of Directors will make appropriate amendments to or adjustments in the 2012 Plan or grants made thereunder. Equitable adjustments to outstanding awards will ensure that the intrinsic value of each outstanding award under the 2012 Plan immediately after such events is equal to the intrinsic value of each outstanding award immediately before such events. These actions will include, as applicable, changes in the number of shares remaining available for delivery under the 2012 Plan, the maximum number of shares that may be granted or delivered as or in payment of awards to any single participant, the number of shares subject to outstanding awards, the option exercise price under outstanding options and the grant price under outstanding stock appreciation rights, and accelerating the vesting of outstanding awards.

Our Board of Directors may at any time amend, suspend or terminate the 2012 Plan and the Committee may at any time alter or amend any or all awards under the 2012 Plan to the extent permitted by applicable law. No such action may, however (except in making amendments and adjustments as described in the preceding paragraph):

•	without the consent of the person affected, impair the rights of the holder of any award; or

•

without the approval of shareowners, increase the number of shares available for delivery pursuant to the 2012 Plan, change the class of persons eligible to participate in the 2012 Plan, amend the provisions of the 2012 Plan that provide for minimum vesting of awards to allow for accelerated exercisability of, lapse of restrictions on, or the payout of such awards, materially increase the benefits accruing to participants under the 2012 Plan, or otherwise be effective to the extent that shareowner approval is necessary to comply with any tax or regulatory requirement that applies to the 2012 Plan, including requirements of the New York Stock Exchange, and accelerate the exercisability of, lapse of restrictions on, or the payout of outstanding awards, except in the event of death, disability, retirement or change of control.

Under present tax and regulatory requirements, shareowner approval would be required, among other things, to change the class of persons eligible to receive incentive stock options under the 2012 Plan. In no event (except in making amendments and adjustments as described above) may our Board of Directors or the Committee reprice underwater stock options or stock appreciation rights (those whose exercise price is greater than the fair market value of the shares covered by the options or stock appreciation rights) by reducing the exercise price, cancelling the awards and granting replacement awards, repurchasing the award for cash, or otherwise.

The 2012 Plan provides that, except as otherwise determined by the Committee at the time of grant of an award, upon a change of control:

(1)	for all awards (other than awards granted to executive officers):

•	all outstanding stock options and stock appreciation rights will become vested and exercisable;

•	all restrictions on restricted stock will lapse;
•	all performance goals applicable to awards will be deemed achieved at levels determined by the Committee and all other terms and conditions met;

•	all performance units, restricted stock units and performance shares will be paid out as promptly as practicable; and

•	all other awards will be delivered or paid; and

(2)	for all awards granted to executive officers upon a change of control:

•

if all such outstanding awards are assumed or substituted with comparable awards by the successor corporation in such change of control or its parent corporation and within two years of the change of control the executive officer’s employment is terminated by reason of death or disability, by the executive officer for good reason or by the Corporation other than for cause, such awards will be treated in the same manner as described in (1) above; and

•

if all such outstanding awards are not assumed or substituted with comparable awards by the successor corporation in such change of control or its parent corporation, such awards will be treated in the same manner as described in (1) above.

The Board of Directors recommends that you vote “FOR” the proposal to approve our 2012 Long-Term Incentives Plan, which is presented as item (c).

PROPOSAL TO APPROVE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

At our fiscal 2011 Annual Meeting of Shareowners, 64% of our shareowners voted for an annual advisory vote on the compensation of our named executive officers. The Compensation Committee agrees that an annual advisory vote is appropriate. Consequently, a proposal will be presented at the meeting asking shareowners to approve on an advisory basis the compensation of our named executive officers as described in this proxy statement.

Why You Should Approve our Executive Compensation Programs

Our compensation philosophy is designed to attract and retain executive talent and emphasize pay for performance, including the creation of shareowner value. Our compensation programs include base salary, annual incentive compensation, long-term incentives, defined benefit and defined contribution pension plans and a limited perquisite package. We encourage shareowners to read the Executive Compensation section of this proxy statement, including the Compensation Discussion and Analysis (CD&A) and compensation tables, for a more detailed discussion of our compensation programs and policies. We believe our compensation programs and policies are appropriate and effective in implementing our compensation philosophy and in achieving our goals with the appropriate level of risk, and that they are aligned with shareowner interests and worthy of continued shareowner support.

We believe that shareowners should consider the following in determining whether to approve this proposal.

Compensation Program is Highly Aligned with Shareowner Value

A significant portion of our executives’ compensation is directly linked to our performance and the creation of shareowner value because the majority of their Total Direct Compensation is in the form of annual based incentives and long-term incentive awards. Our long-term incentive awards (with minimum vesting) consist of three vehicles: stock options, restricted stock and performance shares. We believe this mix appropriately motivates long-term performance and rewards executives for both absolute gains in share price and relative performance on total shareowner return.

Strong Pay-for-Performance Orientation

•

Incentive Compensation Plan (ICP) awards are aligned with our performance:  We maintain a consistent pay for performance approach to setting ICP targets and payouts over time have reflected this philosophy. Looking back over the past four years illustrates this consistent philosophy. In fiscal 2008, ICP awards were below target because we did not meet our financial goals. In fiscal 2009, we did not make any ICP awards because we did not meet our financial goals, even though this was largely due to the global economic recession. ICP awards were above target in fiscal 2010 and fiscal 2011 because we significantly exceeded our financial goals in those years.

Summary of Key Compensation Practices

We seek to align our compensation programs and practices with best practices that have been sensitive to shareowner concerns.

•

Eliminated tax gross-ups:  We eliminated tax gross-ups on personal liability insurance and FICA tax due on the Corporation’s matching contributions to non-qualified plans. We also eliminated the payment of gross-ups related to any excise tax imposed on change of control agreements benefits.

•	Limited perquisite package: We offer very limited perquisites.

•	No employment contracts: We do not have employment contracts with any of our named executive officers.

•	No repricing: Our long-term incentives plan expressly prohibits repricing or exchanging awards.

Compensation Program Has Appropriate Long-Term Orientation

Our compensation programs and policies have a long-term focus.

•

Minimum vesting for equity awards:  We encourage a long-term orientation by our executives by using minimum vesting of one-third per year over three years for options and restricted stock and one year for performance shares.

•

Officers are subject to stock ownership guidelines:  We have stock ownership requirements for officers under which the CEO must own stock with a value of five times his base salary and each senior vice president must own stock with a value of three times his or her salary. These guidelines must be met within five years of becoming an officer.

Compensation Committee Stays Current on Best Practices

Towers Watson regularly update our Board and Compensation Committee on compensation best practices and trends. In addition, the Compensation Committee has engaged a compensation consultant to provide independent advice on compensation trends and market information and to assist the Committee in approving the design of our compensation programs and making compensation decisions.

Summary of Good Governance and Risk Mitigating Factors

•	Third party audits of financial performance: The Committee uses audited financial results to determine payouts in our ICP and performance share plan.

•

Use of multiple balanced metrics:  We use multiple metrics in our ICP and multiple vehicles in our long-term incentives plan grants. The metrics in the ICP include an appropriate balance between corporate and business segment.

•	Limited ICP payouts: The Committee has never used its discretion to adjust ICP awards over 200% of target, limiting excessive awards for short-term performance.

•	Balanced pay mix: The mix of pay is balanced between annual and long-term, with an emphasis on long-term performance.

•	Multiple year vesting of long-term incentives: Long-term incentive awards do not fully vest until at least three years after the grant.

•	Stock ownership guidelines: We require executives to own a significant amount of the Corporation’s stock.

•

Use of claw-back provisions:  We entered into agreements with Mr. Nosbusch as CEO and Mr. Crandall as CFO with respect to the reimbursement (or claw-back) for any incentive- or equity-based compensation if we are required to restate any financial statements due to a material non-compliance with any financial reporting requirement under the securities laws.

The following resolution will be submitted for a shareowner vote at the 2012 annual meeting:

“RESOLVED, that the shareowners of the Corporation approve, on an advisory basis, the compensation of the Corporation’s named executive officers listed in the 2011 Summary Compensation Table included in the proxy statement for this meeting, as such compensation is disclosed pursuant to Item 402 of Regulation S-K in this proxy statement under the section entitled “Executive Compensation”, including the Compensation Discussion and Analysis, the compensation tables and other narrative executive compensation disclosures set forth under that section.”

We are providing our shareowners with an advisory vote on our executive compensation as required pursuant to Section 14A of the Securities Exchange Act of 1934. This advisory vote on the compensation of our named executive officers gives shareowners another mechanism to convey their views about our compensation programs and policies. Although your vote on executive compensation is not binding on the Corporation, the Board values the views of shareowners. The Board and Compensation Committee will review the results of the vote and take them into consideration in addressing future compensation policies and decisions.

The Board of Directors recommends that you vote “FOR” the proposal to approve the compensation of our named executive officers, which is presented as item (d).

OTHER MATTERS

The Board of Directors does not know of any other matters that may be presented at the meeting. Our By-Laws required notice by November 3, 2011 for any matter to be brought before the meeting by a shareowner. In the event of a vote on any matters other than those referred to in the accompanying Notice of 2012 Annual Meeting of Shareowners, proxies in the accompanying form will be voted in accordance with the judgment of the persons voting such proxies.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership of our common stock on Forms 3, 4 and 5 with the SEC and the NYSE.

Based on our review of the copies of such forms that we have received and written representations from certain reporting persons confirming that they were not required to file Forms 5 for specified fiscal years, we believe that all our executive officers, directors and greater than ten percent beneficial owners complied with applicable SEC filing requirements during fiscal 2011.

ANNUAL REPORT

Our Annual Report to Shareowners, including the Annual Report on Form 10-K and financial statements, for the fiscal year ended September 30, 2011, was mailed with this proxy statement to shareowners who received a printed copy of this proxy statement. A copy of our Annual Report is available on the Internet as set forth in the Notice of Internet Availability of Proxy Materials.

We will send a copy of our Annual Report on Form 10-K to any shareowner without charge upon written request addressed to:

Rockwell Automation, Inc.

Shareowner Relations, E-7F19

1201 South Second Street

Milwaukee, Wisconsin 53204, USA

+1-414-382-8410

SHAREOWNER PROPOSALS FOR

2013 ANNUAL MEETING

If a shareowner wants to submit a proposal for possible inclusion in our proxy statement for the 2013 Annual Meeting of Shareowners, the proposal must be received by the Office of the Secretary at our global headquarters, 1201 South Second Street, Milwaukee, Wisconsin 53204, USA by August 8, 2012. In addition, if a shareowner wants to propose any matter for consideration of the shareowners at the

2013 Annual Meeting of Shareowners, our By-Laws require the shareowner to notify the Corporation’s Secretary in writing at the address listed in the preceding sentence on or after October 10, 2012 and on or before November 9, 2012. If the number of directors to be elected to the Board at the 2013 Annual Meeting of Shareowners is increased and we do not make a public announcement naming all of the nominees for director or specifying the increased size of the Board on or before October 30, 2012, a shareowner proposal with respect to nominees for any new position created by such increase will be considered timely if received by our Secretary not later than the tenth day following our public announcement of the increase. The specific requirements and procedures for shareowner proposals are set forth in our By-Laws, which are available on our website at www.rockwellautomation.com on the “Investor Relations” page under the link “About Us” then the heading “Corporate Governance — By-Laws.”

EXPENSES OF SOLICITATION

We will bear the cost of the solicitation of proxies. We are soliciting proxies by mail, e-mail and through the Notice of Internet Availability of the Proxy Materials. Proxies also may be solicited personally, or by telephone or facsimile, by a few of our regular employees without additional compensation. In addition, we have hired Morrow & Co., LLC, 470 West Avenue, Stamford, CT, for $8,000 plus associated costs and expenses to assist in the solicitation. We will reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their expenses for forwarding proxy materials to principals and beneficial owners and obtaining their proxies.

SUPPLEMENTAL FINANCIAL INFORMATION

This proxy statement contains information regarding Return On Invested Capital (ROIC), which is a non-GAAP financial measure. We believe that ROIC is useful to investors as a measure of performance and of the effectiveness of the use of capital in our operations. We use ROIC as one measure to monitor and evaluate performance. Our measure of ROIC may be different from that used by other companies.

We define ROIC as the percentage resulting from the following calculation:

(a) income from continuing operations, before interest expense, income tax provision, and purchase accounting depreciation and amortization, divided by;

(b)  average invested capital for the year, calculated as a five quarter rolling average using the sum of short-term debt, long-term debt, shareowners’ equity, and accumulated amortization of goodwill and other intangible assets, minus cash and cash equivalents, multiplied by;

(c) one minus the effective tax rate for the period.

ROIC is calculated as follows (in millions, except percentages):

	Year Ended September 30,
	2011	2010
(a) Return
Income from continuing operations	$697.1	$440.4
Interest expense	59.5	60.5
Income tax provision	170.5	103.8
Purchase accounting depreciation and amortization	19.8	18.9

Return	946.9	623.6

(b) Average Invested Capital
Long-term debt	904.9	904.8
Shareowners’ equity	1,709.7	1,387.9
Accumulated amortization of goodwill and intangibles	716.7	679.4
Cash and cash equivalents	(922.7)	(763.3)

Average invested capital	2,408.6	2,208.8

(c) Effective Tax Rate
Income tax provision	170.5	103.8
Income from continuing operations before income taxes	$867.6	$544.2

Effective tax rate	19.7%	19.1%

(a) /(b) * (1–c) Return On Invested Capital	31.6%	22.8%

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREOWNERS TO BE HELD ON FEBRUARY 7, 2012

This proxy statement and 2011 Annual Report, including the Annual Report on Form 10-K for our fiscal year ended September 30, 2011, are available to you on the Internet at www.proxyvote.com.

To view this material, you will need your 12-digit control number from your proxy card.

The Annual Meeting (for shareowners as of the December 12, 2011 record date) will be held on February 7, 2012, at 5:30 p.m. CST at Rockwell Automation Global Headquarters, 1201 South Second Street, Milwaukee, Wisconsin 53204, USA.

For directions to the Annual Meeting and to vote in person, please call Shareowner Relations at +1-414-382-8410.

Shareowners will vote at the Annual Meeting on whether to:

1) elect Betty C. Alewine, Verne G. Istock and David B. Speer as directors;

2) approve the selection of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2012;

3) approve the Rockwell Automation, Inc. 2012 Long-Term Incentives Plan; and

4) approve on an advisory basis the compensation of our named executive officers as described in the proxy statement.

The Board of Directors recommends that you vote for the election of the named directors and the proposals to approve Deloitte & Touche LLP, our 2012 Long-Term Incentives Plan and the compensation of our named executive officers.

December 16, 2011

APPENDIX A

ROCKWELL AUTOMATION, INC.

2012 LONG-TERM INCENTIVES PLAN

Section 1: Purpose

The purpose of the Plan is to promote the interests of the Corporation and its shareowners by providing incentive compensation opportunities to assist in (i) attracting, motivating and retaining Employees and Prospective Employees and (ii) aligning the interests of Employees and Prospective Employees participating in the Plan with the interests of the Corporation’s shareowners.

Section 2: Definitions

As used in the Plan, the following terms shall have the respective meanings specified below.

a.	“Available Stock” means the aggregate number of shares of Stock available for delivery pursuant to the Plan

b.	“Award” means an award granted pursuant to Section 4.

c.	“Award Agreement” means a document described in Section 6 setting forth the terms and conditions applicable to an Award granted to a Participant.

d.	“Board of Directors” means the Board of Directors of the Corporation, as it may be comprised from time to time.

e.

“Cause” means (i) the willful and continued failure of the Participant to perform substantially the Participant’s duties with the Corporation or one of its affiliates (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the Participant by the Board of Directors or the Chief Executive Officer of the Corporation which specifically identifies the manner in which the Board of Directors or Chief Executive Officer believes that the Participant has not substantially performed the Participant’s duties, or (ii) the willful engaging by the Participant in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Corporation. For purposes of this definition, no act or failure to act, on the part of the Participant, shall be considered “willful” unless it is done, or omitted to be done, by the Participant in bad faith or without reasonable belief that the Participant’s action or omission was in the best interests of the Corporation. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board of Directors or upon the instructions of the Chief Executive Officer or a senior officer of the Corporation or based upon the advice of counsel for the Corporation shall be conclusively presumed to be done, or omitted to be done, by the Participant in good faith and in the best interests of the Corporation. The cessation of employment of the Participant shall not be deemed to be for Cause unless and until there shall have been delivered to the Participant a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board of Directors at a meeting of the Board of Directors called and held for such purpose (after reasonable notice is provided to the Participant and the Participant is given an opportunity, together with counsel, to be heard before the Board of Directors), finding that, in the good faith opinion of the Board of Directors, the Participant is guilty of the conduct described in clause (i) or (ii) above, and specifying the particulars thereof in detail.

f.	“Change of Control” means any of the following:

(i)

The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either (A) the then outstanding shares of common stock of the Corporation (the “Outstanding Rockwell Common Stock”) or (B) the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the “Outstanding Rockwell Voting Securities”); provided, however, that for purposes of this subparagraph (i), the following acquisitions shall not constitute a Change of Control: (w) any acquisition directly from the Corporation, (x) any acquisition by the Corporation, (y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any corporation controlled by the Corporation or (z) any acquisition pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii) of this Section 2(f); or

(ii)

Individuals who, as of October 1, 2011, constitute the Board of Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to that date whose election, or nomination for election by the Corporation’s shareowners, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors; or

(iii)

Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Corporation or the acquisition of assets of another entity (a “Corporate Transaction”), in each case, unless, following such Corporate Transaction, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Rockwell Common Stock and Outstanding Rockwell Voting Securities immediately prior to such Corporate Transaction beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Corporation or all or substantially all of the Corporation’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Rockwell Common Stock and Outstanding Rockwell Voting Securities, as the case may be, (B) no Person (excluding any employee benefit plan (or related trust) of the Corporation or such corporation resulting from such Corporate Transaction) beneficially owns, directly or indirectly, 30% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Corporate Transaction and (C) at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board of Directors, providing for such Corporate Transaction; or

(iv)	Approval by the Corporation’s shareowners of a complete liquidation or dissolution of the Corporation.

g.	“Change of Control Good Reason” means any of the following:

(i)	a material diminution in the Participant’s base compensation, target bonus opportunity or eligibility to receive long-term incentives;

(ii)	a material diminution in the Participant’s authority, duties, or responsibilities;

(iii)

a material diminution in the authority, duties or responsibilities of the supervisor to whom the Participant is required to report, including a requirement that the Participant report to a corporate officer or employee instead of reporting directly to the Board of Directors; or

(iv)	a material change in the geographic location at which the Participant must perform services.

Notwithstanding the foregoing, in the case of any Award that is subject to and not exempt from Section 409A, clause (i) above shall instead read as follows: “(i) a material diminution in the Participant’s base compensation;”.

For purposes of this definition, a Participant shall not be deemed to have incurred a termination of employment for a Change of Control Good Reason unless:

(i)

the condition constituting a Change of Control Good Reason occurs during the period commencing with the date of the Change of Control and ending on the second anniversary of the date of the Change of Control; and

(ii)

the Participant provides written notice to the Corporation of the existence of the condition constituting a Change of Control Good Reason within ninety (90) days of the initial existence of the condition constituting a Change of Control Good Reason and the Corporation or one of its affiliates is given thirty (30) days to cure such condition.

h.	“Code” means the Internal Revenue Code of 1986, as amended from time to time.

i.	“Committee” means the Compensation and Management Development Committee of the Board of Directors, as it may be comprised from time to time.

j.	“Corporation” means Rockwell Automation, Inc. and any successor thereto.

k.	“Covered Employee” means a covered employee within the meaning of Code Section 162(m)(3).

l.

“Dividend Equivalent” means an amount equal to the amount of cash dividends payable with respect to a share of Stock after the date specified in an Award Agreement with respect to an Award settled in Stock or an Award of Restricted Stock Units; provided, however, that no Dividend Equivalents shall be paid in respect of Awards of Options, SARs or Performance Shares.

m.

“Employee” means an individual who is an employee or a leased employee of, or a consultant to, the Corporation or a Subsidiary, but excludes members of the Board of Directors who are not also employees of the Corporation or a Subsidiary.

n.	“Exchange Act” means the Securities Exchange Act of 1934, and any successor statute, as it may be amended from time to time.

o.	“Executive Officer” means an Employee who is an executive officer of the Corporation as defined in Rule 3b-7 under the Exchange Act as it may be amended from time to time.

p.

“Fair Market Value” means the closing sale price of the Stock as reported in the New York Stock Exchange—Composite Transactions (or if the Stock is not then traded on the New York Stock Exchange, the closing sale price of the Stock on the stock exchange or over-the-counter market on which the Stock is principally trading) on the date of a determination (or on the next preceding day the Stock was traded if it was not traded on the date of a determination).

q.	“Incentive Stock Option” means an Option (or an option to purchase Stock granted pursuant to any other plan of the Corporation or a Subsidiary) intended to comply with Code Section 422.

r.	“Non-Qualified Stock Option” means an Option that is not an Incentive Stock Option.

s.	“Option” means an option to purchase Stock granted pursuant to Section 4(a).

t.	“Participant” means any Employee or Prospective Employee who has been granted an Award.

u.

“Performance Formula” means, for a Performance Period, one or more objective formulas or standards established by the Committee for purposes of determining whether or the extent to which an Award has been earned based on the level of performance attained with respect to one or more Performance Goals. Performance Formulas may vary from Performance Period to Performance Period and from Participant to Participant and may be established on a stand-alone basis, in tandem or in the alternative.

v.

“Performance Goal” means the level of performance, whether absolute or relative to a peer group or index, established by the Committee as the performance goal with respect to a Performance Measure. Performance Goals may vary from Performance Period to Performance Period and from Participant to Participant and may be established on a stand-alone basis, in tandem or in the alternative.

w.

“Performance Measure” means one or more of the following selected by the Committee to measure the performance of the Corporation, a business unit (which may but need not be a Subsidiary) of the Corporation or both for a Performance Period: basic or diluted earnings per share; revenue; sales; operating income; earnings before or after interest, taxes, depreciation or amortization; return on capital; return on invested capital; return on equity; return on assets; return on net assets; return on sales; cash flow; operating cash flow; free cash flow; working capital; stock price; and total shareowner return. Each such measure, to the extent applicable, shall be determined in accordance with generally accepted accounting principles as consistently applied by the Corporation and, if so determined by the Committee at the time the Award is granted and to the extent permitted under Code Section 162(m), adjusted to omit the effects of extraordinary items, gain or loss on the disposal of a business, unusual or infrequently occurring events and transactions and cumulative effects of changes in accounting principles. Performance Measures may vary from Performance Period to Performance Period and from Participant to Participant and may be established on a stand-alone basis, in tandem or in the alternative.

x.

“Performance Period” means one or more periods of time (of not less than one fiscal year of the Corporation), as the Committee may designate, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s rights in respect of an Award.

y.	“Performance Share” means an Award denominated in Stock granted pursuant to Section 4(f).

z.	“Performance Unit” means an Award denominated in cash granted pursuant to Section 4(e).

aa.	“Plan” means this 2012 Long-Term Incentives Plan as adopted by the Corporation and in effect from time to time.

bb.	“Prior Plans” means the Rockwell Automation, Inc. 2008 Long-Term Incentives Plan and the Rockwell Automation, Inc. 2000 Long-Term Incentives Plan, each as amended.

cc.

“Prospective Employee” means an individual who at the time of the grant of an Award has been extended an offer of employment with the Corporation or a Subsidiary but who has not yet accepted said offer and become an Employee.

dd.	“Restricted Stock” means an Award of Stock subject to restrictions granted pursuant to Section 4(c).

ee.	“Restricted Stock Unit” means an Award denominated in Stock granted pursuant to Section 4(d).

ff.	“SAR” means a stock appreciation right with respect to Stock granted pursuant to Section 4(b).

gg.	“Section 409A” means Code Section 409A, including any regulations and other guidance issued thereunder by the Department of the Treasury and/or the Internal Revenue Service.

hh.	“Section 409A Change of Control” means a Change of Control that meets the requirements of Treasury Regulation Section 1.409A-3(i)(5).

ii.	“Separation from Service” has the meaning set forth in Section 409A.

jj.	“Stock” means shares of Common Stock, par value $1 per share, of the Corporation or any security of the Corporation issued in substitution, exchange or lieu thereof.

kk.

“Subsidiary” means (i) any corporation or other entity in which the Corporation, directly or indirectly, has ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation or other entity and (ii) any corporation or other entity in which the Corporation has a significant equity interest and which the Committee has determined to be considered a Subsidiary for purposes of the Plan.

Section 3: Eligibility

The Committee may grant one or more Awards to any Employee or Prospective Employee designated by it to receive an Award.

Section 4: Awards

The Committee may grant any one or more of the following types of Awards, and any such Award may be granted by itself, together with another Award that is linked and alternative to the Award with which it is granted or together with another Award that is independent of the Award with which it is granted:

a.

Options. An Option is an option to purchase a specified number of shares of Stock exercisable at such time or times and subject to such terms and conditions as the Committee may determine consistent with the provisions of the Plan, including the following:

(i)

The exercise price per share of an Option shall not be less than 100% of the Fair Market Value on the date the Option is granted, and no Option may be exercisable more than 10 years after the date the Option is granted.

(ii)

The exercise price of an Option shall be paid in cash or, at the discretion of the Committee, in Stock valued at the Fair Market Value on the date of exercise, by withholding shares of Stock for which the Option is exercisable valued at the Fair Market Value on the date of exercise or through any combination of the foregoing.

(iii)

No fractional shares of Stock will be issued or accepted. The Committee may impose such other conditions, restrictions and contingencies with respect to shares of Stock delivered pursuant to the exercise of an Option as it deems desirable.

(iv)	Incentive Stock Options shall be subject to the following additional provisions:

A.

No grant of Incentive Stock Options to any one Employee shall cover a number of shares of Stock whose aggregate Fair Market Value (determined on the date the Option is granted), together with the aggregate Fair Market Value (determined on the respective date of grant of any Incentive Stock Option) of the shares of Stock covered by any Incentive Stock Options that have been previously granted under the Plan or any other plan of the Corporation or any Subsidiary and that are exercisable for the first time during the same calendar year, exceeds $100,000 (or such other amount as may be fixed as the maximum amount permitted by Code Section 422(d)); provided, however, that, if such limitation is exceeded, the Incentive Stock Options granted in excess of such limitation shall be treated as Non-Qualified Stock Options.

B.	No Incentive Stock Option may be granted under the Plan after November 2, 2021.

C.

No Incentive Stock Option may be granted to any Participant who on the date of grant is not an employee of the Corporation or a corporation that is a subsidiary of the Corporation within the meaning of Code Section 424(f).

(v)

No Option may be exercisable as to one-third of the shares of Stock underlying such Option before the first anniversary of the date the Option was granted, as to an additional one-third of the shares of Stock underlying such Option before the second anniversary of the date the Option was granted, and as to the balance of the shares of Stock underlying such Option before the third anniversary of the date the Option was granted, except, in each case, in the event of death, disability, retirement or a Change of Control.

b.

Stock Appreciation Rights (SARs). A SAR is the right to receive a payment measured by the excess of the Fair Market Value of a specified number of shares of Stock on the date on which the Participant exercises the SAR over the grant price of the SAR determined by the Committee, which shall be exercisable at such time or times and subject to such terms and conditions as the Committee may determine consistent with the provisions of the Plan, including the following:

(i)

The grant price of a SAR shall not be less than 100% of the Fair Market Value of the shares of Stock covered by the SAR on the date the SAR is granted, and no SAR may be exercisable more than 10 years after the date the SAR is granted.

(ii)

SARs may be (A) freestanding SARs or (B) tandem SARs granted in conjunction with an Option, either at the time of grant of the Option or at a later date, and exercisable at the Participant’s election instead of all or any part of the related Option.

(iii)

The payment to which the Participant is entitled on exercise of a SAR may be in cash, in Stock valued at the Fair Market Value on the date of exercise or partly in cash and partly in Stock (as so valued), as the Committee may determine.

(iv)

No SAR may be exercisable as to one-third of the shares of Stock underlying such SAR before the first anniversary of the date the SAR was granted, as to an additional one-third of the shares of Stock underlying such SAR before the second anniversary of the date the SAR was granted, and as to the balance of the shares of Stock underlying such SAR before the third anniversary of the date the SAR was granted, except, in each case, in the event of death, disability, retirement or a Change of Control.

c.

Restricted Stock. Restricted Stock is Stock that is issued to a Participant subject to such restrictions on transfer and such other restrictions on incidents of ownership as the Committee may determine, which restrictions shall lapse at such time or times or upon the occurrence of such event or events as the Committee may determine, including but not limited to the achievement, over a specified period of time, of one or more specific goals with respect to performance of the Corporation, a business unit (which may but need not be a Subsidiary) of the Corporation or that Participant. Notwithstanding the foregoing, in the case of an Award of Restricted Stock that is subject to restrictions that lapse solely over a specified period of time, no restrictions may lapse as to any portion of such Award before the first anniversary of the date such Award was granted, as to two-thirds of such Award before the second anniversary of the date such Award was granted, and as to one-third of such Award before the third anniversary of the date such Award was granted, except, in each case, in the event of death, disability, retirement or a Change of Control. Subject to the specified restrictions, the Participant as owner of those shares of Restricted Stock shall have the rights of the holder thereof, except that the Committee may provide at the time of the Award that any dividends or other distributions paid with respect to that Stock while subject to those restrictions shall not be payable or shall be accumulated, with or without interest, or reinvested in

Stock and held subject to the same restrictions as the Restricted Stock and such other terms and conditions as the Committee shall determine. Shares of Restricted Stock shall be deemed beneficially owned by the Participant and, at the Corporation’s sole discretion, shall be held in book-entry form subject to the Corporation’s instructions, in a nominee account for the Corporation or shall be evidenced by a certificate, which shall bear an appropriate restrictive legend, shall be subject to appropriate stop-transfer orders and shall be held in custody by the Corporation until the restrictions on those shares of Restricted Stock lapse.

d.

Restricted Stock Unit. A Restricted Stock Unit is an Award of a right to receive at a specified future date an amount based on the Fair Market Value of a specified number of shares of Stock on the payout date, subject to such terms and conditions as the Committee may establish, including but not limited to the achievement, over a specified period of time, of one or more specific goals with respect to performance of the Corporation, a business unit (which may but need not be a Subsidiary) of the Corporation or the Participant to whom the Restricted Stock Units are granted. Notwithstanding the foregoing, in the case of an Award of Restricted Stock Units that provides for payout based solely on the passage of a specified period of time, no payout of such Award may be made as to any portion of such Award before the first anniversary of the date such Award was granted, as to two-thirds of such Award before the second anniversary of the date such Award was granted, and as to one-third of such Award before the third anniversary of the date such Award was granted, except, in each case, in the event of death, disability, retirement or a Change of Control. Restricted Stock Units that become payable in accordance with their terms and conditions shall be paid out in Stock, in cash based on the Fair Market Value of the Stock underlying the Restricted Stock Units on the payout date (or at the sole discretion of the Committee, the day immediately preceding that date) or partly in cash (as so based) and partly in Stock, as the Committee may determine. Any person who holds Restricted Stock Units shall have no ownership interest in any shares of Stock to which such Restricted Stock Units relate until and unless payment with respect to such Restricted Stock Units is actually made in shares of Stock. The Committee may provide for no deemed accumulation of Dividend Equivalents or for the deemed accumulation of Dividend Equivalents in cash, with or without interest, or the deemed reinvestment of Dividend Equivalents in Stock held subject to the same conditions as the Restricted Stock Unit and/or such other terms and conditions as the Committee shall determine.

e.

Performance Units. A Performance Unit is an Award denominated in cash, the amount of which may be based on the achievement, over a specified period of time, of one or more specific goals with respect to performance of the Corporation, a business unit (which may but need not be a Subsidiary) of the Corporation or the Participant to whom the Performance Units are granted. Notwithstanding the foregoing, in the case of an Award of Performance Units that provides for payout based solely on the achievement of one or more specific performance goals, no payout of such Award may be made as to any portion of such Award before the first anniversary of the date such Award was granted, except in the event of death, disability, retirement or a Change of Control. The amount that may be paid to any one Participant with respect to Performance Units shall not exceed $5 million for any one Performance Period. Performance Units that become payable in accordance with their terms and conditions shall be paid out in cash, in Stock valued at the Fair Market Value on the payout date (or at the sole discretion of the Committee, the day immediately preceding that date) or partly in cash and partly in Stock (as so valued), as the Committee may determine.

f.

Performance Shares. A Performance Share is an Award of a right to receive at a specified future date an amount based on the Fair Market Value of a specified number of shares of Stock on the payout date, subject to such terms and conditions as the Committee may establish, including but not limited to the achievement, over a specified period of time, of one or more specific goals with respect to performance of the Corporation, a business unit (which may but need not be a Subsidiary) of the Corporation or the Participant to whom the Performance Shares are granted. Notwithstanding the foregoing, in the case of an Award of Performance Shares that provides for payout based solely on the achievement of one or more specific performance goals, no payout of such Award may be made as to any portion of such Award before the first anniversary of the date such Award was granted, except in the event of death, disability, retirement or a Change of Control. Performance Shares that become payable in accordance with their terms and conditions shall be paid out in Stock, in cash based on the Fair Market Value of the Stock underlying the Performance Shares on the payout date (or at the sole discretion of the Committee, the day immediately preceding that date) or partly in cash (as so based) and partly in Stock, as the Committee may determine. Any person who holds Performance Shares shall have no ownership interest in any shares of Stock to which such Performance Shares relate until and unless payment with respect to such Performance Shares is actually made in shares of Stock.

g.	Performance Compensation Awards.

(i)

The Committee may, at the time of grant of an Award (other than an Option or SAR) designate such Award as a “Performance Compensation Award” in order that such Award constitute qualified performance-based compensation under Code Section 162(m); provided, however, that no Performance Compensation Award may be granted to (x) a Prospective Employee or (y) an Employee who on the date of grant is a leased employee of, or a consultant to, the Corporation or a Subsidiary. With respect to each such Performance Compensation Award, the Committee shall (on or before the 90th day of the applicable Performance Period or such other period as may be required by Code Section 162(m)) establish, in writing, a Performance Period, Performance Measure(s), Performance Goal(s) and Performance Formula(s). Once established for a Performance Period, such items shall not be amended or otherwise modified if and to the extent such amendment or modification would cause the compensation payable pursuant to the Award to fail to constitute qualified performance-based compensation under Code Section 162(m).

(ii)

A Participant shall be eligible to receive payment in respect of a Performance Compensation Award only to the extent that the Performance Goal(s) for that Award are achieved and the Performance Formula as applied against such Performance Goal(s) determines that all or some portion of such Participant’s Award has been earned for the Performance Period. As soon as practicable after the close of each Performance Period, the Committee shall review and determine whether, and to what extent, the Performance Goal(s) for the Performance Period have been achieved and, if so, determine the amount of the Performance Compensation Award earned by the Participant for such Performance Period based upon such Participant’s Performance Formula. The Committee shall then determine the actual amount of the Performance Compensation Award to be paid to the Participant and, in so doing, may in its sole discretion decrease, but not increase, the amount of the Award otherwise payable to the Participant based upon such performance. The maximum Performance Compensation Award for any one Participant for any one

Performance Period shall be determined in accordance with Sections 4(e) and 5(h), as applicable.

h.

Deferrals. The Committee may require or permit Participants to defer the issuance or vesting of shares of Stock or the settlement of Awards under such rules and procedures as it may establish under the Plan. The Committee may also provide that deferred settlements include the payment or crediting of interest on the deferral amounts or the payment or crediting of Dividend Equivalents on deferred settlements in shares of Stock. Notwithstanding the foregoing, no deferral will be permitted if it will result in the Plan becoming an “employee pension benefit plan” under Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is not otherwise exempt under Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA. In addition, notwithstanding the foregoing, it is the intent of the Corporation that any deferral made under this Section 4(h) shall (A) satisfy the requirements for exemption under Section 409A or (B) satisfy the requirements of Section 409A.

i.

Other Section 409A Provisions. In addition to the provisions related to the deferral of Awards under the Plan set forth in Section 4(h) and notwithstanding any other provision of the Plan to the contrary, the following provisions shall apply to Awards:

(i)

To the extent not otherwise set forth in the Plan, it is the intent of the Corporation that the Award Agreement for each Award shall set forth (or shall incorporate by reference to the Corporation’s Deferred Compensation Plan) such terms and conditions as are necessary to (A) satisfy the requirements for exemption under Section 409A or (B) satisfy the requirements of Section 409A.

(ii)

Without limiting the generality of the foregoing, it is the intent of the Corporation that any payment of dividends on Restricted Stock or any payment of Dividend Equivalents on Restricted Stock Units shall (A) satisfy the requirements for exemption under Section 409A or (B) satisfy the requirements of Section 409A, including without limitation, to the extent necessary, the establishment of a separate written arrangement providing for the payment of such dividends or Dividend Equivalents.

(iii)

Notwithstanding any other provision of the Plan to the contrary, the Corporation makes no representation that the Plan or any Award will be exempt from or comply with Section 409A and makes no undertaking to preclude Section 409A from applying to the Plan or any Award.

(iv)

Notwithstanding any other provision of the Plan to the contrary, in the case of any Award that is subject to and not exempt from Section 409A to the extent that payment is made on account of a “Change of Control”, “retirement”, “termination of employment” or “disability”, (A) all references to “Change of Control” (other than the references in Section 10(a)(ii)(x)) shall instead refer to “Change of Control that constitutes a “Section 409A Change of Control”, (B) all references to “retirement” shall instead refer to “retirement that constitutes a Separation from Service”, (C) all references to a Participant’s employment being terminated shall instead be to the Participant’s Separation from Service, and (D) all references to “disability” shall instead refer to a “disability” that meets the requirements of Treasury Regulation Section 1.409A-3(i)(4)(i).

(v)

Notwithstanding any other provision of the Plan to the contrary, in the case of any Award that is subject to and not exempt from Section 409A, if any payment with respect to such Award is payable to a Participant who is a “specified employee” (within the meaning of Section 409A(a)(2)(B)(i)) and such payment is subject to the six month delay in payment pursuant to Section 409A(a)(2)(B)(i) of the Code, such payment shall be delayed until six months after the Participant’s Separation from Service (or earlier death) in accordance with the requirements of Section 409A.

Section 5: Stock Available under Plan

a.

Subject to the adjustment provisions of Section 9 and the provisions of this Section 5, the aggregate number of shares of Available Stock shall be 6.8 million plus any shares of Stock subject to awards granted under the Prior Plans that may be available again for delivery pursuant to this Section 5.

b.

Each share of Stock issued or delivered pursuant to any Award (other than an Option or SAR) granted under this Plan shall, for purposes of Section 5(a), reduce the number of shares of Available Stock by two and twenty one hundredths (2.20) shares of Stock for each such share of Stock. Each share of Stock issued or delivered pursuant to any Option or SAR granted under this Plan shall, for purposes of Section 5(a), reduce the number of shares of Available Stock by one share of Stock for each such share of Stock.

c.

For purposes of this Section 5, if an Award (other than a Dividend Equivalent) is denominated in shares of Stock, the number of shares of Stock covered by such Award, or to which such Award relates (or in the case of Restricted Stock Units or Performance Shares, the maximum number of shares of Stock deliverable pursuant thereto), shall be counted on the date of grant of such Award against the aggregate number of shares of Available Stock.

d.

For purposes of this Section 5, Dividend Equivalents denominated in shares of Stock, dividends on Restricted Stock receivable in shares of Stock and Awards not denominated, but potentially payable, in shares of Stock shall be counted against the aggregate number of shares of Available Stock in such amount (subject to Section 5(b)) and at such time as the Dividend Equivalents, dividends and such Awards are settled in shares of Stock.

e.

For purposes of this Section 5, notwithstanding anything herein to the contrary, Awards that operate in tandem with (whether granted simultaneously with or at a different time from), or that are substituted for, other Awards or awards granted under the Prior Plans may only be counted once against the aggregate number of shares of Available Stock, and the Committee shall adopt procedures, as it deems appropriate, in order to avoid double counting.

f.

For purposes of this Section 5, notwithstanding anything herein to the contrary (other than as provided in the following sentence and in the last sentence of Section 7), (i) any shares of Stock covered by or related to Awards or awards granted under the Prior Plans that terminate by expiration, forfeiture, cancellation, or otherwise without the issuance or delivery of such shares of Stock, are settled in cash in lieu of shares of Stock, or are exchanged with the Committee’s permission, prior to the issuance of shares of Stock, for Awards not involving shares of Stock, shall be available again for delivery pursuant to the Plan and (ii) with respect to any Award described in Section 5(c) (other than an Option or SAR), upon exercise, settlement or payment thereof with shares of Stock in an amount less than the number of shares of Stock counted on the date of grant against the aggregate number of shares of Available Stock, a number of shares of Stock equal to such deficit shall be available again on the date of such exercise, settlement or payment for delivery pursuant to the Plan. Notwithstanding the foregoing, (x) shares of Stock that are delivered to or withheld by the Corporation to pay all or any portion of the exercise price or withholding taxes under Awards or awards granted under the Prior Plans shall not be made available again for delivery pursuant to the Plan, (y) shares of Stock that are repurchased by the Corporation with Option proceeds shall not be added back to the Available Stock and (z) there shall be no adjustment to the number of shares of Available Stock upon the exercise or settlement of SARs in whole or in part in shares of Stock, regardless of the number of shares of Stock issued or delivered in connection with such exercise or settlement, and the number of shares of Available Stock will be reduced by the number of shares of Stock covered by the SAR on the date the SAR was granted.

g.

For purposes of this Section 5, any shares of Stock that are delivered by the Corporation, and any Awards that are granted by, or become obligations of, the Corporation, through the assumption by the Corporation or a Subsidiary of, or in substitution for, outstanding awards previously granted by an acquired company, shall not be counted against the aggregate number of shares of Available Stock.

h.

Subject to the adjustment provisions of Section 9, no single Participant shall receive Awards, in any fiscal year of the Corporation, in the form of (i) Options or SARs that would result in the number of shares of Stock that relate to Options, SARs and options to purchase Stock or stock appreciation rights under any other plan of the Corporation or a Subsidiary granted to such Participant during such fiscal year exceeding 900,000 shares; and (ii) Restricted Stock, Restricted Stock Units or Performance Shares that would result in the number of shares of Stock granted as Restricted Stock, deliverable in payment of Restricted Stock Units or Performance Shares granted and granted as restricted stock or deliverable in payment of restricted stock units or performance shares granted under any other plan or program of the Corporation or a Subsidiary to such Participant during such fiscal year exceeding 450,000 shares.

i.

The Stock that may be delivered on grant, exercise or settlement of an Award under the Plan may consist, in whole or in part, of shares held in treasury or authorized but unissued shares. At all times the Corporation will reserve and keep available a sufficient number of shares of Stock to satisfy the requirements of all outstanding Awards made under the Plan.

Section 6: Award Agreements

Each Award under the Plan shall be evidenced by an Award Agreement. Each Award Agreement shall set forth the terms and conditions applicable to the Award, including but not limited to (i) provisions for the time at which the Award becomes exercisable or otherwise vests; (ii) provisions for the treatment of the Award in the event of the termination of a Participant’s status as an Employee; (iii) any special provisions applicable in the event of an occurrence of a Change of Control, as determined by the Committee consistent with the provisions of the Plan; and (iv) in the Committee’s sole discretion, any additional provisions as may be necessary to (A) satisfy the requirements for exemption under Section 409A or (B) satisfy the requirements of Section 409A.

Section 7: Amendment and Termination

The Board of Directors may at any time amend, suspend or terminate the Plan, in whole or in part; provided, however, that, without the approval of the shareowners of the Corporation, no such action shall (i) increase the number of shares of Available Stock as set forth in Section 5 (other than adjustments pursuant to Section 9), (ii) change the class of persons eligible to participate in the Plan, (iii) amend Section 4(a)(v) to allow for accelerated exercisability of Awards of Options described in such clause, (iv) amend Section 4(b)(iv) to allow for accelerated exercisability of Awards of SARs described in such clause, (v) amend the second sentence of Section 4(c) to allow for accelerated lapses of restrictions on Awards of Restricted Stock described in such sentence, (vi) amend the second sentence of Section 4(d) to allow for accelerated payouts of Awards of Restricted Stock Units described in such sentence, (vii) amend the second sentence of Section 4(e) to allow for accelerated payouts of Awards of Performance Units described in such sentence, (viii) amend the second sentence of Section 4(f) to allow for accelerated payouts of Awards of Performance Shares described in such sentence, or (ix) materially increase the benefits accruing to Participants under the Plan, or otherwise be effective to the extent that such approval is necessary to comply with any tax or regulatory requirement applicable to the Plan, including applicable requirements of the New York Stock Exchange; and provided, further, that, subject to Section 9, no such action shall impair the rights of any holder of an Award without the holder’s consent. The Committee may, subject to the Plan, at any time alter or amend any or all Award Agreements to the extent permitted by applicable law; provided, however, that, subject to Section 9, (A) no such alteration or amendment shall impair the rights of any holder of an Award without the holder’s consent and (B) without the approval of the shareowners of the Corporation, no such alteration or amendment shall accelerate (x) the exercisability of an Award of Options or SARs, (y) the lapse of restrictions on an Award of Restricted Stock or (z) the payout of an Award of Restricted Stock Units, Performance Units or Performance Shares, except, in each case described in this clause (B), in the event of death, disability, retirement or a Change of Control. Notwithstanding the foregoing, neither the Board of Directors nor the Committee shall (except pursuant to Section 9) amend the Plan or any Award Agreement to reprice any Option or SAR whose exercise price is above the then Fair Market Value of the Stock subject to the Award, whether by decreasing the exercise price, canceling the Award and granting a substitute Award, repurchasing the Award for cash, or otherwise.

Section 8: Administration

a.	The Plan and all Awards shall be administered by the Committee.

b.

Any member of the Committee who, at the time of any proposed grant of one or more Awards, is not both an “outside director” as defined for purposes of Code Section 162(m) and a “Non-Employee Director” as defined in Rule 16b-3(b)(3)(i) under the Exchange Act shall abstain from and take no part in the Committee’s action on the proposed grant.

c.

The Committee shall have full and complete authority, in its sole and absolute discretion, (i) to exercise all of the powers granted to it under the Plan, (ii) to construe, interpret and implement the Plan and any related document, (iii) to prescribe, amend and rescind rules relating to the Plan, (iv) to make all determinations necessary or advisable in administering the Plan, and (v) to correct any defect, supply any omission and reconcile any inconsistency in the Plan. The actions and determinations of the Committee on all matters relating to the Plan and any Awards will be final and conclusive. The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among Employees or Prospective Employees who receive, or who are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated.

d.

The Committee and others to whom the Committee has delegated such duties shall keep a record of all their proceedings and actions and shall maintain all such books of account, records and other data as shall be necessary for the proper administration of the Plan.

e.	The Corporation shall pay all reasonable expenses of administering the Plan, including but not limited to the payment of professional fees.

f.

It is the intent of the Corporation that the Plan and Awards hereunder satisfy, and be interpreted in a manner that satisfy: (i) in the case of Participants who are or may be Executive Officers, the applicable requirements of Rule 16b-3 under the Exchange Act, so that such persons will be entitled to the benefits of Rule 16b-3, or other exemptive rules under Section 16 of the Exchange Act, and will not be subjected to avoidable liability under Section 16(b) of the Exchange Act; (ii) in the case of Performance Compensation Awards to Covered Employees, the applicable requirements of Code Section 162(m); and (iii) either the requirements for exemption under Section 409A or the requirements of Section 409A. If any provision of the Plan or of any Award Agreement would otherwise frustrate or conflict with the intent expressed in this Section 8(f), that provision to the extent possible shall be interpreted and deemed amended so as to avoid such conflict. To the extent of any remaining irreconcilable conflict with such intent and to the extent legally permitted, such provision shall be deemed void as to the applicable Participant.

g.	The Committee may appoint such accountants, counsel, and other experts as it deems necessary or desirable in connection with the administration of the Plan.

h.

The Committee may delegate, and revoke the delegation of, all or any portion of its authority and powers under the Plan to the Chief Executive Officer of the Corporation, except that the Committee may not delegate any discretionary authority with respect to Awards granted to the Chief Executive Officer of the Corporation or substantive decisions or functions regarding the Plan or Awards to the extent inconsistent with the intent expressed in Section 8(f) or to the extent prohibited by applicable law.

Section 9: Adjustment Provisions

a.

In the event of any change in or affecting the outstanding shares of Stock by reason of a stock dividend or split, merger or consolidation (whether or not the Corporation is a surviving corporation), recapitalization, reorganization, combination or exchange of shares or other similar corporate changes or an extraordinary dividend in cash, securities or other property, the Board of Directors shall make such amendments to the Plan and outstanding Awards and Award Agreements and make such equitable and other adjustments and take such actions thereunder as are applicable under the circumstances. Such equitable adjustments as they relate to outstanding Awards shall be required to ensure that the intrinsic value of each outstanding Award immediately after any of the aforementioned events is equal to the intrinsic value of each outstanding Award immediately prior to any of such aforementioned events. Such amendments, adjustments and actions shall include, without limitation, as applicable, changes in the number of shares of Available Stock, the maximum number of shares of Stock that may be granted or delivered as or in payment of Awards to any single Participant pursuant to the Plan, including those that are then covered by outstanding Awards, the number of shares of Stock subject to outstanding Awards, the Option exercise price under outstanding Options and the SAR grant price under outstanding SARs, and accelerating the vesting of outstanding Awards.

b.

The existence of the Plan and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Board of Directors or the shareowners of the Corporation to make or authorize any adjustment, recapitalization, reorganization or other change in its capital structure, any merger or consolidation of the Corporation, any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Stock or the rights thereof, the dissolution or liquidation of the Corporation or any sale or transfer of all or any part of its assets or business, any dividend of Stock, cash, securities or other property, or any other corporate act or proceeding.

Section 10: Miscellaneous

a.

Change of Control. Except as otherwise determined by the Committee at the time of the grant of an Award, and except as is necessary to satisfy the requirements for exemption under Section 409A or the requirements of Section 409A:

(i)

in the case of all Awards (other than Awards granted to Executive Officers), upon a Change of Control, all outstanding Options and SARs will become vested and exercisable; all restrictions on Restricted Stock will lapse; all performance goals applicable to Awards will be deemed achieved at levels determined by the Committee and all other terms and conditions met; all Performance Units, Restricted Stock Units and Performance Shares will be paid out as promptly as practicable; and all other Awards will be delivered or paid; and

(ii)

in the case of Awards granted to Executive Officers, (x) if (A) a Change of Control occurs, (B) all such Awards that are outstanding are assumed or substituted with comparable awards by the successor corporation in such Change of Control or its parent corporation and (C) within two years of such Change of Control the Executive Officer’s employment is terminated (1) by reason of death or disability, (2) by the Executive Officer for a Change of Control Good Reason or (3) by the Corporation other than for Cause or (y) if (A) a Change of Control occurs and (B) all such Awards that are outstanding are not assumed or substituted with comparable awards by the successor corporation in such Change of Control or its parent corporation, all outstanding Options and SARs (and, in the case of clause (x), any substituted awards of options or stock appreciation rights) will become vested and exercisable; all restrictions on Restricted Stock (and, in the case of clause (x), any substituted awards of restricted stock) will lapse; all performance goals applicable to Awards (and, in the case of clause (x), any substituted awards) will be deemed achieved at levels determined by the Committee and all other terms and conditions met; all Performance Units, Restricted Stock Units and Performance Shares (and, in the case of clause (x), any substituted awards of performance units, restricted stock units or performance shares) will be paid out as promptly as practicable; and all other Awards (and, in the case of clause (x), any other substituted awards) will be delivered or paid.

Notwithstanding the foregoing, in the case of any Award that is subject to and not exempt from Section 409A, any payment of amounts or delivery of shares under such Awards will be paid promptly and in any event within ninety (90) days of such Change of Control in the case of subclauses (i) and (ii)(y) above and within ninety (90) days of the Participant’s Separation from Service in the case of clause (ii)(x) above.

b.

Nonassignability. Except as otherwise provided by the Committee, no Award shall be assignable or transferable except by will or by the laws of descent and distribution; provided, however, that under no circumstances shall an Award be transferrable for value or consideration to the Participant.

c.

Other Payments or Awards. Nothing contained in the Plan shall be deemed in any way to limit or restrict the Corporation or a Subsidiary from making any award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

d.

Payments to Other Persons. If payments are legally required to be made to any person other than the person to whom any payment is provided to be made under the Plan, then payments shall be made accordingly; provided however, to the extent that such payments would cause an Award to fail to satisfy the requirements for exemption under Section 409A or the requirements of Section 409A, the Committee may determine in its sole discretion not to make such payments in such manner. Any such payment shall be a complete discharge of the liability hereunder.

e.

Unfunded Plan. The Plan shall be unfunded. No provision of the Plan or any Award Agreement shall require the Corporation or a Subsidiary, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Corporation or a Subsidiary maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the Plan other than as unsecured general creditors of the Corporation or a Subsidiary, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees under generally applicable law.

f.

Limits of Liability. Any liability of the Corporation or a Subsidiary to any Participant with respect to an Award shall be based solely upon contractual obligations created by the Plan and the Award Agreement related thereto. Neither the Corporation or its Subsidiaries, nor any member of the Board of Directors or of the Committee, nor any other person participating in any determination of any question under the Plan, or in the interpretation, administration or application of the Plan, shall have any liability to any party for any action taken, or not taken, in good faith under the Plan.

g.

Rights of Employees and Prospective Employees. Status as an eligible Employee or Prospective Employee shall not be construed as a commitment that any Award shall be made under the Plan to such eligible Employee or Prospective Employee or to eligible Employees or Prospective Employees generally. Nothing contained in the Plan or in any Award Agreement shall confer upon any Employee or Prospective Employee any right to continue in the employ or other service of the Corporation or a Subsidiary or constitute any contract of employment or limit in any way the right of the Corporation or a Subsidiary to change such person’s compensation or other benefits or to terminate the employment or other service of such person with or without cause. A transfer of an Employee from the Corporation to a Subsidiary, or vice versa, or from one Subsidiary to another, and a leave of absence, duly authorized by the Corporation, shall not be deemed a termination of employment or other service; provided, however, that, to the extent that Section 409A is applicable to an Award, Section 409A’s definition of “separation of service”, to the extent contradictory, may apply to determine when a Participant becomes entitled to a distribution upon termination of employment.

h.

Rights as a Shareowner. Except as set forth in the applicable Award Agreement for shares of Restricted Stock, a Participant shall have no dividend or other rights as a shareowner with respect to any Stock covered by an Award until the date the Participant becomes the holder of record thereof. Except as provided in Section 9, no adjustment shall be made for dividends or other rights, unless the Award Agreement specifically requires such adjustment.

i.

Withholding. Applicable taxes, to the extent required by law, shall be withheld in respect of all Awards. A Participant may satisfy the withholding obligation by paying the amount of any taxes in cash or, with the approval of the Committee, shares of Stock may be delivered to the Corporation or deducted from the payment to satisfy the obligation in full or in part. The amount of the withholding and the number of shares of Stock to be delivered to the Corporation or deducted in satisfaction of the withholding requirement shall be determined by the Corporation with reference to the Fair Market Value of the Stock when the withholding is required to be made; provided, however, that the amount of withholding to be paid in respect of Options exercised through the cashless method in which shares of Stock for which the Options are exercised are immediately sold may be determined by reference to the price at which said shares are sold. The Corporation shall have no obligation to deliver any Stock pursuant to the grant or settlement of any Award until it has been reimbursed for all required withholding taxes.

j.

Section Headings. The section headings contained herein are for the purpose of convenience only, and in the event of any conflict, the text of the Plan, rather than the section headings, shall control.

k.

Construction. In interpreting the Plan, the masculine gender shall include the feminine, the neuter gender shall include the masculine or feminine, and the singular shall include the plural unless the context clearly indicates otherwise. Any reference to a statutory provision or a rule under a statute shall be deemed a reference to that provision or any successor provision unless the context clearly indicates otherwise.

l.

Invalidity. If any term or provision contained herein or in any Award Agreement shall to any extent be invalid or unenforceable, such term or provision will be reformed so that it is valid, and such invalidity or unenforceability shall not affect any other provision or part thereof.

m.

Applicable Law. The Plan, the Award Agreements and all actions taken hereunder or thereunder shall be governed by, and construed in accordance with, the laws of the State of Delaware without regard to the conflict of law principles thereof.

n.

Compliance with Laws. Notwithstanding anything contained in the Plan or in any Award Agreement to the contrary, the Corporation shall not be required to sell, issue or deliver shares of Stock hereunder or thereunder if the sale, issuance or delivery thereof would constitute a violation by the Participant or the Corporation of any provisions of any law or regulation of any governmental authority or any national securities exchange; and as a condition of any sale or issuance the Corporation may require such agreements or undertakings, if any, as the Corporation may deem necessary or advisable to assure compliance with any such law or regulation.

o.

Supplementary Plans. The Committee may authorize supplementary plans applicable to Employees or Prospective Employees subject to the tax laws of one or more countries other than the United States and providing for the grant of Non-Qualified Stock Options, SARs, Restricted Stock, Restricted Stock Units, Performance Units or Performance Shares to such Employees or Prospective Employees on terms and conditions, consistent with the Plan, determined by the Committee, which may differ from the terms and conditions of other Awards pursuant to the Plan for the purpose of complying with the conditions for qualification of Awards for favorable treatment under foreign tax laws. Notwithstanding any other provision hereof, Options granted under any supplementary plan shall include provisions that conform with Sections 4(a)(i), (ii), (iii) and (v); SARs granted under any supplementary plan shall include provisions that conform with Section 4(b); Restricted Stock granted under any supplementary plan shall include provisions that conform with Section 4(c); Restricted Stock Units granted under any supplementary plan shall include provisions that conform with Section 4(d); Performance Units granted under any supplementary plan shall include provisions that conform with Section 4(e) and Performance Shares granted under any supplementary plan shall include provisions that conform with Section 4(f).

p.

Effective Date and Term. The Plan was adopted by the Board of Directors on November 2, 2011 and will become effective upon approval by the Corporation’s shareowners. The Plan shall remain in effect until all Awards under the Plan have been exercised or terminated under the terms of the Plan and applicable Award Agreements; provided, however, that Awards under the Plan may be granted only within ten (10) years from the effective date of the Plan.

ADMISSION TO THE 2012 ANNUAL MEETING

You will need an admission card (or other proof of stock ownership) and proper identification for admission to the Annual Meeting of Shareowners in Milwaukee, Wisconsin on February 7, 2012. If you plan to attend the Annual Meeting, please be sure to request an admittance card by:

•	marking the appropriate box on the proxy card and mailing the card using the enclosed envelope;

•	indicating your desire to attend the meeting through our Internet voting procedure; or

•	calling our Shareowner Relations line at +1-414-382-8410.

An admission card will be mailed to you if:

•	your Rockwell Automation shares are registered in your name; or

•

your Rockwell Automation shares are held in the name of a broker or other nominee and you provide written evidence of your stock ownership as of the December 12, 2011 record date, such as a brokerage statement or letter from your broker.

Your admission card will serve as verification of your ownership.

ROCKWELL AUTOMATION, INC. 1201 SOUTH SECOND STREET MILWAUKEE, WI 53204

VOTE BY INTERNET—www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on February 5, 2012. Have your direction card in hand when you access the web site and follow the instructions to obtain your records and create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE—1-800-690-6903 (toll-free for US and Canada Shareowners only)

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on February 5, 2012. Have your direction card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your direction card and return it in the postage-paid envelope we have provided or return it to Rockwell Automation, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 by February 2, 2012.

NOTE: If you transmit your voting instructions by Internet or telephone, you DO NOT NEED TO MAIL BACK your direction card. Your Internet or telephone instructions will authorize the trustee in the same manner as if you returned a signed direction card.

THANK YOU FOR VOTING

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M39782-P18364-Z56776 KEEP THIS PORTION FOR YOUR RECORDS

THIS DIRECTION CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

ROCKWELL AUTOMATION, INC. For Withhold For All

The Board of Directors recommends a vote FOR All All Except

each of the Nominees listed below.

Vote on Directors

To elect as directors of Rockwell Automation, Inc. the nominees listed below:

Nominees:

01) Betty C. Alewine

02) Verne G. Istock

03) David B. Speer

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

The Board of Directors recommends a vote FOR proposals B, C and D.

Vote on Proposals

To approve the selection of Deloitte & Touche LLP as the Corporation’s independent registered public accounting fi rm.

To approve the Corporation’s 2012 Long-Term Incentives Plan.

To approve on an advisory basis the compensation of the Corporation’s named executive officers.

In their discretion, the proxies are authorized to vote upon matters incident to the conduct of and such other business as may properly come before the meeting.

For Against Abstain

For address changes and/or comments, please check this box and write them on the back where indicated.

Please indicate if you plan to attend this meeting.

Yes No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

ROCKWELL AUTOMATION, INC.

ANNUAL MEETING OF SHAREOWNERS

TUESDAY, FEBRUARY 7, 2012

5:30 PM CST

ROCKWELL AUTOMATION, INC. 1201 SOUTH SECOND STREET MILWAUKEE, WI 53204

YOUR VOTE IS IMPORTANT!

YOU CAN VOTE BY INTERNET, TELEPHONE OR MAIL. SEE THE

INSTRUCTIONS ON THE OTHER SIDE OF THIS DIRECTION CARD.

IF YOU DID NOT RECEIVE PAPER COPIES OF THE ROCKWELL AUTOMATION

NOTICE AND PROXY STATEMENT AND ANNUAL REPORT BECAUSE YOU

CONSENTED TO VIEW THEM ON THE

INTERNET, GO TO THE FOLLOWING INTERNET ADDRESS:

NOTICE AND PROXY STATEMENT AND ANNUAL REPORT: www.ProxyVote.com

FOLD AND DETACH HERE

[GRAPHIC APPEARS HERE]

M39783-P18364-Z56776

DIRECTION CARD

ROCKWELL AUTOMATION, INC.

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

TO: FIDELITY MANAGEMENT TRUST COMPANY, TRUSTEE,

BANCO POPULAR DE PUERTO RICO, TRUSTEE AND

COMPUTERSHARE TRUST COMPANY, TRUSTEE

You are hereby directed to vote, with respect to the proposals listed on the other side of this Direction Card, the number of shares of Rockwell Automation common stock held for this account in the savings plans of Rockwell Automation, Inc. (Rockwell Automation Retirement Savings Plan and Rockwell Automation 1165(e) Plan) and/or the United Space Alliance Employee Stock Purchase Plan at the Annual Meeting of Shareowners of Rockwell Automation, Inc. to be held at Rockwell Automation Headquarters, 1201 South Second Street, Milwaukee, Wisconsin, on February 7, 2012, and at any postponement or adjournment thereof, as follows:

TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS, CHECK THE BOXES “FOR” PROPOSALS A, B, C AND D, THEN SIGN, DATE AND RETURN THIS CARD BY FEBRUARY 2, 2012.

If you do not provide voting directions by February 2, 2012 the shares attributable to this account in savings plans of Rockwell Automation or the United Space Alliance Employee Stock Purchase Plan will not be voted.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

If you do not check the comments box on the reverse side, we will not receive your comments.

(continued and to be dated and signed on the other side)

ROCKWELL AUTOMATION, INC. 1201 SOUTH SECOND STREET MILWAUKEE, WI 53204

VOTE BY INTERNET—www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on February 6, 2012. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE—1-800-690-6903 (toll-free for US and Canada Shareowners only)

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on February 6, 2012. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Rockwell Automation, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 by February 2, 2012.

NOTE: If you transmit your voting instructions by Internet or telephone, you DO NOT NEED TO MAIL BACK your proxy card. Your Internet or telephone instructions will authorize the trustee in the same manner as if you returned a signed proxy card.

THANK YOU FOR VOTING

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M39784-P18364-Z56776 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

ROCKWELL AUTOMATION, INC. For Withhold For All

The Board of Directors recommends a vote FOR All All Except

each of the Nominees listed below.

Vote on Directors

To elect as directors of Rockwell Automation, Inc. the nominees listed below:

Nominees:

01) Betty C. Alewine

02) Verne G. Istock

03) David B. Speer

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

The Board of Directors recommends a vote FOR proposals B, C and D.

Vote on Proposals

To approve the selection of Deloitte & Touche LLP as the Corporation’s independent registered public accounting fi rm.

To approve the Corporation’s 2012 Long-Term Incentives Plan.

To approve on an advisory basis the compensation of the Corporation’s named executive officers.

In their discretion, the proxies are authorized to vote upon matters incident to the conduct of and such other business as may properly come before the meeting.

For Against Abstain

For address changes and/or comments, please check this box and write them on the back where indicated.

Please indicate if you plan to attend this meeting. Yes No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

ROCKWELL AUTOMATION, INC.

ANNUAL MEETING OF SHAREOWNERS

TUESDAY, FEBRUARY 7, 2012

5:30 PM CST

ROCKWELL AUTOMATION, INC. 1201 SOUTH SECOND STREET MILWAUKEE, WI 53204

YOUR VOTE IS IMPORTANT!

YOU CAN VOTE BY INTERNET, TELEPHONE OR MAIL. SEE THE

INSTRUCTIONS ON THE OTHER SIDE OF THIS PROXY CARD.

IF YOU DID NOT RECEIVE PAPER COPIES OF THE ROCKWELL AUTOMATION

NOTICE AND PROXY STATEMENT AND ANNUAL REPORT BECAUSE YOU

CONSENTED TO VIEW THEM ON THE

INTERNET, GO TO THE FOLLOWING INTERNET ADDRESS:

NOTICE AND PROXY STATEMENT AND ANNUAL REPORT: www.ProxyVote.com

FOLD AND DETACH HERE

M39785-P18364-Z56776

PROXY CARD

ROCKWELL AUTOMATION, INC.

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Donald R. Parfet, William T. McCormick, Jr. and Douglas M. Hagerman, jointly and severally, proxies, with full power of substitution, to vote shares of common stock which the undersigned is entitled to vote at the Annual Meeting of Shareowners to be held at Rockwell Automation, Inc., 1201 South Second Street, Milwaukee, Wisconsin, on February 7, 2012 or any postponement or adjournment thereof. SUCH PROXIES ARE DIRECTED TO VOTE AS SPECIFIED OR, IF NO SPECIFICATION IS MADE, “FOR” THE ELECTION OF THE NOMINEES PROPOSED FOR ELECTION AS DIRECTORS, “FOR” PROPOSALS B, C and D, AND TO VOTE IN ACCORDANCE WITH THEIR DISCRETION ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS, JUST SIGN AND DATE; NO BOXES NEED TO BE CHECKED.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

If you do not check the comments box on the reverse side, we will not receive your comments.

(continued and to be dated and signed on the other side)